 As filed with the Securities and Exchange Commission on October 14, 2021.

Registration No. 333-[____]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Bitwise Bitcoin ETP Trust

(Exact name of registrant as specified in its charter)

Delaware	83-6613214
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Bitwise Investment Advisers, LLC
300 Brannan Street, Suite 201
San Francisco, California 94107
(800) 778-7879
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices and for service of process purposes)

Copies to:
Kathleen H. Moriarty, Esq.
Chapman and Cutler LLP

1270 Avenue of the Americas, 30th Fl

New York, NY 10020

(212) 655-2521

Rob H. Rosenblum, Esq.

Wilson Sonsini

1700 K St NW

Washington, DC 20006

(202) 973-8808

Katherine Dowling, Esq.
Bitwise Investment Advisers, LLC
300 Brannan Street, Suite 201
San Francisco, California 94107

(800) 778-7879

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Bitwise Bitcoin ETP Trust	1,000	$25	$25,000	$2.32

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(d) under the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus dated October 14, 2021

PRELIMINARY PROSPECTUS

[_] Shares

Bitwise Bitcoin ETP Trust

The Bitwise Bitcoin ETP Trust (the “Trust”) is an exchange-traded product that issues common shares of beneficial interest (“Shares”) that are listed on the NYSE Arca, Inc. (the “Exchange”) under the ticker symbol “[Ticker].” The Trust’s investment objective is to seek to provide exposure to the value of bitcoin held by the Trust, less the expenses of the Trust’s operations. In seeking to achieve its investment objective, the Trust will hold bitcoin and establish its net asset value by reference to the CF Bitcoin-Dollar US Settlement Price (“CME US Reference Rate”), a standardized reference rate published by the CME Group. The Trust is sponsored and managed by Bitwise Investment Advisers, LLC (the “Sponsor”). All bitcoin will be held at a third-party custodian that carries insurance and is regulated as a limited purpose trust company under New York state law.

In the ordinary course of operation, the Trust will not purchase or sell bitcoin directly. Instead, when it sells or redeems its Shares, it will do so in “in-kind” transactions in blocks of 25,000 Shares at the Trust’s net asset value per Share and only in transactions with financial firms that are authorized to purchase or redeem Shares with the Trust (each, an “Authorized Participant”). An Authorized Participant will deliver, or cause to be delivered, bitcoin to the Trust when it purchases Shares from the Trust, and the Trust will deliver bitcoin to an Authorized Participant, or its designee, when it redeems Shares with the Trust. The initial Authorized Participant is expected to be [Name of Initial Authorized Participant]. Authorized Participants, and their customers, may then, in turn, offer Shares to the public at prices that depend on various factors, including the supply and demand for Shares, the value of the Trust’s assets, and market conditions at the time of a transaction. Investors who buy or sell Shares during the day from their broker may do so at a premium or discount relative to the net asset value of the Shares.

Investors who decide to buy or sell Shares of the Trust will place their trade orders through their brokers and may incur customary brokerage commissions and charges. Prior to this offering, there has been no public market for the Shares. Investing in the Trust involves risks similar to those involved with an investment directly in bitcoin and other significant risks. See “RISK FACTORS” beginning on page [9].

The offering of the Shares is registered with the U.S. Securities and Exchange Commission (“SEC”) in accordance with the Securities Act of 1933. The offering is intended to be a continuous offering. The Trust is not a fund registered or subject to regulation under the Investment Company Act of 1940. The Trust is not a commodity pool for purposes of the Commodity Exchange Act of 1936, and the Sponsor is not subject to regulation by the Commodity Futures Trading Commission as a commodity pool operator or a commodity trading advisor.

AN INVESTMENT IN THE TRUST MAY NOT BE SUITABLE FOR INVESTORS THAT ARE NOT IN A POSITION TO ACCEPT MORE RISK THAN MAY BE INVOLVED WITH OTHER EXCHANGE-TRADED PRODUCTS THAT DO NOT HOLD BITCOIN OR INTERESTS RELATED TO BITCOIN. THE SHARES ARE SPECULATIVE SECURITIES. THEIR PURCHASE INVOLVES A HIGH DEGREE OF RISK AND YOU COULD LOSE YOUR ENTIRE INVESTMENT. YOU SHOULD CONSIDER ALL RISK FACTORS BEFORE INVESTING IN THE TRUST. PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE [9].

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is [DATE], 2021

TABLE OF CONTENTS

This Prospectus contains information you should consider when making an investment decision about the Shares. You may rely on the information contained in this Prospectus. The Trust and the Sponsor have not authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The Shares are not registered for public sale in any jurisdiction other than the United States.

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and within the Private Securities Litigation Reform Act of 1995. These forward-looking statements may relate to the Trust’s financial conditions, results of operations, plans, objectives, future performance and business. Statements preceded by, followed by or that include words such as “may,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or similar expressions are intended to identify some of the forward-looking statements. All statements (other than statements of historical fact) included in this prospectus that address activities, events or developments that will or may occur in the future, including such matters as changes in commodity prices and market conditions (for bitcoin and the Shares), the Trust’s operations, the Sponsor’s plans and references to the Trust’s future success and other similar matters are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances.

Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions is subject to a number of risks and uncertainties, including:

●	the special considerations discussed in this Prospectus;

●	general economic, market and business conditions;

●	technology developments regarding the use of Bitcoin and other digital assets, including the systems used by the Sponsor and the Trust’s custodian in their provision of services to the Trust;

●	changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies; and

●	other world economic and political developments, including, without limitation, global pandemics and the societal and government responses thereto.

See “Risk Factors.” Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of the Shares. Neither the Trust nor the Sponsor is under a duty to update any of the forward-looking statements to conform such statements to actual results or to reflect a change in the Sponsor’s expectations or predictions.

EMERGING GROWTH COMPANY STATUS

The Trust is an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act (the “JOBS Act”) and, as such, may elect to comply with certain reduced reporting requirements. For as long as the Trust is an emerging growth company, unlike other public companies, it will not be required to:

●	provide an auditor’s attestation report on management’s assessment of the effectiveness of its system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002;

●	comply with any new requirements adopted by the Public Company Accounting Oversight Board (“PCAOB”) requiring mandatory auditor rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer;

●	comply with any new audit rules adopted by the PCAOB after April 5, 2012, unless the Securities and Exchange Commission determines otherwise;

●	provide certain disclosure regarding executive compensation required of larger public companies; or

●	obtain shareholder approval of any golden parachute payments not previously approved.

The Trust will cease to be an “emerging growth company” upon the earliest of (i) when it has $1.0 billion or more in annual revenues; (ii) when it is deemed to be a large accelerated filer under Rule 12b-2 promulgated pursuant to the Securities Exchange Act of 1934; (iii) when it issues more than $1.0 billion of non-convertible debt over a three-year period; or (iv) the last day of the fiscal year following the fifth anniversary of its initial public offering.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933 for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies; however, the Trust is choosing to “opt out” of such extended transition period, and as a result, the Trust will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that the Trust’s decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Prospectus Summary

This is only a summary of the prospectus and, while it contains material information about the Trust and its Shares, it does not contain or summarize all of the information about the Trust and the Shares contained in this prospectus that is material and/or which may be important to you. You should read this entire prospectus before making an investment decision about the Shares. For a glossary of defined terms, see Appendix A.

As used below, Bitcoin with an uppercase “B” is used to describe the software and network system as a whole that is involved in maintaining the ledger of bitcoin ownership and facilitating the transfer of bitcoin among parties. When referring to the cryptocurrency within and native to the Bitcoin network, bitcoin is written with a lower case “b.” This prospectus uses the terms “cryptocurrency” and “digital asset” to describe assets such as bitcoin. For more information on such terms, see the glossary.

Overview of the Trust

The Bitwise Bitcoin ETP Trust (the “Trust”) is an exchange-traded product that issues common shares of beneficial interest (“Shares”) that are listed on the NYSE Arca, Inc. (the “Exchange”) under the ticker symbol “[Ticker].” The Trust’s investment objective is to seek to provide exposure to the value of bitcoin held by the Trust, less the expenses of the Trust’s operations. In seeking to achieve its investment objective, the Trust will hold bitcoin and establish its net asset value with reference to the CF Bitcoin-Dollar US Settlement Price (“CME US Reference Rate”). The Trust is sponsored and managed by Bitwise Investment Advisers, LLC (the “Sponsor”).

Bitcoin is a relatively new digital asset with the potential to provide a globally exchangeable unit of value that can be transferred on a peer-to-peer basis. Bitcoin is decentralized, meaning that the supply of bitcoin is not determined by a central government, but rather by software protocols that limit both the total amount of bitcoin that will be produced and the rate at which such bitcoin are released into the network. In addition, the official ledger or record of who owns what bitcoin is not maintained by any central entity, but rather, is maintained by multiple different independent computers and entities simultaneously. Bitcoin have certain features associated with several types of assets, most notably commodities and currencies. U.S. regulators have made limited pronouncements regarding the treatment of bitcoin and the Bitcoin network under federal and state laws; however, the Sponsor believes that, on balance, the important features of bitcoin and other digital assets are those that are characteristics of commodities and therefore has referred to and discussed these assets as such. This interpretation is supported by regulatory actions and court determinations that regard bitcoin as a commodity under the Commodity Exchange Act of 1936 (the “Commodity Exchange Act”) and the Commodity Futures Trading Commission (“CFTC”) regulations thereunder. In addition, the Sponsor is not aware of any current U.S. court or regulatory interpretation that regards bitcoin as either legal tender – although it may be used as a medium of exchange or form of money – or a security. It is not known whether all U.S. or foreign regulators or courts will share this view, adopt a single, different view or espouse a variety of differing views.

As bitcoin remains a relatively new asset, buying, holding and selling bitcoin is very different than buying, holding and selling more conventional investments like stocks and bonds or other physical commodities. For example, bitcoin generally may be acquired through the process of “mining,” purchased or received as consideration in a private transaction, or purchased on a digital asset trading platform. Private transactions may be difficult to arrange, and involve complex and potentially risky procedures around safekeeping, transferring and holding the bitcoin. Meanwhile there are also currently over 200 digital asset trading platforms from which to choose, the quality and regulation of which varies significantly. Purchasing bitcoin on a trading platform generally requires choosing a platform, opening an account, and transferring money or a different digital asset to the trading platform in order to purchase the bitcoin. Some trading platforms have been “hacked,” resulting in significant losses to the platform or its users.

The Trust provides direct exposure to the value of bitcoin held by the Trust with [Bitcoin Custodian], a third party custodian that is a [limited purpose trust company (the “Bitcoin Custodian”) that is chartered and regulated by the New York State Department of Financial Services (“NYSDFS”).] The net assets of the Trust and its Shares are valued on a daily basis with reference to the CME US Reference Rate, a standardized reference rate published by the CME Group. The Trust provides investors with the opportunity to access the market for bitcoin through a traditional brokerage account without the potential barriers to entry or risks involved with acquiring and holding bitcoin directly. The Trust will custody its bitcoin with the Bitcoin Custodian, a third-party custodian that carries insurance and is regulated as a trust company under New York state law. The Trust will not use derivatives that could subject the Trust to additional counterparty and credit risks. The Sponsor believes that the design of the Trust will enable certain investors to more effectively and efficiently implement strategic and tactical asset allocation strategies that use bitcoin by investing in the Shares rather than purchasing, holding and trading bitcoin directly.

Bitcoin and the Bitcoin Network

Bitcoin is based on the decentralized, open source protocol of a peer-to-peer network (the “Bitcoin network”) first described in 2008 and launched in 2009. No single entity owns or administers the Bitcoin network, and bitcoin are not issued by governments, banks or similar organizations. The infrastructure of the Bitcoin network is collectively maintained by a decentralized user base and developers who donate their time to maintain and improve the network. The Bitcoin network is accessed through software, and software protocols govern the creation, movement, and ownership of bitcoin, as reflected on the distributed ledger of transactions known as the “Blockchain.” The value of bitcoin is determined, in part, by the supply of, and demand for, bitcoin in global trading markets, market expectations for the adoption of bitcoin as a decentralized store of value, the number of merchants and/or institutions that accept bitcoin as a form of payment and the volume of private end-user-to-end-user transactions.

Bitcoin transaction and ownership records are reflected on the Blockchain, which is a digital public record or ledger of all transactions completed on the Bitcoin network. This ledger is decentralized, meaning that a copy is stored and updated continuously on the computers of each Bitcoin network node (a node is a computer or other device running a version of the Bitcoin network software that maintains a copy of the Blockchain and directly communicates transactions to other nodes on the Bitcoin network). Commentators have identified Bitcoin’s primary innovation as the ability to trust that the Blockchain is updated properly for each node without having to trust any single party to ensure the integrity of the ledger or the network. Transaction data is permanently recorded on the Blockchain in files called “blocks,” which reflect transactions that have been recorded and authenticated by Bitcoin network participants. The Bitcoin network software includes protocols that govern the creation of bitcoin and the cryptographic system that secures and verifies bitcoin transactions. By operating Bitcoin network software, users agree to and contribute to consensus around such software protocols.

While the Bitcoin network and trading markets for bitcoin are still new, the Sponsor believe that various objective factors indicate that the Bitcoin ecosystem has matured, including, without limitation, the following:

●	increased certainty regarding the regulation of the Bitcoin network and the uses thereof;

●	the launch of futures contracts for bitcoin (“Bitcoin Futures”) on major, established and regulated commodity futures exchanges in the United States (“U.S.”);

●	the subsequent growth of significant trading volume in Bitcoin Futures;

●	increased participation by institutional investors;

●	the arrival of major, established market makers that rely on sophisticated and technologically enabled trading systems to arbitrage bitcoin price discrepancies that may appear between different trading platforms;

●	the development of a robust bitcoin lending market;

●	a significant expansion in the availability of institutional-quality custody services from regulated third-party custodians; and

●	the advent and increasing ubiquity of significant insurance on custodied assets held at third-party custodians.

The Sponsor believe that these factors have combined to improve the efficiency of the bitcoin market, creating a dynamic, institutional-quality, two-sided market (discussed below). For more information on bitcoin and the Bitcoin network, see “Bitcoin, Bitcoin Market, Bitcoin Exchanges and Regulation of Bitcoin” below.

The Trust’s Investment Objective and Strategies

The Trust’s investment objective is to seek to provide exposure to the value of bitcoin held by the Trust, less the expenses of the Trust’s operations. In seeking to achieve its investment objective, the Trust will hold bitcoin, process all creations and redemptions in-kind, and accrue the Sponsor’s management fee solely in bitcoin. The Trust will value its net assets and the Shares daily based on the CME US Reference Rate.

Although the Shares are not be the exact equivalent of a direct investment in bitcoin, they provide investors with an alternative that constitutes a relatively cost-effective way to obtain bitcoin exposure through the securities market. As of [date], 2021, each Share represents approximately 0.[___] bitcoin. Over time, the amount of bitcoin represented by each Share will be reduced as the Trust pays the Sponsor’s management fee and any extraordinary expenses not assumed by the Sponsor. The Sponsor’s management fee is expected to be the Trust’s only regular expense.

In the ordinary course of operation, the Trust will not purchase or sell bitcoin directly. Instead, when it sells or redeems its Shares, it will do so in “in-kind” transactions and only with financial firms that are authorized to purchase or redeem Shares with the Trust (known as “Authorized Participants”). An Authorized Participant will deliver, or cause to be delivered, bitcoin to the Trust in exchange for Shares when it purchases Shares, and the Trust will deliver bitcoin to an Authorized Participant, or its designee, when it redeems Shares from the Trust. All bitcoin will be held by the Bitcoin Custodian. The Bank of New York Mellon (“BNY Mellon”) will facilitate the processing of purchase and sale orders in Creation Units (as defined below) from the Trust (in such capacity, the “Transfer Agent”).

The CME US Reference Rate

The CME US Reference Rate was designed to provide a daily, 4:00 p.m. New York time reference rate of the U.S. Dollar price of one bitcoin that may be used to develop financial products. The CME US Reference Rate uses the same methodology as the CME CF Bitcoin Reference Rate, which was designed by the CME Group and CF Benchmarks Ltd. to facilitate the cash settlement of Bitcoin Futures traded on the Chicago Mercantile Exchange. The only material difference between the reference rates is that the CME CF Bitcoin Reference Rate measures the U.S. Dollar price of one bitcoin as of 4:00 p.m. London time. The CME Group also publishes the CME CF Bitcoin Real Time Index (the “CME Real Time Price”), which is a continuous measure of the U.S. Dollar price of one bitcoin calculated once per second. Each of the CME US Reference Rate, CME CF Bitcoin Reference Rate and the CME Real Time Price are representative of the bitcoin trading activity on constituent trading platforms, which include, as of the date of this Prospectus, Bitstamp, Coinbase Pro (formerly known as GDAX), Gemini, itBit and Kraken (the “Constituent Platforms”). For more information on the CME US Reference Rate, CME CF Bitcoin Reference Rate and CME Real Time Price, see “The Trust and Bitcoin Prices” below.

The Trust’s uses the CME US Reference Rate to calculate its daily net asset value (“NAV”), and it utilizes the CME Real Time Price to calculate an Indicative Trust Value (“ITV”). The ITV is intended to provide additional information not otherwise available to the public that may be useful to investors and market professionals in connection with the trading of the Shares on the Exchange. It is calculated by using the prior day’s holdings at close of business and the most recently reported price level of the CME Bitcoin Real Time Price as reported by Bloomberg, L.P. or another reporting service, or another price of bitcoin derived from updated bids and offers indicative of the spot price of bitcoin. The ITV will be disseminated on a per Share basis every 15 seconds during regular Exchange trading hours of 9:30 a.m. to 4:00 p.m. New York time.

The Trust’s Legal Structure

The Trust is a Delaware statutory trust, formed pursuant to the Delaware Statutory Trust Act. The Trust continuously issues common shares representing units of undivided beneficial ownership of the Trust that may be purchased and sold on the Exchange. The Trust operates pursuant to the [First] Amended and Restated Declaration of Trust and Trust Agreement (the “Trust Agreement”), dated as of [___], 2021. Delaware Trust Company, a Delaware trust company, is the Delaware trustee of the Trust (the “Trustee”). The Trust is managed and controlled by the Sponsor pursuant to the terms of the Trust Agreement [and the Sponsor Agreement, dated as of [__], 2021 between the Trust and the Sponsor]. The Sponsor is a limited liability company formed in the state of Delaware on June 4, 2018.

The Trust’s Service Providers

The Sponsor

Bitwise Investment Advisers LLC serves as the Sponsor. It arranged for the creation of the Trust and is responsible for the ongoing registration of the Shares for their public offering in the U.S. and the listing of Shares on the Exchange. The Sponsor will develop a marketing plan for the Trust, will prepare marketing materials regarding the Shares, and will exercise the marketing plan of the Trust on an ongoing basis. The Sponsor oversees the additional service providers of the Trust and exercises managerial control of the Trust as permitted under the Trust Agreement. The Sponsor has agreed to pay all operating expenses (except for litigation expenses and other extraordinary expenses) out of the Sponsor’s unified management fee.

The Trustee

Delaware Trust Company serves as the Trustee, as required to create a Delaware statutory trust in accordance with the Trust Agreement and the Delaware Statutory Trust Act.

The Administrator

BNY Mellon serves as the Trust’s administrator (in such capacity, the “Administrator”). Under the Trust Administration and Accounting Agreement, the Administrator provides necessary administrative, tax and accounting services and financial reporting for the maintenance and operations of the Trust. In addition, the Administrator makes available the office space, equipment, personnel and facilities required to provide such services.

The Transfer Agent

BNY Mellon serves as the transfer agent for the Trust (in such capacity, the “Transfer Agent”). The Transfer Agent: (1) issues and redeems Shares of the Trust; (2) responds to correspondence by Shareholders and others relating to its duties; (3) maintains Shareholder accounts; and (4) makes periodic reports to the Trust.

The Bitcoin Custodian

[_______________] serves as the Trust’s Bitcoin Custodian pursuant to an agreement between it and the Trust (the “Bitcoin Custody Agreement”). Under the Bitcoin Custody Agreement, the Bitcoin Custodian is responsible for safekeeping the bitcoin owned by the Trust. The Bitcoin Custodian was selected by the Sponsor. The Bitcoin Custodian has responsibility for opening a special account that holds the Trust’s bitcoin (the “Trust Bitcoin Account”) and implementing the controls designed by the Sponsor for each account, as well as facilitating the transfer of bitcoin required for the operation of the Trust. The Bitcoin Custodian will also enter into an agreement with the Sponsor to open a custody account to receive payment of the Sponsor’s management fee (the “Sponsor Bitcoin Account”).

The Marketing Agent

[_______________] (the “Marketing Agent”) is responsible for: (1) working with the Transfer Agent to review and approve, or reject, purchase and redemption orders of Shares placed by Authorized Participants with the Transfer Agent; and (2) reviewing and approving the marketing materials prepared by the Trust for compliance with applicable U.S. Securities and Exchange Commission (“SEC”) and Financial Industry Regulatory Authority (“FINRA”) advertising laws, rules, and regulations.

The Trust’s Fees and Expenses

The Trust’s only ordinary recurring expense is expected to be the Sponsor’s management fee, which will be paid in bitcoin. The Sponsor’s management accrues daily at an annualized rate equal to [to be provided by subsequent amendment] of the adjusted net asset value of the Trust and is payable monthly in arrears. The Sponsor, from time to time, may temporarily waive all or a portion of the Sponsor’s Fee at its discretion for a stated period of time. Presently, the Sponsor does not intend to waive any of its fee.

In exchange for the management fee, the Sponsor has agreed to assume and pay the normal operating expenses of the Trust, which include the Trustee’s monthly fee and out-of-pocket expenses, the fees of the Trust’s regular service providers, Exchange listing fees, SEC registration fees, printing and mailing costs, audit fees and ordinary legal expenses. To pay for expenses not assumed by the Sponsor (including, without limitation, litigation expenses and any indemnification obligations under the Trust’s service provider agreements), the Trustee may directly sell or transfer to an agent of the Shareholders to sell the bitcoin of the Trust as necessary to pay such expenses.

Custody of the Trust’s Assets

Pursuant to the Bitcoin Custody Agreement, the Bitcoin Custodian holds the Trust’s bitcoin in the Trust Bitcoin Account, a dedicated custody account in the name of the Trust. Custody and possession of bitcoin are different from that of traditional assets. Bitcoin are recorded, transferred and possessed on the shared public ledger of the Bitcoin network, through allocation of such bitcoin to public addresses. To access and control bitcoin on the Blockchain, a user must possess the private key that is mathematically linked to the public address holding bitcoin, and sign a digital message that cryptographically proves the user’s possession. As a result, custody of bitcoin is maintained by securing the private key relating to such bitcoin.

The Bitcoin Custodian will keep the private keys associated with the Trust’s bitcoin secure using technological and physical security methods. As of the date of this Prospectus, the security employed by the Bitcoin Custodian includes “cold storage” or a similar safeguarding method with multiple layers of protections and protocols, by which the private keys corresponding to the Trust’s bitcoin are generated and stored in an offline manner. In a cold storage system, private keys are typically generated using specially designated computers that are not connected to the internet and maintained in secure environments to reduce the likelihood that such computers may be accessed by unauthorized persons. In many cases, those private keys are subject to further security measures including biometric, physical and operational security measures. The Sponsor anticipates that the Custodian’s security protocols may change over time.

In accordance with the Bitcoin Custody Agreement, the Bitcoin Custodian will also restrict the ordinary course transfer of bitcoin to and from the Trust Bitcoin Account to (i) transfers in connection with a creation order or redemption order made by Authorized Participants, (ii) transfers to the Sponsor Bitcoin Account in connection with the payment of the Sponsor’s Fee, (iii) transfers made in connection with the payment of extraordinary expenses, and (iv) transfers made in connection with an audit function, security function or change in bitcoin custodian.

The Transfer Agent will facilitate the settlement of Shares in response to the placement of creation orders and redemption orders from Authorized Participants. The Trust does not intend to hold cash or cash equivalents.

Plan of Distribution

The Trust receives and redeems bitcoin only in “in-kind” transactions at the Trust’s NAV in blocks of 25,000 Shares called “Creation Units” in exchange for the pro rata amount of bitcoin allocable to such Shares (a “Basket”). Only an Authorized Purchasers may purchase or redeem Shares with the Trust. An Authorized Participant will do so by delivering, or causing to be delivered, Baskets to the Trust in exchange for Creation Units, when purchased; conversely, the Trust will deliver Baskets to an Authorized Participant, or its designee, when it redeems Creation Units from the Trust. The initial Authorized Participant is expected to be [Name of Initial Authorized Participant]. Authorized Participants may then offer Shares to the public at prices that depend on various factors, including the supply and demand for Shares, the value of the Trust’s assets, and market conditions at the time of a transaction. Investors who buy or sell Shares during the day from their broker may do so at a premium or discount relative to the NAV of the Shares.

Investors who decide to buy or sell Shares will place their trade orders through their brokers and may incur customary brokerage commissions and charges. Prior to this offering, there has been no public market for the Shares. The Shares are expected to be listed for trading, subject to notice of issuance, on the Exchange under the ticker symbol “[Ticker].”

Federal Income Tax Considerations

Owners of Shares are treated, for U.S. federal income tax purposes, as if they owned a proportionate share of the assets of the Trust. They are also viewed as if they directly received a proportionate share of any income of the Trust, or as if they had incurred a proportionate share of the expenses of the Trust. Consequently, each sale of bitcoin by the Trust (which includes under current Internal Revenue Service (“IRS”) guidance using bitcoin to pay expenses of the Trust) constitutes a taxable event to Shareholders. See “United States Federal Income Tax Consequences—Taxation of U.S. Shareholders.”

Use of Proceeds

Proceeds received by the Trust from the issuance of Creation Units consist of Baskets, which are aggregations of bitcoin. Such deposits are held by the Bitcoin Custodian on behalf of the Trust until (i) delivered to an Authorized Participant’s designated Bitcoin address in connection with redemptions of Creation Units, (ii) accrued and distributed to pay fees due to the Sponsor and Trust expenses and liabilities not assumed by the Sponsor or (iii) disposed in a liquidation of the Trust.

Principal Investment Risks of an Investment in the Trust

An investment in the Trust involves risks. Investors may choose to use the Trust as means of investing indirectly in bitcoin. Because the value of the Shares is correlated with the value of the bitcoin held by the Trust, it is important to understand the investment attributes of, and the market for, bitcoin. As noted, there are significant risks and hazards inherent in the bitcoin market that may cause the price of bitcoin to widely fluctuate. Investors considering a purchase of Shares should carefully consider how much of their total assets should be exposed to the bitcoin market, and should fully understand, be willing to assume, and have the financial resources necessary to withstand, the risks involved in the Trust’s investment strategy, and be in a position to bear the potential loss of their entire investment in the Trust.

Bitcoin is a relatively new technological innovation with a limited history. There is no assurance that usage of the Bitcoin network or bitcoin will continue to grow. A contraction in use or adoption of bitcoin may result in increased volatility or a reduction in the price of bitcoin, which could adversely impact the value of the Shares. Sales of newly created or “mined” bitcoin may cause the price of bitcoin to decline, which could negatively affect an investment in the Shares. Bitcoin markets have a limited history and bitcoin trading prices have exhibited high levels of volatility, and in some cases such volatility has been sudden and extreme. Because of such volatility, Shareholders could lose all or substantially all of their investment in the Trust. Regulation of the use of bitcoin and the Bitcoin network continues to evolve in both the U.S. and foreign jurisdictions, which may restrict the use of bitcoin or otherwise impact the demand for bitcoin. Disruptions at digital asset trading platforms could adversely affect the availability of bitcoin and the ability of Authorized Participants to purchase or sell bitcoin and, therefore, their ability to create and redeem Shares.

Custody of digital assets such as bitcoin include unique risks of loss. The loss or destruction of private keys could prevent the Trust from accessing its bitcoin. Loss of these private keys may be irreversible and could result in the loss of all or substantially all of an investment in the Trust. Similarly, transactions on the Bitcoin network generally may not be reversed or corrected, meaning that errors in transactions from the Trust Bitcoin Account could result in the loss of all or substantially all of an investment in the Trust.

There is no assurance as to whether the Trust will be profitable or meet its expenses and liabilities. Any investment made in the Trust may result in a total loss of the investment.

The Trust’s return may not match the performance of the CME US Reference Rate or the CME Real Time Price because the Trust incurs operating expenses. The NAV of the Trust may not always correspond to the market price of its Shares for a number of reasons, including price volatility, trading activity, normal trading hours for the Trust, the calculation methodology of the NAV, and/or the closing of digital asset trading platforms due to fraud, failure, security breaches or otherwise. As a result, although all creations and redemptions will take place in-kind, Creation Units may be created or redeemed at a dollar value that differs from the market price of the Shares.

Risk Factors

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this prospectus, as well as information found in documents incorporated by reference in this prospectus, before you decide to purchase any Shares. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in any periodic report, prospectus supplement, post-effective amendment or in other reports filed with the SEC in the future.

Risks Associated with bitcoin and the Bitcoin network

The further development and acceptance of the Bitcoin network and other digital asset networks, which represent a new and rapidly changing industry, are subject to a variety of factors that are difficult to evaluate. The slowing or stopping of the development or acceptance of the Bitcoin network may adversely affect an investment in the Shares.

Digital assets such as bitcoin may be used, among other things, to buy and sell goods and services or to transfer and store value by users. The Bitcoin network and other digital asset networks are a new and rapidly evolving industry of which the Bitcoin network is a prominent, but not unique, part. The growth of the digital asset industry in general, and the Bitcoin network in particular, is subject to a high degree of uncertainty. The factors affecting the further development of the digital asset industry, as well as the Bitcoin network, include:

●	continued worldwide growth in the adoption and use of bitcoin and other digital assets, including those competitive with bitcoin;

●	government and quasi-government regulation of bitcoin and other digital assets and their use, or restrictions on or regulation of access to and operation of the Bitcoin network or similar digital asset systems;

●	the maintenance and development of the open-source software protocol of the Bitcoin network;

●	changes in consumer demographics and public tastes and preferences;

●	the availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies; and

●	general economic conditions and the regulatory environment relating to digital assets and digital asset service providers.

The Trust is not actively managed and will not employ any strategy relating to the development of the Bitcoin network. Furthermore, the Sponsor cannot be certain as to the impact of the listing of the Trust and the expansion of its bitcoin holdings on the digital asset industry and the Bitcoin network. A decline in the popularity or acceptance of the Bitcoin network may harm the price of the Shares. There is no assurance that the Bitcoin network, or the service providers necessary to accommodate it, will continue in existence or grow. Furthermore, there is no assurance that the availability of and access to digital asset service providers will not be negatively affected by government regulation or supply and demand of bitcoin.

Bitcoin is a technological innovation with a limited operating history, and the medium-to-long term value of the Shares is subject to a number of factors relating to the capabilities and development of blockchain technologies and to the fundamental investment characteristics of digital assets.

The value of the Shares is directly related to the value of bitcoin held by the Trust. Bitcoin has a limited history of operations. The Bitcoin network launched in 2009 and priced transactions in bitcoin began in approximately 2011. As a result, there is a limited performance record for the price of bitcoin on the bitcoin market that can provide an adequate basis for evaluating an investment in bitcoin. Although past performance is not necessarily indicative of future results, if bitcoin markets had a more established history, such history might (or might not) provide investors with more information on which to evaluate an investment in the Trust.

The price of bitcoin has fluctuated significantly. Several factors may impact the price of bitcoin, including, but not limited to the following:

●	Global bitcoin demand, which is influenced numerous factors including the growth of retail merchants’ and commercial businesses’ acceptance of bitcoin as payment, the security of digital asset trading platforms and public Bitcoin addresses that hold bitcoin, the perception that the use and holding of bitcoin is safe and secure, the lack of regulatory restrictions on their use, and the reputation regarding the use of bitcoin for illicit purposes;

●	Global bitcoin supply, which is influenced by the total bitcoin in existence and similar factors as global bitcoin demand, in addition to fiat currency needs by miners and taxpayers who may liquidate bitcoin holdings to meet tax obligations;

●	Investors’ expectations with respect to the rate of inflation of fiat currencies;

●	Interest rates;

●	Currency exchange rates, including the rates at which bitcoin may be exchanged for fiat currencies;

●	Interruptions in service from, theft at or failures of the digital asset trading platforms, digital asset custodians and other digital asset service providers;

●	Investment and trading activities of large investors, including private and registered funds, that may directly or indirectly invest in bitcoin;

●	Monetary policies of governments, trade restrictions, currency devaluations and revaluations;

●	Regulatory measures, if any, that restrict the use of bitcoin or the Bitcoin network;

●	The availability of companies providing bitcoin-related services;

●	The maintenance and development of the open-source software protocol of the Bitcoin network;

●	Contentious hard forks of the Bitcoin network;

●	Increased competition from other forms of digital assets or means of payments;

●	Global or regional political, economic or financial events and situations, including, without limitation, major market disruptions in equity or commodity markets;

●	Expectations among Bitcoin economy participants that the value of bitcoin will soon change; and

●	Fees, including miners’ fees, associated with processing bitcoin transactions.

In addition, investors should be aware that there is no assurance that bitcoin will maintain its long-term value in terms of purchasing power in the future or that the acceptance of bitcoin for payments by mainstream retail merchants and commercial businesses will continue to grow. In the event that the price of bitcoin declines, the Sponsor expects the value of an investment in the Shares to decline proportionately.

The price of Bitcoin has exhibited periods of extreme volatility, which could have a negative impact on the performance of the Trust.

The price of bitcoin has experienced periods of extreme volatility. For example, there were steep increases in the value of bitcoin over the course of 2017, and multiple market observers asserted that digital assets, in general, were experiencing a “bubble.” These increases were followed by steep drawdowns across nearly all digital asset markets, including those for bitcoin throughout 2018. Bitcoin prices have increased significantly from 2019 to 2021, despite increased volatility amidst broader market conditions relating to the novel coronavirus outbreak and government and business measures to address the pandemic. Bitcoin markets may still be experiencing a bubble or may experience a bubble again in the future. Extreme volatility in the future, including further declines in the trading prices of bitcoin, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value.

Bitcoin price volatility may be influenced by, among other things, trading activity on and the closing of digital asset trading platforms (including those featuring leveraged trading) due to fraud, failure, security breaches or otherwise. Bitcoin price volatility may also be influenced by momentum pricing, which typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, accounts for anticipated future appreciation in value. The Sponsor believes that momentum pricing of bitcoin has resulted, and may continue to result, in speculation regarding future appreciation in the value of bitcoin, inflating the price of bitcoin and making it more volatile. Speculators and investors who seek to profit from trading and holding bitcoin generate a significant portion of bitcoin demand. Such speculation regarding the potential future appreciation in the value of bitcoin may inflate the price of bitcoin. Conversely, a decrease in demand or speculation for, or government regulation (including, without limitation, the tax treatment of bitcoin transactions) and the perception of onerous regulatory actions, may cause a drop in the price of bitcoin. Developments related to the Bitcoin network’s operations, individual digital asset trading platforms and the overall bitcoin market also contribute to the volatility in the price of bitcoin. These factors may continue to increase the volatility of the price of bitcoin, which may have a negative impact on the performance of the Trust.

The platforms on which users trade bitcoin are relatively new and, in some cases, largely unregulated, and, therefore, may be more exposed to fraud and security breaches than established, regulated exchanges for other financial assets or instruments, which could have a negative impact on the performance of the Trust.

Over the past several years, a number of digital asset trading platforms have been closed or faced issues due to fraud, failure, security breaches or governmental regulations. Particularly for operators outside of the U.S., digital asset trading platforms are not regulated in ways similar to national securities exchanges and other highly-regulated trading environments. As a result, capital requirements, clearing infrastructure and technical and operational security requirements may vary. The nature of the assets held at digital asset trading platforms makes them appealing targets for hackers and a number of digital asset trading platforms have been victims of cybercrimes. In many of these instances, the customers of such digital asset trading platforms were not compensated or made whole for the partial or complete losses of their account balances in such trading platforms. No digital asset trading platform is immune from these risks. While the Trust itself does not buy or sell bitcoin on digital asset trading platforms, the loss of confidence in digital asset trading platforms and in the bitcoin market overall can reduce the mass adoption of bitcoin. Further, the failure of the bitcoin market, major digital asset trading platforms or any other major component of the overall bitcoin ecosystem can have an adverse effect on the liquidity and price of bitcoin and could therefore have a negative impact on the performance of the Trust.

A decline in the adoption of bitcoin and the Bitcoin network could negatively impact the performance of the Trust.

Bitcoin’s adoption has been increasing since bitcoin first gained mass media attention in 2013. It is increasingly accepted as a form of payment in the U.S. and abroad, and is gaining widespread use as a non-sovereign store of value for investors. Adoption, however, has been limited in some respects when compared with the increase in the price of bitcoin. The continued adoption of bitcoin will require growth in its usage and in the usage of the Bitcoin network for various applications, as well as an accommodating regulatory environment, including with respect to the tax treatment of transactions denominated in bitcoin. In addition, alternative forms of digital assets and innovations in legacy payments systems may reduce use of the Bitcoin network and demand for bitcoin. A lack of expansion in usage of bitcoin and the Bitcoin network could adversely affect the market for bitcoin and may have a negative impact on an investment in the Shares. Even if growth in bitcoin adoption continues in the near or medium-term, there is no assurance that bitcoin usage will continue to grow over the long-term. A contraction in use of bitcoin may result in increased volatility or a reduction in the price of bitcoin, which could adversely impact the value of an investment in the Trust.

The open-source and decentralized nature of Bitcoin network development reduces certainty in the development of Bitcoin network protocols and software. In addition, the lack of direct compensation for core developers and general difficulty of achieving decentralized consensus around protocol upgrades may hinder the development of beneficial upgrades to the Bitcoin network. Development uncertainty and inflexibility in respect of improving or proposing fixes to the Bitcoin network could negatively impact the performance of the Trust.

The Bitcoin network is an open-source decentralized project without a controlling issuer or administrator of software development. As a result, core developers contribute their time and propose upgrades and improvements to the Bitcoin network protocols and various software implementations thereof, often on the Bitcoin repository on the website Github. Core developers’ roles evolve over time, largely based on self-determined participation. Core developers are not generally compensated for their work on the Bitcoin network, and such developers may cease to provide services or migrate to alternate digital asset networks. In addition, a lack of resources may result in an inability of the Bitcoin network community to address novel technical issues or to achieve consensus around solutions therefor.

As with other digital asset networks, the Bitcoin network faces significant scaling challenges due to the fact that public blockchains generally face a tradeoff between security and scalability. One means through which public blockchains achieve security is decentralization, meaning that no intermediary is responsible for securing and maintaining these systems. For example, a greater degree of decentralization generally means a given digital asset network is less susceptible to manipulation or capture. In practice, this typically means that every single node on a given digital asset network is responsible for securing the system by processing every transaction and maintaining a copy of the entire state of the network. As a result, a digital asset network may be limited in the number of transactions it can process by the capabilities of each single fully participating node. The Bitcoin network community has failed to achieve consensus around the scaling of the Bitcoin network to increase transaction throughput and reduce Blockchain bloat. In 2017, the scaling debate resulted in a material, contentious “hard fork” (as described below) and a variety of proposals for upgrades to the Bitcoin network protocols to allow for more efficient transaction recording. Both hard forks and software upgrades to address scaling may cause confusion or may not result in needed improvements, each of which could have a negative impact on the value of an investment in the Shares.

Moreover, in the past, flaws in the source code for digital assets have been exposed and exploited, including flaws that disabled some functionality for users, exposed users’ personal information and/or resulted in the theft of users’ digital assets. The cryptography underlying Bitcoin could prove to be flawed or ineffective, or developments in mathematics and/or technology, including advances in digital computing, algebraic geometry and quantum computing, could result in such cryptography becoming ineffective. In any of these circumstances, a malicious actor may be able to take the Trust’s bitcoin, which would adversely impact the value of the Shares. Moreover, functionality of the Bitcoin network may be negatively affected such that it is no longer attractive to users, thereby dampening demand for Bitcoin. Even if another digital asset other than Bitcoin were affected by similar circumstances, any reduction in confidence in the source code or cryptography underlying digital assets generally could negatively affect the demand for digital assets and therefore adversely affect the value of the Shares.

Finally, as there is no centralized party controlling the development of the Bitcoin network, there can be no assurance that the community as a whole will not implement changes to the Bitcoin network protocols that have an adverse impact on the Trust or an investment in the Shares.

A disruption of the Internet may affect the operation of the Bitcoin network, which may adversely affect the digital asset industry and an investment in the Trust.

The Bitcoin network relies on the Internet. A significant disruption of Internet connectivity could disrupt the Bitcoin network’s functionality until such disruption is resolved. A disruption in the Internet could adversely affect an investment in the Trust or the ability of the Trust to operate. In particular, some variants of digital assets have experienced a number of denial-of-service attacks, which have led to temporary delays in block creation and digital asset transfers.

Digital assets are also susceptible to border gateway protocol hijacking (“BGP hijacking”). Such an attack can be a very effective way for an attacker to intercept traffic en route to a legitimate destination. BGP hijacking impacts the way different nodes and miners are connected to one another to isolate portions of them from the remainder of the network, which could lead to a risk of the network allowing double-spending and other security issues. If BGP hijacking occurs on the Bitcoin network, participants may lose faith in the security of Bitcoin, which could affect bitcoin’s value and consequently the value of the Shares.

Any Internet failures or Internet connectivity-related attacks that impact the ability to transfer bitcoin could have a material adverse effect on the price of bitcoin and the value of an investment in the Shares.

The scheduled creation of newly mined bitcoin and their subsequent sale may cause the price of bitcoin to decline, which could negatively affect an investment in the Trust.

Newly created bitcoin (“newly mined bitcoin”) are generated through a process referred to as “mining.” As of the date of this prospectus, the Bitcoin network creates 6.25 bitcoin with each block added to the Blockchain; these newly mined bitcoin are awarded to the bitcoin miner that has added the block to the Blockchain, which occurs on average approximately every 10 minutes. When the recipient makes newly mined bitcoin available for sale, there can be downward pressure on the price of bitcoin as the new supply is introduced into the Bitcoin market. A bitcoin mining operation may be more likely to sell a higher percentage of its newly created bitcoin, and more rapidly so, if it is operating at a low profit margin, thus reducing the price of bitcoin. Lower bitcoin prices may result in further tightening of profit margins for miners and decreasing profitability, thereby potentially causing even further selling pressure. Diminishing profit margins and increasing sales of newly mined bitcoin could result in a reduction in the price of bitcoin, which could adversely impact an investment in the Shares.

In addition, bitcoin mining is highly sensitive to energy prices and bitcoin market prices. To mine bitcoin, a bitcoin miner acquires specialized computers that consume significant amounts of energy. As energy prices fluctuate, the marginal cost of bitcoin mining increases and decreases. Conversely, the price of bitcoin and amount of “hashrate” being expended by other other bitcoin miners will impact the profitability and likelihood of solving a block and receiving newly mined bitcoin. If the marginal cost of bitcoin mining exceeds the expected profit, miners may cease to expend energy to mine bitcoin. If a material number of miners turn off their mining hardware, the speed of transaction processing on the Bitcoin network may experience a temporary slowdown and the overall security of the Bitcoin network against a 51% attack (as described below) may be reduced.

The loss or destruction of a private key required to access bitcoin may be irreversible. The Bitcoin Custodian’s loss of access to a private key associated with the Trust’s bitcoin could adversely affect an investment in the Shares.

Transfers of bitcoin among users are accomplished via bitcoin transactions (i.e., sending bitcoin from one user to another). The creation of a bitcoin transaction requires the use of a unique numerical code known as a “private key.” In the absence of the correct private key corresponding to a holder’s particular bitcoin, the bitcoin is inaccessible. The custody of the Trust’s bitcoin is handled by the Bitcoin Custodian, and the transfer of bitcoin to and from Authorized Participants is directed by the Sponsor. The Sponsor has evaluated the procedures and internal controls of the Trust’s Bitcoin Custodian to safeguard the Trust’s bitcoin holdings. If the Bitcoin Custodian’s internal procedures and controls are inadequate to safeguard the Trust’s bitcoin holdings, and the Trust’s private key(s) is (are) lost, destroyed or otherwise compromised and no backup of the private key(s) is (are) accessible, the Trust will be unable to access its bitcoin, which could adversely affect an investment in the Shares. In addition, if the Trust’s private key(s) is (are) misappropriated and the Trust’s bitcoin holdings are stolen, the Trust could lose some or all of its bitcoin holdings, which could adversely impact an investment in the Shares.

New competing digital assets may pose a challenge to bitcoin’s current market dominance, resulting in a reduction in demand for bitcoin, which could have a negative impact on the price of bitcoin and may have a negative impact on the performance of the Trust.

The Bitcoin network and bitcoin, as an asset, hold a “first-to-market” advantage over other digital assets. This first-to-market advantage has resulted in the Bitcoin network having the broadest adoption and the estimated value of existing bitcoin is greater than the aggregate value of any digital asset. The Bitcoin network enjoys the largest user base and has more mining power in use to secure the Blockchain than any other digital asset network. Having a large mining network provides users greater confidence in the security and long-term stability of the Bitcoin network. This greater security may create a snowball effect that inures to the benefit of the Bitcoin network – namely, the advantage of more users and miners makes a digital asset more secure, which potentially makes it more attractive to new users and miners, resulting in a network effect that potentially strengthens the first-to-market advantage. However, despite the marked first-mover advantage of the Bitcoin network over other digital assets, it is possible that real or perceived shortcomings in the Bitcoin network, or technological, regulatory or other developments, could result in a decline in popularity and acceptance of bitcoin and the Bitcoin network, and other digital assets and digital asset networks could become more widely accepted and used than the Bitcoin network. In addition, central bank digital currencies may be attractive to some users due to lesser perceived volatility, greater trustworthiness and/or any applicable federal insurance.

For example, the Bitcoin network relies on a distributed group of core developers to propose upgrades to the Bitcoin software and protocols. Some proposed upgrades that might result in a “hard fork” of the Bitcoin network require overwhelming consensus and upgrade acceptance in order to deploy successfully. As a result, changes in the Bitcoin software have been conservative or slow to gain traction. For example, a delay in the integration of protocol upgrades that might facilitate the use of more complex “smart contract” programming language in Bitcoin led to certain developers launching the newer Ethereum virtual machine network in 2015. Similarly, a delay in the integration and inability to reach consensus on scaling solutions led to several hard forks of digital asset networks that had greater block sizes on their blockchains (e.g., Bitcoin Cash in 2017). While projects such as Rootstock and Blockstream have sought to augment the slow pace of core software upgrades with “second-layer” or “side-chain” solutions for the Bitcoin network, digital asset networks with features that are differentiated from Bitcoin may attract developers, investors and users, which may have a negative impact on an investment in the Shares.

Environmental concerns could slow or curtail the supply of bitcoin or the acceptance of bitcoin in payment.

Mining for the Bitcoin network is an energy-consuming process involving the use of many thousands of high-powered purpose-built computers. Estimates and data vary widely, but several surveys have compared the bitcoin mining community’s energy consumption to that of several small countries. In addition, Bitcoin mining also generates electronic waste, as existing computer chips become obsolete ever more quickly and are discarded as they are replaced with faster models. Increased awareness of these issues has led some companies, notably Tesla and Greenpeace, to refuse acceptance of Bitcoin in payment. Certain localities, such as China, have recently banned mining altogether, while others seek to halt mining temporarily until environmental impact studies can be conducted. These concerns could result in increased mining bans, as well as a slowing or decrease in Bitcoin payment acceptance, affecting both the supply of, and demand for, Bitcoin.

A temporary or permanent “fork” of the Blockchain could adversely affect an investment in the Trust.

Bitcoin software is open source. Any user can download the software, modify it and then propose that bitcoin users and miners adopt the modification. Bitcoin software updates are user driven, meaning they are adopted when users of the software choose to update their software, in contrast to centralized software solutions where a development company might “push” out mandatory software updates to the user community. When a change is proposed that modifies the operation of the Bitcoin network and a substantial majority of users and miners consent to the modification, the change is implemented and the Bitcoin network remains uninterrupted. However, if less than a substantial majority of users and miners consent to the proposed modification, and the modification is nonetheless implemented by some users and miners and the modification is not compatible or fully interoperable with the software prior to its modification, the consequence would be what is known as a “fork” (i.e., “split”) of the Bitcoin network (and the Blockchain), with one version running the pre-modified software and the other running the modified software. The effect of such a fork would be the existence of two (or more) versions of the Bitcoin network running in parallel, but with each version’s bitcoin tokens lacking interchangeability across the respective networks. A party owning bitcoin at the time of the fork would hold equal amounts of both bitcoin and the alternative forked digital asset (a “Forked Asset”).

Forks have occurred already to the Bitcoin network, including a fork in August 2017 relating to a several-year dispute over how to increase the rate of transactions that the Bitcoin network can process. This fork resulted in the creation of the “Bitcoin Cash” network and a new Forked Asset (bitcoin cash). Bitcoin Cash is an example of an intentional fork to create a new digital asset network with differentiated features. To the extent such digital assets compete with Bitcoin, such competition could impact demand for Bitcoin and could adversely impact the value of the Shares.

Forks may also occur as a network community’s response to a significant security breach. For example, in June 2016, an anonymous hacker exploited a smart contract running on the Ethereum network to syphon approximately $60 million of ETH held by The DAO, a distributed autonomous organization, into a segregated account. In response to the hack, most participants in the Ethereum community elected to adopt a “fork” that effectively reversed the hack. However, a minority of users continued to develop the original blockchain, now referred to as “Ethereum Classic” with the digital asset on that blockchain now referred to as Ether Classic, or ETC. Both ether and ether classic are traded on trading platforms and the Ethereum and Ethereum Classic networks feature independent development communities.

A fork may also occur as a result of an unintentional or unanticipated software flaw in the various versions of otherwise compatible software that users run. Such a fork could lead to users and miners abandoning the digital asset with the flawed software. It is possible, however, that a substantial number of users and miners could adopt an incompatible version of the digital asset while resisting community-led efforts to merge the two chains. This could result in a permanent fork, as in the case of Ether and Ether Classic.

The Trust has adopted procedures to address situations involving a fork that result in the creation of Forked Assets that the Trust has a right to claim. Typically, the holder of bitcoin has no discretion with respect to a hard fork; it merely has the right to claim the Forked Asset on a pro rata basis while it continues to hold the same number of bitcoin. The Trust Agreement stipulates that, if such a transaction does occur, (i) the Sponsor will promptly make a good faith determination (x) as to which digital asset network is regarded by the community as the Bitcoin network and which is the “forked” network and (y) that the “IR Asset” (as defined and discussed in greater detail below) may and should be claimed by the Trust, (ii) the Trust will as soon as is reasonably practical distribute the new Forked Asset in-kind to the Sponsor, as agent for the Shareholders, and (iii) the Sponsor will sell the new Forked Asset and distribute the proceeds to the Shareholders. Notwithstanding the foregoing, the Trust is under no obligation to claim the Forked Asset if doing so will expose the Trust’s bitcoin holdings to risk or if it is not feasible to claim such Forked Asset (e.g., if the Custodian does not support the Forked Asset). See: “Shareholders may not receive the benefits of any forks or “airdrops,” below.

A fork of any kind could adversely affect an investment in the Trust or the ability of the Trust to operate and the Trust’s procedures may be inadequate to address the effects of a fork.

In the event of a hard fork of the Bitcoin network, the Sponsor will, if permitted by the terms of the Trust Agreement, use its discretion to determine which network should be considered the appropriate network for the Trust’s purposes, and in doing so may adversely affect the value of the Shares.

In the event of a hard fork of the Bitcoin network, the Sponsor will, if permitted by the terms of the Trust Agreement, use its discretion to determine, in good faith, which digital asset network, among a group of incompatible forks of the Bitcoin network, is generally accepted as the Bitcoin network and should therefore be considered the appropriate network for the Trust’s purposes. The Sponsor will base its determination on a variety of then relevant factors, including, but not limited to, the Sponsor’s beliefs regarding expectations of the core developers of Bitcoin, users, services, businesses, miners and other constituencies, as well as the actual continued acceptance of, mining power on, and community engagement with, the Bitcoin network. There is no guarantee that the Sponsor will choose the cryptocurrency that is ultimately the most valuable fork, and the Sponsor’s decision may adversely affect the value of the Shares as a result. The Sponsor may also disagree with Shareholders, the Bitcoin Custodian, security vendors and the Index Provider on what is generally accepted as bitcoin and should therefore be considered “bitcoin” for the Trust’s purposes, which may also adversely affect the value of the Shares as a result.

In the event of a hard fork of the Bitcoin network, the Bitcoin Custodian’s operations may be interrupted or subject to additional security risks that could disrupt the Trust’s ability to process creations and redemptions of Shares or otherwise threaten the security of the Trust’s bitcoin holdings.

In the event of a hard fork of the Bitcoin network, the Bitcoin Custodian may temporarily halt the ability of customers (including the Trust) to deposit, withdraw or transfer bitcoin on the Bitcoin Custodian’s platform. Such a delay may be intended to permit the Bitcoin Custodian to assess the resulting versions of the Bitcoin network, to determine how best to securely “split” the bitcoin from the Forked Asset, and to prevent malicious users from conducting “replay attacks” (i.e., broadcasting transactions on both versions of the forked networks to put Bitcoin Custodian assets at risk). As a result, the Trust is likely to suspend creations and redemptions during a period in which the Bitcoin Custodian’s operations are halted.

In addition, any losses experienced by the Bitcoin Custodian due to a hard fork, including due to replay attacks or technological errors in assessing the fork, may exceed the insurance carried by the Bitcoin Custodian. In such a circumstance, losses to Trust property with the Bitcoin Custodian could have a materially adverse impact on an investment in the Shares.

Shareholders may not receive the benefits of any forks or “airdrops.”

In addition to forks, a digital asset, including bitcoin, may become subject to a similar occurrence known as an “airdrop.” In an airdrop, the promotors of a new digital asset announce to holders of another digital asset that such holders will be entitled to claim a certain amount of the new digital asset for free, based on the fact that they hold such other digital asset. Such airdrops are common on the Ethereum network, but have also occurred (and may continue to occur) on the Bitcoin network. Airdrops may be conducted by sending a token to the holders of set amounts of bitcoin or to particular public addresses on the Bitcoin network. Or airdrops may involve a user being entitled to claim tokens on a decentralized application, second-layer network or entirely separate digital asset network. As such, a user entitled to receive airdrops may be required to take little or significant actions in order to receive such airdropped tokens. Shareholders may not receive the benefits of any forks, the Trust may not choose, or be able, to participate in an airdrop, and the timing of receiving any benefits from a fork, airdrop or similar event is uncertain.

A right to receive any such benefit of a fork or airdrop is referred to as an “Incidental Right” and any digital asset acquired through an Incidental Right as “IR Assets.” There are likely to be operational, tax, securities law, regulatory, legal and practical issues that significantly limit, or prevent entirely, Shareholders’ ability to realize a benefit, through their interests in the Trust, from any such Incidental Rights or IR Assets. For instance, the Bitcoin Custodian may not agree to provide access to the IR Assets. In addition, the Sponsor may determine that there is no safe or practical way to claim or custody the IR Assets, or that trying to do so may pose an unacceptable risk to the Trust’s bitcoin holdings, or that the costs of taking possession and/or maintaining ownership of the IR Assets exceed the benefits of owning the IR Assets. Additionally, laws, regulation or other factors may prevent Shareholders from benefitting from the Incidental Right or IR Assets, even if there is a safe and practical way to custody and secure the IR Assets. For example, it may be illegal to sell or otherwise dispose of the Incidental Right or IR Assets, or there may not be a suitable market into which the Incidental Right or IR Assets can be sold (immediately after the fork or airdrop, or ever). The Sponsor may also determine, in consultation with its legal advisors, that the Incidental Right or IR Assets is, or is likely to be deemed, a security under federal or state securities laws. In such a case, the Sponsor would irrevocably abandon such Incidental Right or IR Assets if the Sponsor determines that holding it would have an adverse effect on the Trust and it would not be practicable to avoid such effect by disposing of the Incidental Right or IR Assets in a manner that would result in Shareholders receiving more than insignificant value thereof. In making such a determination, the Sponsor expects to take into account a number of factors, including the definition of a “security” under Section 2(a)(1) of the Securities Act of 1933 (the “Securities Act”) and Section 3(a)(10) of the Securities Exchange Act of 1934 (the “Exchange Act”), SEC v. W.J. Howey Co., 328 U.S. 293 (1946) and the case law interpreting it, as well as reports, orders, press releases, public statements and speeches by the SEC providing guidance on when a digital asset is a “security” for purposes of the federal securities laws.

When the Sponsor or the Trust becomes aware of the existence of any Incidental Rights, the Sponsor shall cooperate with the Bitcoin Custodian and the Sponsor’s legal and technical advisers to assess the following characteristics of the Incidental Right: (i) whether the Incidental Right resulted from a hard fork or an airdrop; (ii) if the Incidental Right relates to a hard fork, whether the old or new network represents the Bitcoin network; (iii) if the IR Asset will be supported by the Bitcoin Custodian; (iv) whether claiming the IR Asset will present a risk to the Trust and its assets; and (iv) whether the cost of claiming the IR Asset is likely to exceed the value of the proceeds of such IR Asset. If the Sponsor determines, in its reasonable, good faith determination, that the IR Asset may and should be claimed by the Trust, it shall declare a record date indicating the date that such Incidental Right was initiated and claimed, seek to record the IR Asset and Shareholders of the Trust at such record date, and cooperate with the Bitcoin Custodian to segregate and transfer the rights to the IR Asset to the Sponsor, as agent of the Trust, until such time that the Bitcoin Custodian may initiate an “on blockchain” transaction to transfer such IR Asset to the custody of the Sponsor. Upon receipt of the IR Asset, the Sponsor shall take commercially reasonable efforts to promptly sell such IR Asset at market prices and distribute the proceeds of any such sale to the Shareholders of record on the record date for such Incidental Rights.

The Sponsor intends to evaluate each fork or airdrop on a case-by-case basis in consultation with the Trust’s legal advisors, tax consultants and the Bitcoin Custodian. Any inability to recognize the economic benefit of a hard fork or airdrop could adversely affect the value of the Shares. Even where the Trust has claimed IR Assets, there is no guarantee that the Sponsor will be able to realize material value relating to such IR Assets, and the Sponsor shall not time the sales of such IR Assets to maximize potential revenue therefrom. Any Incidental Rights may result in a tax liability to the Trust and its Shareholders, if not successfully disclaimed by the Trust. Incidental Rights may result in an adverse interpretation regarding the Trust’s ability to be recognized as a grantor trust under the Code.

The prevailing level of transaction fees may adversely affect the usage of the Bitcoin network.

Bitcoin miners collect fees for each transaction they confirm. Miners validate unconfirmed transactions by adding the previously unconfirmed transactions to new blocks in the Blockchain. Miners are not forced to confirm any specific transaction, but they are economically incentivized to confirm valid transactions as a means of collecting fees. Miners have historically accepted relatively low transaction confirmation fees, because miners have a very low marginal cost of validating unconfirmed transactions. In addition, most iterations of mining software will prioritize transaction recorded based on (i) thresholds selected by the user, (ii) the transaction fee paid with the transaction, (iii) the value attached to the transaction and (iv) the time the transaction was received by the mining software.

If miners collude in an anticompetitive manner to not record transactions that pay low transaction fees, then bitcoin users would be required to wait for their transaction to be included in a block by a miner not requiring such transaction fees. Such a scenario would require that users pay higher fees to ensure their transactions are recorded promptly, thus reducing the attractiveness of the bitcoin network. Bitcoin mining occurs globally and it may be difficult for authorities to apply antitrust regulations across multiple jurisdictions. Any collusion among miners may adversely impact an investment in the Shares or the ability of the Trust to operate.

If the number of outstanding transactions yet to be recorded in the Blockchain (commonly referred to as “transactions in the mempool”) are significantly above the capacity which can be recorded in any single block, miners are likely to prioritize recording transactions that pay significant transaction fees. This would result in transactions with low or no fees remaining in the mempool for extended periods. Such a scenario would require that users pay higher fees to ensure their transactions are recorded promptly, thus reducing the attractiveness of the Bitcoin network. An extended period of large numbers of transaction in the mempool could result from high levels of use of the Bitcoin network or from a malicious spam attack intending to increase the transactions in the mempool. Any extended period with large numbers of transaction in the mempool may adversely impact an investment in the Shares or the ability of the Trust to operate.

Additionally, the reward for successfully mining transactions (called the “block reward” or “coinbase”) will decrease over time. In May 2020, the block reward was reduced from 12.5 to 6.25 bitcoin, and will further be reduced by half approximately every four years (e.g., to 3.125 bitcoin in 2024). As the block reward continues to decrease over time, the mining incentive structure may transition to a higher reliance on transaction confirmation fees in order to incentivize miners to continue to dedicate processing power to the blockchain. If transaction confirmation fees become too high, the marketplace may be reluctant to use bitcoin. Conversely, if the combination of the block reward and transaction fees are too low, miners may not be incentivized to expend processing power to solve blocks and confirmations of transactions on the Blockchain could be temporarily slowed. A reduction in the processing power expended by miners on the Bitcoin network could increase the likelihood of a malicious actor or botnet obtaining control. Any reduction in infrastructure security may reduce confidence in the Bitcoin network or expose the Bitcoin network to a malicious actor or botnet obtaining a majority of processing power on the Bitcoin network, reducing the confidence in and security of the Blockchain. Decreased demand for bitcoin or reduced security on the Bitcoin network may adversely impact an investment in the Shares.

If a malicious actor or botnet obtains control of more than 50% of the processing power on the Bitcoin network, or otherwise obtains control over the Bitcoin network through its influence over core developers or otherwise, such actor or botnet could manipulate how data is recorded the Blockchain to adversely affect the value of the Shares or the ability of the Trust to operate.

If a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains a majority of the processing power dedicated to mining on the Bitcoin network, it may be able to alter the Blockchain on which transactions in Bitcoin rely by constructing fraudulent blocks or preventing certain transactions from completing in a timely manner, or at all. The malicious actor or botnet could also control, exclude or modify the ordering of transactions. Although the malicious actor or botnet would not be able to generate new tokens or transactions using such control, it could “double-spend” its own tokens (i.e., spend the same tokens in more than one transaction) and prevent the confirmation of other users’ transactions for so long as it maintained control. To the extent that such malicious actor or botnet did not yield its control of the processing power on the Bitcoin network or the Bitcoin community did not reject the fraudulent blocks as malicious, reversing any changes made to the Blockchain may not be possible. Further, a malicious actor or botnet could create a flood of transactions in order to slow down the Bitcoin network or cause an increase in the transaction fees paid by users to confirm transactions.

Although there are no known reports of malicious activity on, or control of, the Bitcoin network, it is believed that certain mining pools may have exceeded the 50% threshold on the Bitcoin network on a temporary basis. The possible crossing of the 50% threshold indicates a greater risk that a single mining pool could exert authority over the validation of Bitcoin transactions, and this risk is heightened if over 50% of the processing power on the network falls within the jurisdiction of a single governmental authority. For example, it is believed that more than 50% of the processing power on the Bitcoin network is located in China. Because the Chinese government has subjected digital assets to heightened levels of scrutiny recently, reportedly forcing several digital asset trading platforms to shut down, there is a risk that the Chinese government could also achieve control over more than 50% of the processing power on the Bitcoin network. If network participants, including the core developers and the administrators of mining pools, do not act to ensure greater decentralization of Bitcoin mining processing power, the feasibility of a malicious actor obtaining control of the processing power on the Bitcoin network will increase, which may adversely affect the value of the Shares.

A malicious actor may also obtain control over the Bitcoin network through its influence over core developers by gaining direct control over a core developer or an otherwise influential programmer. To the extent that the Bitcoin ecosystem does not grow, the possibility that a malicious actor may be able to obtain control of the processing power on the Bitcoin network in this manner will remain heightened.

Risks Associated with the CME US Reference Rate and CME Real Time Price

The CME US Reference Rate and CME Real Time Price each have a limited history.

The CME US Reference Rate – and the CME CF Bitcoin Reference Rate on which its methodology is based – has a limited history and its value is an average composite reference rate calculated using volume-weighted trading price data from the Constituent Platforms (as defined below). Neither the CME Group nor CF Benchmarks Ltd. has any obligation to take the needs of the Trust, the Shareholders, or anyone else into consideration in connection with their calculation of the CME US Reference Rate or the selection of the Constituent Platforms used. The Constituent Platforms are chosen by CF Benchmarks Ltd., as the administrator of the CME US Reference Rate, under the oversight of the CME CF Cryptocurrency Pricing Products Oversight Committee. As of the date of this Prospectus, the Constituent Platforms are Bitstamp, Coinbase Pro, Gemini, itBit, and Kraken.

The Constituent Platforms have changed over time. For example, effective April 2017, Bitfinex and OKcoin were removed from the CME CF Bitcoin Reference Rate due to trading restrictions. On January 25, 2019, ItBit was suspended from the CME CF Bitcoin Reference Rate due to data quality issues, which suspension was lifted on February 1, 2019 after the BRR Administrator confirmed that data quality assurance measures were in place to identify the errors that the itBit data contained through a full match of parameters. On August 30, 2019, Gemini was added to the CME CF Bitcoin Reference Rate. The BRR Administrator, under the oversight of the CME CF Cryptocurrency Pricing Products Oversight Committee, may remove or add Constituent Platforms in the future at its discretion. For more information on the inclusion criteria for Constituent Platforms in the CME US Reference Rate, see “The Trust and Bitcoin Prices—The CME US Reference Rate”.

The CME US Reference Rate is based on various inputs which may include price data from various third-party trading platforms. Neither the CME Group nor CF Benchmarks Ltd. guarantee the validity of any of these inputs, which may be subject to technological error, manipulative activity, or fraudulent reporting from their initial source. Although the Trust does not buy or sell bitcoin or transact in the Shares based on the CME US Reference Rate, the Trust utilizes the CME US Reference Rate to establish its NAV and NAV per Share. In the event that the CME US Reference Rate is incorrectly calculated, is not timely calculated or changes its calculation methodology in the future, such an occurrence may adversely impact an investment in the Shares or the Trust’s operations.

The CME Real Time Price also has a limited history and shares some of the same structural and methodological features and risks as the CME US Reference Rate. The Trust utilizes the CME Real Time Price to establish its ITV. While investors are capable of assessing the intra-day movement of the price of the Shares and the bitcoin market price of bitcoin, Shareholders may use the ITV as a data point in their assessment of the value of the Shares. In the event that the CME Real Time Price is incorrectly calculated, is not timely calculated or changes its calculation methodology in the future, such an occurrence may adversely impact the utility of the ITV to Shareholders.

Although the CME US Reference Rate and CME Real Time Price are designed to accurately capture the market price of bitcoin, third parties may be able to purchase and sell bitcoin on public or private markets not included among the Constituent Platforms of the CME US Reference Rate and CME Real Time Price, and such transactions may take place at prices materially higher or lower than the level of the CME US Reference Rate used to establish the NAV. To the extent such prices differ materially from the level of the CME US Reference Rate used to establish the NAV, investors may lose confidence in the Shares’ ability to track the market price of bitcoin, which could adversely affect an investment in the Shares.

Risk Associated with Investing in the Trust

The Trust is subject to market risk.

Market risk refers to the risk that the market price of bitcoin held by the Trust will rise or fall, sometimes rapidly or unpredictably. An investment in the Shares is subject to market risk, including the possible loss of the entire principal of the investment.

The NAV may not always correspond to the market price of bitcoin and, as a result, Creation Units may be created or redeemed at a value that is different from the market price of the Shares.

The NAV of the Trust will change as fluctuations occur in the market price of the Trust’s bitcoin holdings. Shareholders should be aware that the public trading price per Share may be different from the NAV for a number of reasons, including price volatility, trading activity, the closing of digital asset trading platforms due to fraud, failure, security breaches or otherwise, and the fact that supply and demand forces at work in the secondary trading market for Shares are related, but not identical, to the supply and demand forces influencing the market price of bitcoin.

An Authorized Participant may be able to create or redeem a Creation Unit at a discount or a premium to the public trading price per Share, although all such creations or redemptions must take place in-kind, and the Trust will therefore maintain its intended fractional exposure to a specific amount of bitcoin per Share.

Shareholders also should note that the size of the Trust in terms of total bitcoin held may change substantially over time and as Creation Units are created and redeemed.

The Shares may trade at a discount or premium in the trading price relative to the NAV as a result of non-concurrent trading hours between the Exchange and digital asset trading platforms. Non-concurrent trading hours may also result in the Shares gapping at the open of trading on the Exchange.

The value of a Share may be influenced by non-concurrent trading hours between the Exchange and various digital asset trading platforms, including the constituent exchanges of the CME US Reference Rate. Additionally, Shares may be traded at other times and in other venues. While U.S. equity markets are open for trading in the Shares for a limited period each day, the bitcoin market is a 24-hour marketplace; however, trading volume and liquidity on the bitcoin market is not consistent throughout the day and digital asset trading platforms, including the larger-volume markets, have been known to shut down temporarily or permanently due to security concerns, directed denial of service attacks and other reasons. As a result, during periods when U.S. equity markets is open but large portions of the bitcoin market are either lightly traded or are closed, trading spreads and the resulting premium or discount on the Shares may widen and, therefore, increase the difference between the price of the Shares and the NAV. Premiums or discounts may have an adverse effect on an investment in the Shares if a Shareholder sells or acquires its Shares during a period of discount or premium, respectively.

During periods when U.S. equity markets are closed but digital asset trading platforms are open, significant changes in the price of bitcoin could result in a difference in performance between the price of bitcoin and the most recent Share price. To the extent that the price of bitcoin moves significantly in a negative direction after the close of U.S equity markets, the trading price of the Shares may “gap” down to the full extent of such negative price shift when U.S. equity markets reopen. To the extent that the price of bitcoin drops significantly during hours in which U.S. equity markets are closed, investors may not be able to sell their Shares until after the “gap” down has been fully realized, resulting in an inability to mitigate losses in a rapidly negative market.

Authorized Participants’ buying and selling activity associated with the creation and redemption of Creation Units may adversely affect an investment in the Shares.

There is no limit on the number of bitcoin that the Trust may acquire (other than the overall limit on the number of bitcoin in existence established by the original bitcoin protocol and any limit on the number of Shares registered by the Trust.

Authorized Participants’ purchase of bitcoin in connection with Creation Unit creation orders may cause the price of bitcoin to increase, which will result in higher prices for the Shares. Increases in the bitcoin prices may also occur as a result of bitcoin purchases by other market participants who attempt to benefit from an increase in the market price of bitcoin when Creation Units are created. The market price of bitcoin may therefore decline immediately after Creation Units are created.

Selling activity associated with sales of bitcoin by Authorized Participants in connection with redemption orders may decrease the bitcoin prices, which will result in lower prices for the Shares. Decreases in bitcoin prices may also occur as a result of selling activity by other market participants.

In addition to the effect that purchases and sales of bitcoin by Authorized Participants may have on the price of bitcoin, other exchange-traded products or large private investment vehicles with similar investment objectives (if developed) could represent a substantial portion of demand for bitcoin at any given time and the sales and purchases by such investment vehicles may impact the price of bitcoin. If the price of bitcoin declines, the trading price of the Shares will generally also decline.

The inability of Authorized Participants and market makers to hedge their bitcoin exposure may adversely affect the liquidity of Shares and the value of an investment in the Shares.

Authorized Participants and market makers will generally want to hedge their exposure in connection with Creation Unit creation and redemption orders. To the extent Authorized Participants and market makers are unable to efficiently hedge their exposure due to market conditions, such conditions may make it difficult to create or redeem Creation Units or cause them to not create or redeem Creation Units. In addition, the hedging mechanisms employed by Authorized Participants and market makers to hedge their exposure to bitcoin may not function as intended, which may make it more difficult for them to enter into such transactions. Such events could negatively impact the market price of the Trust and the spread at which the Trust trades on the open market. The liquidity of hedging strategies in the market will depend on, among other things, the adoption of bitcoin and the commercial and speculative interest in bilateral and cleared tools that provide hedging exposure.

Arbitrage transactions intended to keep the price of Shares closely linked to the price of bitcoin may be problematic if the process for the creation and redemption of Creation Units encounters difficulties, which may adversely affect an investment in the Shares.

If the processes of creation and redemption of the Shares encounter any unanticipated difficulties, including, but not limited to, the Trust’s inability in the future to obtain regulatory approvals for the offer and sale of additional Shares after the present offering is completed, potential market participants who would otherwise be willing to purchase or redeem Creation Units to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying bitcoin may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect. If this is the case, the liquidity of Shares may decline and the price of the Shares may fluctuate independently of the price of bitcoin and may fall.

Investors may be adversely affected by creation or redemption orders that are subject to postponement, suspension or rejection under certain circumstances.

The Trust may, in its discretion, suspend the right of creation or redemption or may postpone the redemption or purchase settlement date, for (1) any period during which an emergency exists as a result of which the fulfillment of a purchase order or the redemption distribution is not reasonably practicable, or (2) such other period as the Sponsor determines to be necessary for the protection of the Shareholders of the Trust. In addition, the Trust may reject a redemption order if the order is not in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. Suspension of creation privileges may adversely impact how the Shares are traded and arbitraged on the secondary market, which could cause them to trade at levels materially different (premiums and discounts) from the fair value of their underlying holdings.

Investors may be adversely affected by an overstatement or understatement of the NAV calculation of the Trust due to the valuation method employed on the date of the NAV calculation.

In certain circumstances, the Trust’s bitcoin investments may be valued using techniques other than reliance on the price established by the CME US Reference Rate. The value established by using the CME US Reference Rate may be different from what would be produced through the use of another methodology. The value of bitcoin or other digital asset investments that are valued using techniques other than those employed by the CME US Reference Rate, including “fair valuation measures,” may differ from the value of bitcoin determined by reference to the CME US Reference Rate.

The Trust is subject to risks due to its concentration of investments in a single asset class.

Unlike other funds that may invest in diversified assets, the Trust’s investment strategy is concentrated in a single asset class: bitcoin. This concentration maximizes the degree of the Trust’s exposure to a variety of market risks associated with bitcoin. By concentrating its investment strategy solely in bitcoin, any losses suffered as a result of a decrease in the value of bitcoin can be expected to reduce the value of an interest in the Trust and will not be offset by other gains if the Trust were to invest in underlying assets that were diversified.

A possible “short squeeze” due to a sudden increase in demand for the Shares that largely exceeds supply may lead to price volatility in the Shares.

Investors may purchase Shares to hedge existing bitcoin or other digital asset, commodity or currency exposure or to speculate on the price of bitcoin. Speculation on the price of bitcoin may involve long and short exposures. To the extent that aggregate short exposure exceeds the number of Shares available for purchase (for example, in the event that large redemption requests by Authorized Participants dramatically affect Share liquidity), investors with short exposure may have to pay a premium to repurchase Shares for delivery to Share lenders. Those repurchases may, in turn, dramatically increase the price of the Shares until additional Shares are created through the creation process. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in the Shares that are not directly correlated to the price of bitcoin.

As the Sponsor and its management have a limited history of operating an investment vehicles like the Trust, their experience may be inadequate or unsuitable to manage the Trust.

The Sponsor has no history of past performance in managing a bitcoin ETP, which is a novel type of investment product. In addition, the Sponsor is not, and the Sponsor believes it is not required to be, registered as an investment adviser under the Investment Advisers Act of 1940 or a commodity pool operator or commodity trading adviser under the Commodity Exchange Act. The past performances of the Sponsor’s management in other positions, including their experiences in private funds that hold bitcoin and traditional exchange-traded funds investing in securities, are an imperfect indication of their ability to manage an investment vehicle such as the Trust. If the experience of the Sponsor and its management is inadequate or unsuitable to manage an investment vehicle such as the Trust, the operations of the Trust may be adversely affected.

The development and commercialization of the Trust is subject to competitive pressures.

The Trust and the Sponsor face competition with respect to the creation of competing products, and the availability of direct investing in bitcoin. The Sponsor’s competitors may have greater financial, technical and human resources than the Sponsor. These competitors may also compete with the Sponsor in recruiting and retaining qualified personnel. Smaller or early stage companies may also prove to be effective competitors, particularly through collaborative arrangements with large and established companies. Accordingly, the Sponsor’s competitors may commercialize a product involving bitcoin more rapidly or effectively than the Sponsor is able to, which could adversely affect the Sponsor’s competitive position, the likelihood that the Trust will achieve initial market acceptance and the Sponsor’s ability to generate meaningful revenues from the Trust.

The lack of active trading markets for the Shares may result in losses on investors’ investments at the time of disposition of Shares.

Although Shares are expected to be publicly listed and traded on the Exchange, there can be no guarantee that an active trading market for the Trust will develop or be maintained. If investors need to sell their Shares at a time when no active market for them exists, the price investors receive for their Shares, assuming that investors are able to sell them, likely will be lower than the price that investors would receive if an active market did exist and, accordingly, a Shareholder may suffer losses.

Possible illiquid markets may exacerbate losses or increase the variability between the Trust’s NAV and its market price.

Barring the forced liquidation of the Trust, the Trust does not intend to buy or sell bitcoin directly, but rather, to use in-kind creations and redemptions managed by an Authorized Participant. Nonetheless, risks exist due to possible illiquid markets for bitcoin.

Bitcoin is a novel cryptocurrency with a very limited trading history. Therefore, the markets for bitcoin may be less liquid and more volatile than other markets for more established products, such as futures contracts for traditional physical commodities. It may be difficult to execute a bitcoin trade at a specific price when there is a relatively small volume of buy and sell orders in the bitcoin market. A market disruption can also make it more difficult to liquidate a position or find a suitable counterparty at a reasonable cost.

Market illiquidity may cause losses for the Trust. The large size of the positions that the Trust may acquire will increase the risk of illiquidity by both making the positions more difficult to liquidate and increasing the losses incurred while trying to do so should the Trust need to liquidate its bitcoin, or making it more difficult for Authorized Participants to acquire or liquidate bitcoin as part of the creation and/or redemption of Shares. Any type of disruption or illiquidity will potentially be exacerbated due to the fact that the Trust will typically invest in bitcoin, which is highly concentrated.

The Trust’s bitcoin may be subject to loss, damage, theft or restriction on access.

There is a risk that part or all of the Trust’s bitcoin could be lost, stolen or destroyed, potentially by the loss or theft of the private keys held by the Bitcoin Custodian associated with Trust’s bitcoin. The Sponsor believes that the Bitcoin Custodian’s operations are an appealing target to hackers or malware distributors seeking to destroy, damage or steal bitcoin or private keys. Although the Bitcoin Custodian uses multiple means and layers of security to minimize the risk of loss, damage and theft, neither the Bitcoin Custodian nor the Sponsor can guarantee that such security will prevent such loss, damage or theft, whether caused intentionally, accidentally or by act of God. Access to the Trust’s bitcoin could also be restricted by natural events (such as an earthquake or flood), human actions (such as a terrorist attack) or security or compliance measures (such as in response to a hard fork). Any of these events may adversely affect the operations of the Trust and, consequently, an investment in the Shares.

Several factors may affect the Trust’s ability to achieve its investment objective on a consistent basis.

There is no guarantee that the Trust will meet its investment objectives. Factors that may affect the Trust’s ability to meet its investment objective include: (1) Authorized Participants’ ability to purchase and sell bitcoin in an efficient manner to effectuate creation and redemption orders; (2) transaction fees associated with the Bitcoin network; (3) the bitcoin market becoming illiquid or disrupted; (4) the Share prices being rounded to the nearest cent and/or valuation methodologies; (5) the need to conform the Trust’s portfolio holdings to comply with investment restrictions or policies or regulatory or tax law requirements; (6) early or unanticipated closings of the markets on which bitcoin trades, resulting in the inability of Authorized Participants to execute intended portfolio transactions; (7) operational or methodological issues with the CME US Reference Rate that result in the benchmark used by the Trust not accurately representing the true value of the Trust’s bitcoin holdings; and (8) accounting standards.

The amount of bitcoin represented by a Share will decline over time.

The amount of bitcoin represented by a Share will continue to be reduced during the life of the Trust due to the transfer of the Trust’s bitcoin to pay for the Sponsor’s management fee, and to pay for litigation expenses or other extraordinary expenses. This dynamic will occur irrespective of whether the trading price of the Shares rises or falls in response to changes in the price of bitcoin.

Each outstanding Share represents a unit of undivided beneficial ownership of the Trust. The Trust does not generate any income and transfers bitcoin to pay for the Sponsor’s management fee, and to pay for litigation expenses or other extraordinary expenses. Therefore, the amount of bitcoin represented by each Share will gradually decline over time. This is also true with respect to Shares that are issued in exchange for additional deposits of bitcoin over time, as the amount of bitcoin required to create Shares proportionally reflects the amount of bitcoin represented by the Shares outstanding at the time of such creation unit being created. Assuming a constant bitcoin price, the trading price of the Shares is expected to gradually decline relative to the price of bitcoin as the amount of bitcoin represented by the Shares gradually declines.

Investors should be aware that the gradual decline in the amount of bitcoin represented by the Shares will occur regardless of whether the trading price of the Shares rises or falls in response to changes in the price of bitcoin.

Extraordinary expenses resulting from unanticipated events may become payable by the Trust, adversely affecting an investment in the Shares.

In consideration for the Sponsor’s management fee, the Sponsor has contractually assumed certain operational and periodic expenses of the Trust. See [“Business of the Trust—Trust Expenses.”] Extraordinary expenses of the Trust (e.g., expenses relating to litigation) and any other expenses that are not assumed by the Sponsor are borne by the Trust and paid through the sale of the Trust’s bitcoin. Any incurring of extraordinary expenses by the Trust could adversely affect an investment in the Shares.

The value of the Shares will be adversely affected if the Trust is required to indemnify the Trustee, the Administrator, the Transfer Agent or the Bitcoin Custodian.

Under the Trust Agreement and the Trust’s service provider agreements, each of the Trustee, Administrator, Transfer Agent, Bitcoin Custodian and Sponsor has a right to be indemnified by the Trust for any liability or expense it incurs, subject to certain exceptions. Therefore, the Trustee, Administrator, Transfer Agent, Bitcoin Custodian or Sponsor may require that the assets of the Trust be sold in order to cover losses or liability suffered by it. Any sale of that kind would reduce the net assets of the Trust and the NAV.

Regulatory Risk

Future and current regulations by a U.S. or foreign government or quasi-governmental agency could have an adverse effect on an investment in the Trust.

The regulation of bitcoin and related products and services continues to evolve, may take many different forms and will, therefore, impact the Bitcoin network and bitcoin and their usage in a variety of manners. The inconsistent and sometimes conflicting regulatory landscape may make it more difficult for bitcoin businesses to provide services, which may impede the growth of the bitcoin economy and have an adverse effect on consumer adoption of bitcoin. There is a possibility of future regulatory change altering, perhaps to a material extent, the nature of an investment in the Shares or the ability of the Trust to continue to operate.

Changes to current regulatory determinations of bitcoin’s status under federal or state securities laws, changes to regulations surrounding bitcoin futures or related products, or actions by a U.S. or foreign government or quasi-governmental agency exerting regulatory authority over bitcoin, the Bitcoin network, bitcoin trading, or related activities impacting other parts of the digital asset market, may adversely impact bitcoin and therefore may have an adverse effect on the value of an investment in the Trust.

The Trust is not a registered investment company and is not subject to the Commodity Exchange Act.

The Trust is not a registered investment company subject to the Investment Company Act of 1940 (“Investment Company Act”). Consequently, Shareholders of the Trust do not have the regulatory protections provided to Shareholders in registered and regulated investment companies, which, for example, require investment companies to have a certain percentage of disinterested directors and regulate the relationship between the investment company and certain of its affiliates. Further, the Trust will not hold or trade in commodity futures contracts regulated by the Commodity Exchange Act, as administered by the CFTC. The Trust will not engage in “retail commodity transactions” — any bitcoin transaction entered into on a leveraged, margined or financed basis (as described above). Such transactions are deemed to be commodity futures under the Commodity Exchange Act and subject to CFTC jurisdiction. Furthermore, the Sponsor believes that the Trust is not a commodity pool for purposes of the Commodity Exchange Act. Consequently, Shareholders will not have the regulatory protections provided to Shareholders in Commodity Exchange Act-regulated instruments or commodity pools.

Trading on digital asset trading platforms outside the U.S. is not subject to U.S. regulation, and may be less reliable than U.S. trading platforms.

Barring a forced liquidation of the Trust, the Trust does not purchase or sell bitcoin. In the event of a fork, however, the Trust may accept the Forked Asset if the Sponsor determines in its reasonable good faith determination, that the Forked Asset may and should be claimed by the Trust. Thereupon, the Bitcoin Custodian will transfer the Forked Asset and return proceeds to the Sponsor, as agent for the Shareholders, and the Sponsor will sell the Forked Asset and distribute the cash proceeds to Shareholders of record at the time such asset was claimed by the Sponsor. Similarly, in the event of a forced liquidation, the Trust may be required to sell bitcoin as well.

To the extent any of the Trust’s trading is conducted on digital asset trading platforms outside the U.S., trading on such trading platforms is not regulated by any U.S. governmental agency and may involve certain risks not applicable to trading on U.S. trading platforms. Certain foreign markets may be more susceptible to disruption than U.S. trading platforms. These factors could adversely affect the performance of the Trust.

Future regulations may require the Trust or the Sponsor to become registered, which may cause the Trust to liquidate.

Current and future legislation, CFTC and SEC rulemaking, and other regulatory developments may impact the manner in which bitcoin are treated for classification and clearing purposes. In particular, bitcoin may be classified by the CFTC as a “commodity interest” under the Commodity Exchange Act and certain transactions in bitcoin may be deemed to be commodity futures or bitcoin may be classified by the SEC as a “security” under U.S. federal securities laws. As of the date of this prospectus, the Sponsor is not aware of any rules that have been proposed to regulate bitcoin as a commodity interest or a security. Although several U.S. federal district courts have recently held for certain purposes that bitcoin is a either a commodity (distinguishable from a commodity interest) or a form of money, these rulings are not definitive and the Sponsor and the Trust cannot be certain as to how future regulatory developments will impact the treatment of bitcoin under U.S. law. In the face of such developments, the required registrations and compliance steps may result in extraordinary, nonrecurring expenses to the Trust. If the Sponsor decides to terminate the Trust in response to the changed regulatory circumstances, the Trust may be dissolved or liquidated at a time that is disadvantageous to Shareholders.

To the extent that bitcoin is deemed to fall within the definition of a “commodity interest” under the Commodity Exchange Act, the Trust and the Sponsor may be subject to additional regulation under the Commodity Exchange Act and CFTC regulations. These additional requirements may result in extraordinary, recurring and/or nonrecurring expenses of the Trust, thereby materially and adversely impacting the Shares. If the Sponsor and/or the Trust determines not to comply with such additional regulatory and registration requirements, the Sponsor may terminate the Trust. Any such termination could result in the liquidation of the Trust’s bitcoin at a time that is disadvantageous to Shareholders.

Further, if any other digital asset with widespread markets is determined to be a “commodity interest” under Commodity Exchange Act, it may have material adverse consequences for bitcoin as a digital asset due to negative publicity or a decline in the general acceptance of digital assets. In addition, trading platforms that feature digital assets that are determined to be commodity interests may face penalties or be required to shut down if they do not have the licenses required to facilitate the trading and clearance of such commodity interests, which could result in a reduction of the liquidity of bitcoin markets.

The SEC has stated that certain digital assets may be considered “securities” under the federal securities laws. The test for determining whether a particular digital asset is a “security” is complex and the outcome is difficult to predict. Public statements by senior officials at the SEC indicate that the SEC does not intend to take the position that bitcoin is currently a security. In April 2019, the SEC’s Strategic Hub for Innovation and Financial Technology published a framework for the analysis of digital assets; however, this framework is not a rule, regulation or statement of the Commission and is not binding on the Commission. In 2019, the SEC’s Division of Investment Management rejected a filer’s advocacy of treating bitcoin as an investment security under the Investment Company Act. Notwithstanding the foregoing, if Bitcoin is determined to be a “security” under federal or state securities laws by the SEC or any other agency, or in a proceeding in a court of law or otherwise, it may have material adverse consequences for bitcoin as a digital asset. For example, it may become more difficult for bitcoin to be traded, cleared and custodied as compared to other digital assets that are not considered to be securities, which could in turn negatively affect the liquidity and general acceptance of bitcoin and cause users to migrate to other digital assets. Further, if any other digital asset with widespread markets is determined to be a “security” under federal or state securities laws by the SEC or any other agency, or in a proceeding in a court of law or otherwise, it may have material adverse consequences for bitcoin as a digital asset due to negative publicity or a decline in the general acceptance of digital assets. In addition, trading platforms that feature digital assets that are determined to be securities may face penalties or be required to shut down if they do not have the licenses required to facilitate electronic markets in securities, which could result in a reduction of the liquidity of bitcoin markets. As such, any determination that bitcoin or any other digital asset is a security under federal or state securities laws may adversely affect the value of bitcoin and, as a result, the value of the Shares.

To the extent that bitcoin is deemed to fall within the definition of a security under U.S. federal securities laws, the Trust and the Sponsor may be subject to additional requirements under the Investment Company Act and Investment Advisers Act of 1940 (the “Advisers Act”). The Sponsor or the Trust may be required to register as an investment adviser under the Advisers Act. Such additional registration may result in extraordinary, recurring and/or non-recurring expenses of the Trust, thereby materially and adversely impacting the Shares. If the Sponsor and/or the Trust determines not to comply with such additional regulatory and registration requirements, the Sponsor may terminate the Trust. Any such termination could result in the liquidation of the Trust’s bitcoin at a time that is disadvantageous to Shareholders.

It may be illegal now, or in the future, to acquire, own, hold, sell or use bitcoin in one or more countries, and ownership of, holding or trading in the Shares may also be considered illegal and subject to sanction.

Although currently bitcoin is not regulated or is lightly regulated in most countries, including the United States, one or more countries such as China, India or Russia may take regulatory actions in the future that severely restricts the right to acquire, own, hold, sell or use bitcoin or to exchange bitcoin for fiat currency. Such an action may also result in the restriction of ownership, holding or trading in the Shares. Such a restriction could result in the termination and liquidation of the Trust at a time that is disadvantageous to Shareholders, or may adversely affect an investment in the Shares.

Tax Risk

The IRS may disagree with or seek to challenge the Trust’s treatment as a grantor trust.

The Sponsor intends to take the position that the Trust is properly treated as a grantor trust for U.S. federal income tax purposes. Assuming that the Trust is a grantor trust, the Trust will not be subject to U.S. federal income tax. Rather, if the Trust is a grantor trust, each beneficial owner of Shares will be treated as directly owning its pro rata share of the Trust’s assets and a pro rata portion of the Trust’s income, gain, losses and deductions will “flow through” to each beneficial owner of Shares. The Trust has taken certain positions with respect to the tax consequences of Incidental Rights and its receipt of IR Assets. If the IRS were to disagree with, and successfully challenge, any of these positions, the Trust might not qualify as a grantor trust.

In addition, the Sponsor has delivered the Prospective Abandonment Notices to the Custodian stating that the Trust is irrevocably abandoning, effective immediately prior to settlement of any creation order for the purchase of new Shares or redemption order for the redemption of existing Shares, all Incidental Rights or IR Assets to which it would otherwise be entitled as of such time and with respect to which it has not taken any Affirmative Action at or prior to such time. The Trust has also abandoned Incidental Rights and IR Assets through Affirmative Actions. There can be no complete assurance that these abandonments will be treated as effective for U.S. federal income tax purposes. If the Trust were treated as owning any asset other than bitcoin as of any date on which it creates Shares, it might cease to qualify as a grantor trust for U.S. federal income tax purposes. If the Trust is not properly classified as a grantor trust, the Trust might be classified as a partnership for U.S. federal income tax purposes. If the Trust were not classified as either a grantor trust or a partnership for U.S. federal income tax purposes, it would be classified as a corporation for such purposes. To the extent that the Trust’s grantor trust status is challenged, the Trust may undergo extraordinary expenses and, to the extent that such a challenge is successful, the Trust or Shareholders may experience adverse tax consequences or greater reporting requirements.

Shareholders could incur a tax liability without an associated distribution of the Trust.

In the normal course of business, it is possible that the Trust could incur a taxable gain in connection with the sale of bitcoin (including deemed sales of bitcoin as a result of the Trust using bitcoin to pay its expenses, including the Sponsor’s Fee) that is otherwise not associated with a distribution to Shareholders, or in connection with the receipt or Incidental Rights or IR Assets. While purchases and sales of bitcoin are not expected to occur other than in connection with extraordinary expenses, in the event that this does occur, Shareholders may be subject to tax due to the grantor trust status of the Trust even though there is not a corresponding distribution from the Trust.

The tax treatment of bitcoin and transactions involving bitcoin for U.S. federal income tax purposes may change.

The tax treatment of digital assets is still evolving and subject to change. Current IRS guidance indicates that bitcoin should be treated as property for federal income tax purposes and that transactions involving the exchange of bitcoin in return for goods and services should be treated as barter exchanges. Such guidance allows transactions in bitcoin to qualify for beneficial capital gains treatment. However, because bitcoin is a new technological innovation, the U.S. federal income tax treatment of an investment in bitcoin or in transactions relating to investments in bitcoin, including without limitation the tax treatment of a fork or airdrop, may evolve and change from those described in this prospectus, possibly with retroactive effect. For example, current guidance indicates that digital asset currencies are neither collectibles nor currencies for the purposes of determining the applicable tax rate; however, the IRS has statutory authority to change its position. If the IRS were to determine that digital assets were collectibles or a currency, the tax rate incurred by investors would be higher. Additional disclosure requirements may also apply to an investment in digital assets. Investors should consult their individual tax advisors to determine if such disclosure requirements apply to them.

Any change in the U.S. federal income tax treatment of bitcoin may have a negative effect on prices of bitcoin and may adversely affect the value of the Shares. Whether any additional guidance will adversely affect the U.S. federal income tax treatment of an investment in bitcoin or in transactions relating to investments in bitcoin is unknown. There can be no assurance that the IRS will not alter its position with respect to digital assets in the future or that a court would uphold the treatment set forth in the Notice and the Ruling & FAQs.

The tax treatment of bitcoin and transactions involving bitcoin for state and local tax purposes is not settled.

Because bitcoin is a new technological innovation, the tax treatment of bitcoin for state and local tax purposes, including without limitation state and local income and sales and use taxes, is not settled. It is uncertain what guidance, if any, on the treatment of bitcoin for state and local tax purposes may be issued in the future. A state or local government authority’s treatment of bitcoin may have negative consequences, including the imposition of a greater tax burden on investors in bitcoin or the imposition of a greater cost on the acquisition and disposition of bitcoin generally. Any such treatment may have a negative effect on prices of bitcoin and may adversely affect the value of the Shares.

A “fork” of the Blockchain or an airdrop could result in Shareholders incurring a tax liability.

If a fork occurs in the Blockchain, the Trust Agreement requires that the Sponsor analyze, as soon as possible, the transaction according to several criteria. If the Sponsor makes a reasonable, good faith determination, that the Forked Asset may and should be claimed by the Trust, the Sponsor will instruct the Bitcoin Custodian to claim the alternative new Forked Asset. At that point, the Bitcoin Custodian would hold both the original bitcoin and the alternative new Forked Asset. The Trust Agreement then requires that the Sponsor will, as soon as possible, determine which asset is bitcoin and which is the Forked Asset, after which it will transfer the Forked Asset in-kind to the Sponsor, as agent for the Shareholders, and the Sponsor will sell the Forked Asset and distribute the proceeds to the Shareholders of record. The receipt, distribution and/or sale of the alternative bitcoin may cause Shareholders to incur a U.S. federal, state, local, or foreign tax liability. Any tax liability could adversely impact an investment in the Shares and may require Shareholders to prepare and file tax returns. Moreover, although IRS guidance has addressed certain aspects of the treatment of hard forks, there continues to be uncertainty with respect to the timing and amount of the income inclusions.

If an airdrop occurs, the Trust Agreement requires that the Sponsor analyze, as soon as possible, the transaction according to several criteria. If the Sponsor makes a reasonable, good faith determination, that the airdropped digital asset may and should be claimed by the Trust, and the Sponsor will instruct the Bitcoin Custodian to claim such asset. The Trust Agreement then requires the Bitcoin Custodian to transfer the airdropped asset in-kind to the Sponsor, as agent for the Shareholders, and the Sponsor will sell the airdropped asset and distribute the proceeds to the Shareholders of record. The receipt, distribution and/or sale of the airdropped asset may cause Shareholders to incur a U.S. federal, state, local, or foreign tax liability. In addition, the IRS may not accept the Sponsor’s position that disclaimed airdrops do not represent a taxable incident. Any tax liability could adversely impact an investment in the Shares and may require Shareholders to prepare and file tax returns.

Under the IRS guidance on digital assets, hard forks, airdrops and similar occurrences with respect to digital assets will under certain circumstances be treated as taxable events giving rise to ordinary income. In the absence of guidance to the contrary, it is possible that any such income recognized by a U.S. tax-exempt Shareholder would constitute “unrelated business taxable income” (“UBTI”). A tax-exempt Shareholder should consult its tax advisor regarding whether such Shareholder may recognize UBTI as a consequence of an investment in Shares.

Non-U.S. Holders may be subject to U.S. federal withholding tax on income derived from forks, airdrops and similar occurrences.

IRS guidance on digital assets does not address whether income recognized by a non-U.S. person as a result of a fork, airdrop or similar occurrence could be subject to the 30% withholding tax imposed on U.S.-source “fixed or determinable annual or periodical” income. Non-U.S. Shareholders should assume that, in the absence of guidance, a withholding agent (including the Sponsor) is likely to withhold 30% of any such income recognized by a non-U.S. Shareholder in respect of its Shares, including by deducting such withheld amounts from proceeds that such non-U.S. Shareholder would otherwise be entitled to receive in connection with a distribution of Incidental Rights or IR Assets.

Other Risks

As a new fund, there is no guarantee that an active trading market for the Shares will develop. To the extent that no active trading market develops and the assets of the Trust do not reach a viable size, the liquidity of the Shares may be limited or the Trust may be terminated at the option of the Sponsor.

As a new fund, there can be no assurance that the Trust will grow to or maintain an economically viable size, in which case the Sponsor may elect to terminate the Trust, which could result in the liquidation of the Trust’s bitcoin at a time that is disadvantageous to an investor in the Shares. Additionally, there is no guarantee that an active trading market will be developed or maintained and that the Shares will be liquid. If an active trading market for the Shares does not exist or continue to exist, the market prices and liquidity of the Shares may be adversely affected. A reduction in the liquidity of the Shares could adversely affect an investment in the Shares.

The Trust may be required to terminate and liquidate at a time that is disadvantageous to Shareholders.

If the Trust is required to terminate and liquidate, such termination and liquidation could occur at a time that is disadvantageous to Shareholders, such as when the price of bitcoin is lower than it was at the time when Shareholders purchased their Shares. In such a case, when the Trust’s bitcoin is sold as part of the Trust’s liquidation, the resulting proceeds distributed to Shareholders will be less than if the price of bitcoin were higher at the time of sale. See [“Description of the Trust Agreement—Termination of the Trust”] for more information about the termination of the Trust, including when the termination of the Trust may be triggered by events outside the direct control of the Sponsor, the Trustee or Shareholders.

The Exchange on which the Shares are listed may halt trading in the Shares, which would adversely impact an investor’s ability to sell Shares.

The Shares are listed for trading on the Exchange under the market symbol “[TICKER].” Trading in Shares may be halted due to market conditions or, in light of the Exchange rules and procedures, for reasons that, in the view of the Exchange, make trading in Shares inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline. Additionally, there can be no assurance that the requirements necessary to maintain the listing of the Shares will continue to be met or will remain unchanged.

The liquidity of the Shares may also be affected by the withdrawal from participation of Authorized Participants, which could adversely affect the market price of the Shares.

In the event that one or more Authorized Participants or market makers that have substantial interests in the Shares withdraw or “step away” from participation in the purchase (creation) or sale (redemption) of the Shares, the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares and result in investors incurring a loss on their investment.

The market infrastructure of the bitcoin spot market could result in the absence of active Authorized Participants able to support the trading activity of the Trust.

Bitcoin is extremely volatile, and concerns exist about the stability, reliability and robustness of many digital asset trading platforms where bitcoin trade. In a highly volatile market, or if one or more digital asset trading platforms supporting the bitcoin market faces an issue, it could be extremely challenging for any Authorized Participants to provide continuous liquidity in the Shares. There can be no guarantee that the Sponsor will be able to find an Authorized Participant to actively and continuously support the Trust.

Digital asset trading platforms are not subject to same regulatory oversight as traditional equity exchanges, which could negatively impact the ability of Authorized Participants to implement arbitrage mechanisms.

The trading for spot bitcoin occurs on multiple digital asset trading platforms that have various levels and types of regulation, but are not regulated in the same manner as traditional stock and bond exchanges. If these digital asset trading platforms do not operate smoothly or face technical, security or regulatory issues, that could impact the ability of Authorized Participants to make markets in the Shares. In such an event, trading in the Shares could occur at a material premium or discount against the NAV.

Shareholders that are not Authorized Participants may only purchase or sell their Shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect investors’ investment in the Shares.

Only Authorized Participants may create or redeem Creation Units. All other investors that desire to purchase or sell Shares must do so through the Exchange or in other markets, if any, in which the Shares may be traded. Shares may trade at a premium or discount to the NAV per Share.

The Sponsor is leanly staffed and relies heavily on key personnel to manage its activities.

The Sponsor is leanly staffed and relies heavily on key personnel to manage its activities. These key personnel intend to allocate their time managing the Trust in a manner that they deem appropriate. If such key personnel were to leave or be unable to carry out their present responsibilities, it may have an adverse effect on the management of the Sponsor.

Potential conflicts of interest may arise among the Sponsor or its affiliates and the Trust.

The Trust operations will be managed by the Sponsor. It is possible that conflicts may arise between the Sponsor, affiliates, the Trust and its Shareholders.

In resolving conflicts of interest, the Sponsor is allowed to take into account the interests of other parties. Conflicts of interest may arise as a result of:

●	Sponsor and its affiliates will be indemnified pursuant to the Trust Agreement;

●	The Sponsor’s allocation of resources (including the time and attention of management and business development) among different clients and potential future business ventures, to each of which they may owe fiduciary duties, the determination of which is the responsibility of the Sponsor and its affiliates;

●	The staff of the Sponsor may also directly or indirectly serve affiliates and clients of the Sponsor;

●	The Trust Agreement does not prohibit the Sponsor, its respective affiliates and their respective officers and employees from engaging in other businesses or activities that might be in direct competition with the Trust;

●	The Sponsor and its staff may take direct positions in bitcoin or in other investments, or may advise other clients to take such positions, that may be in conflict with the investment objective of the Shares or that may be of a size that could impact the price of bitcoin;

●	There has been no independent due diligence conducted with respect to this offering, where applicable, and there is an absence of arm’s-length negotiation with respect to certain terms of the Trust;

●	The Sponsor decides whether to obtain third party services for the Trust.

By investing in the Shares, investors agree and consent to the provisions set forth in the Trust Agreement. See “[Title].”

For a further discussion of the conflicts of interest among the Sponsor, Custodians, Trust and others, see “[Conflicts of Interest].”

The Trust is new, and if it is not profitable, the Trust may terminate and liquidate at a time that is disadvantageous to Shareholders.

The Trust is new. If the Trust does not attract sufficient assets to remain open, then the Trust could be terminated and liquidated at the direction of the Sponsor. Termination and liquidation of the Trust could occur at a time that is disadvantageous to Shareholders. When the Trust’s assets are sold as part of the Trust’s liquidation, the resulting proceeds distributed to Shareholders may be less than those that may be realized in a sale outside of a liquidation context. Investors may be adversely affected by redemption or creation orders that are subject to postponement, suspension or rejection under certain circumstances.

The Sponsor may discontinue its services, which may be detrimental to the Trust.

Sponsor may be unwilling or unable to continue to serve as sponsor to the Trust for any length of time. If the Sponsor discontinues its activities and is unable to be replaced, the Trust may have to terminate and liquidate the bitcoin held by the Trust. A substitute sponsor’s appointment will not guarantee the Trust’s continued operation even if a substitute sponsor is found, the appointment of a substitute sponsor may not necessarily be beneficial to the Trust or an investment in the Shares and the Trust may terminate.

Any of the service providers could resign or be removed by the Trust, which could trigger early termination of the Trust.

Any service provider may resign or be removed under its respective governing agreement. The Trust may dissolve in accordance with the terms of the Trust Agreement if any service provider resigns or is removed and is unable to be replaced.

The lack of independent advisers representing investors in the Trust may cause Shareholders to be adversely affected.

Counsel, accountants and other advisers have been consulted by the Sponsor regarding the formation and operation of the Trust. Potential investors should consult their own legal, tax and financial advisers regarding the desirability of an investment in the Shares. No counsel has been appointed to represent an investor in connection with the offering of the Shares. Failure to consult with their own legal, tax and financial advisers may lead to Shareholders making an undesirable investment decision with respect to investment in the Shares.

No separate counsel; no responsibility or independent verification.

Chapman and Cutler LLP represents the Sponsor. The Trust does not have counsel separate and independent from counsel to the Sponsor. Chapman and Cutler LLP does not represent Shareholders, and no independent counsel has been retained to represent Shareholders. Chapman and Cutler LLP is not responsible for any acts or omissions of the Sponsor, the Administrator, the Trustee, the Bitcoin Custodian, the Transfer Agent or the Trust (including their compliance with any guidelines, policies, restrictions or applicable law, or the selection, suitability or advisability of their investment activities) or any administrator, accountant, custodian or other service provider to the Sponsor, Trustee or the Trust. This Prospectus was prepared based on information provided by the Sponsor, the Administrator, the Bitcoin Custodian, the Transfer Agent, and the Trustee, in good faith and based on reasonable best efforts to ensure the information is accurate as of the date of this Prospectus, and Chapman and Cutler has not independently verified such information.

Shareholders do not have the rights enjoyed by investors in certain other vehicles and may be adversely affected by a lack of statutory rights and by limited voting and distribution rights.

The Shares have limited voting and distribution rights. For example, Shareholders do not have the right to elect directors, the Trust may enact splits or reverse splits without Shareholder approval and the Trust is not required to pay regular distributions, although the Trust may pay distributions at the discretion of the Sponsor. Shareholders have limited voting rights under the Trust Agreement and will take no part in the management or control of the Trust. The Trust will not have regular Shareholder meetings. The right to authorize actions, appoint service providers or take other actions will not be held by Shareholders, as may be taken by shareholders of other trusts. Shareholders have limited voting rights as set forth in the Trust Agreement. Operation of the Trust by the Sponsor could have an adverse effect on an investment in the Shares.

An investment in the Trust may be adversely affected by competition from other investment vehicles focused on bitcoin or other digital assets.

The Trust will compete with direct investments in bitcoin, other digital assets and other potential financial vehicles, possibly including securities backed by or linked to digital assets and other investment vehicles that focus on other digital assets. Market and financial conditions, and other conditions beyond the Trust’s control, may make it more attractive to invest in other vehicles, which could adversely affect the performance of the Trust.

Investors cannot be assured of the Sponsor’s continued services, the discontinuance of which may be detrimental to the Trust.

Investors cannot be assured that the Sponsor will be able to continue to service the Trust for any length of time. If the Sponsor discontinues its activities on behalf of the Trust, the Trust may be adversely affected, as there may be no entity servicing the Trust for a period of time. Such an event could result in termination of the Trust.

The liability of the Sponsor and the Trustee is limited, and the value of the Shares will be adversely affected if the Trust is required to indemnify the Trustee or the Sponsor.

Under the Trust Agreement, the Trustee and the Sponsor are not liable, and have the right to be indemnified, for any liability or expense incurred absent gross negligence or willful misconduct on the part of the Trustee or the Sponsor or breach by the Sponsor of the Trust Agreement, as the case may be. As a result, the Sponsor may require the assets of the Trust to be sold in order to cover losses or liability suffered by it or by the Trustee. Any sale of that kind would reduce the NAV of the Trust and the value of its Shares.

Shareholders’ limited rights of legal recourse against the Trust, Trustee, Sponsor, Administrator, Transfer Agent and Bitcoin Custodian and the Trust’s lack of direct insurance protection expose the Trust and its Shareholders to the risk of loss of the Trust’s bitcoin for which no person is liable.

The Trust does not currently intend to insure its bitcoin. The Bitcoin Custodian does, however, maintain insurance with regard to its custodial business on such terms and conditions as it considers appropriate in connection with its custodial obligations and will be responsible for all costs, fees and expenses arising from the insurance policy or policies. The Shareholders cannot be assured that the Bitcoin Custodian will maintain adequate insurance with respect to the bitcoin held by it on behalf of the Trust. Furthermore, Shareholders’ recourse against the Trust, Custodian and Sponsor under New York law governing their custody operations is limited. Similarly, Shareholders’ recourse against the Administrator and Transfer Agent for the services they provide to the Trust is limited. Consequently, a loss may be suffered with respect to the Trust’s bitcoin which is not covered by insurance and for which no person is contractually liable in damages.

Bitcoin held by the Trust are not subject to FDIC or SIPC protections.

The Trust is not a banking institution or otherwise a member of the Federal Deposit Insurance Corporation (“FDIC”) or Securities Investor Protection Corporation (“SIPC”) and, therefore, deposits held with or assets held by the Trust are not subject to the protections enjoyed by depositors with FDIC or SIPC member institutions. The undivided interests in the Trust’s bitcoin represented by the Shares in the Trust are not insured, beyond the insurance held by the Bitcoin Custodian.

Third parties may infringe upon or otherwise violate intellectual property rights or assert that the Sponsor has infringed or otherwise violated their intellectual property rights, which may result in significant costs and diverted attention.

It is possible that third parties might utilize the Trust’s intellectual property or technology, including the use of its business methods and trademarks, without permission. However, the Trust may not have adequate resources to implement procedures for monitoring unauthorized uses of their trademarks, proprietary software and other technology. Also, third parties may independently develop business methods, trademarks or proprietary software and other technology similar to that of the Trust or claim that the Trust has violated their intellectual property rights, including their copyrights, trademark rights, trade names, trade secrets and patent rights. As a result, the Trust may have to litigate in the future to protect its trade secrets, determine the validity and scope of other parties’ proprietary rights, defend itself against claims that it has infringed or otherwise violated other parties’ rights, or defend itself against claims that its rights are invalid. Any litigation of this type, even if the Trust is successful and regardless of the merits, may result in significant costs, divert its resources from the Trust, or require it to change its proprietary software and other technology or enter into royalty or licensing agreements.

Due to the increased use of technologies, intentional and unintentional cyber-attacks pose operational and information security risks.

With the increased use of technologies such as the internet and the dependence on computer systems to perform necessary business functions, the Trust is susceptible to operational and information security risks. In general, cyber incidents can result from deliberate attacks or unintentional events. Cyber-attacks include, but are not limited to, gaining unauthorized access to digital systems for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. Cyber-attacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on websites. Cyber security failures or breaches of one or more of the Trust’s third-party service providers (including, but not limited to, the Administrator, Transfer Agent, the Sponsor and the Bitcoin Custodian) have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, the inability of the Shareholders to transact business, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs.

In addition, substantial costs may be incurred in order to prevent any cyber incidents in the future. The Trust and its Shareholders could be negatively impacted as a result. While the Trust has established business continuity plans, there are inherent limitations in such plans.

The Trust faces risks related to the novel coronavirus (COVID-19) outbreak, which could negatively impact the value of the Trust’s holdings and significantly disrupt its operations.

Health crises caused by the outbreak of infectious diseases or other public health issues, may exacerbate other pre-existing political, social, economic, market and financial risks. The impact of any such events, could negatively affect the global economy, as well as the economies of individual countries or regions, the financial performance of individual companies, sectors and industries, and the markets in general in significant and unforeseen ways. Any such impact could adversely affect the prices and liquidity of the Shares and of the [bitcoin markets].

For example, an outbreak of a respiratory disease designated as COVID-19 was first detected in China in December 2019 and subsequently spread internationally. The transmission of COVID-19 and efforts to contain its spread have resulted in international, national and local border closings and other significant travel restrictions and disruptions, significant disruptions to business operations, supply chains and customer activity, event cancellations and restrictions, service cancellations, reductions and other changes, significant challenges in healthcare service preparation and delivery, and quarantines, as well as general concern and uncertainty that has negatively affected the economic environment. These impacts also have caused significant volatility and declines in global financial markets, including increased volatility and uncertainty in crypto markets, which have caused losses for investors. The impact of this COVID-19 pandemic may be short term or may last for an extended period of time, and in either case could result in a substantial economic downturn or recession.

In addition, the operations of the Trust, the Sponsor and other service providers may be significantly impacted, or even temporarily or permanently halted, as a result of government quarantine measures, voluntary and precautionary restrictions on travel or meetings and other factors related to a public health emergency, including its potential adverse impact on the health of any such entity’s personnel. Any disruption of operations could adversely impact the price and liquidity of the Shares, including, without limitation, the Trust’s ability to process orders for Creation Units.

BITCOIN, BITCOIN MARKET AND REGULATION OF BITCOIN

This section of the prospectus provides a more detailed description of bitcoin, including information about the historical development of bitcoin, how a person holds bitcoin, how to use bitcoin in transactions, how to trade bitcoin, the “spot” trading platform market where bitcoin can be bought, held and sold, the bitcoin over-the-counter (“OTC”) trading market and bitcoin mining. In this prospectus, Bitcoin with an upper case “B” is used to describe the system as a whole that is involved in maintaining the ledger of bitcoin ownership and facilitating the transfer of bitcoin among parties. When referring to the cryptocurrency of the bitcoin network, bitcoin is written with a lower case “b” (except, of course, at the beginning of sentences or paragraph sections, as below).

Bitcoin

Bitcoin is the cryptocurrency that is native to, and created and transmitted through the operations of, the peer-to-peer Bitcoin network, a decentralized network of computers that operates on cryptographic protocols. No single entity owns or operates the Bitcoin network, the infrastructure of which is collectively maintained by a decentralized user base. The Bitcoin network allows people to exchange tokens of value, called bitcoin, which are recorded on a public transaction ledger known as the Blockchain. Bitcoin can be used to pay for goods and services, or it can be converted to fiat currencies, such as the U.S. dollar, at rates determined on digital asset trading platforms or in individual end-user-to-end-user transactions under a barter system. Although nascent in use, bitcoin may be used as a medium of exchange, unit of account or store of value.

The Bitcoin network is decentralized and does not require governmental authorities or financial institution intermediaries to create, transmit or determine the value of bitcoin. In addition, no party may easily censor transactions on the Bitcoin network. As a result, the Bitcoin network is often referred to as decentralized and censorship resistant.

The value of bitcoin is determined by the supply of and demand for bitcoin. New bitcoin are created and rewarded to the parties providing the Bitcoin network’s infrastructure (“miners”) in exchange for their expending computational power to verifying transactions and add them to the Blockchain. The Blockchain is effectively a decentralized database that includes all blocks that have been solved by miners and it is updated to include new blocks as they are solved. Each bitcoin transaction is broadcast to the Bitcoin network and, when included in a block, recorded in the Blockchain. As each new block records outstanding bitcoin transactions, and outstanding transactions are settled and validated through such recording, the Blockchain represents a complete, transparent and unbroken history of all transactions of the Bitcoin network.

Bitcoin Network

Bitcoin was first described in a white paper released in 2008 and published under the name “Satoshi Nakamoto.” The protocol underlying Bitcoin was subsequently released in 2009 as open source software and currently operates on a worldwide network of computers. The Bitcoin network and its software has been under active development since that time by a group of computer engineers known as core developers, each of whom operates under a volunteer basis and without strict hierarchical administration.

The Bitcoin network utilizes a cryptocurrency known as “bitcoin,” which can be transferred among parties via the Internet. Unlike other means of electronic payments such as credit card transactions, one of the advantages of bitcoin is that it can be transferred without the use of a central administrator or clearing agency. As a central party is not necessary to administer bitcoin transactions or maintain the bitcoin ledger, the term decentralized is often used in descriptions of bitcoin. Unless it is using a third party service provider, a party transacting in bitcoin is generally not afforded some of the protections that may be offered by intermediaries.

The first step in directly using the Bitcoin network for transactions is to download specialized software referred to as a “bitcoin wallet.” A user’s bitcoin wallet can run on a computer or smartphone, and can be used both to send and to receive bitcoin. Within a bitcoin wallet, a user can generate one or more unique “bitcoin addresses,” which are conceptually similar to bank account numbers. After establishing a bitcoin address, a user can send or receive bitcoin from his or her bitcoin address to another user’s bitcoin address. Sending bitcoin from one bitcoin address to another is similar in concept to sending a bank wire from one person’s bank account to another person’s bank account; however, such transactions are not managed by an intermediary and erroneous transactions generally may not be reversed or remedied once sent.

The amount of bitcoin associated with each bitcoin address, as well as each bitcoin transaction to or from such bitcoin address, is transparently reflected in the Blockchain and can be viewed by websites that operate as “Blockchain explorers.” Copies of the Blockchain exist on thousands of computers on the Bitcoin network throughout the Internet. A user’s bitcoin wallet will either contain a copy of the Blockchain or be able to connect with another computer that holds a copy of the Blockchain. The innovative design of the Bitcoin network protocol allows each Bitcoin user to trust that their copy of the Blockchain will generally be updated consistent with each other user’s copy.

When a Bitcoin user wishes to transfer bitcoin to another user, the sender must first request a Bitcoin address from the recipient. The sender then uses his or her Bitcoin wallet software to create a proposed transaction that is confirmed and settles when included in the Blockchain. The transaction would reduce the amount of bitcoin allocated to the sender’s address and increase the amount allocated to the recipient’s address, in each case by the amount of bitcoin desired to be transferred. The transaction is completely digital in nature, similar to a file on a computer, and it can be sent to other computers participating in the Bitcoin network; however, the use of cryptographic verification is believed to prevent the ability to duplicate or counterfeit bitcoin.

Bitcoin Protocol

The Bitcoin protocol is built using open source software allowing for any developer to review the underlying code and suggest changes. There is no official company or group that is responsible for making modifications to Bitcoin. There are, however, a number of individual developers that regularly contribute to the reference software known as “Bitcoin Core,” a specific distribution of Bitcoin software that provides the de-facto standard for the Bitcoin protocol.

Significant changes to the Bitcoin protocol are typically accomplished through a so-called “Bitcoin Improvement Proposal” or BIP. Such proposals are generally posted on websites, and the proposals explain technical requirements for the protocol change as well as reasons why the change should be accepted by users. Because Bitcoin has no central authority, updating the reference software’s Bitcoin protocol will not immediately change the Bitcoin network’s operations. Instead, the implementation of a change is achieved by users (including transaction validators known as “miners”) downloading and running the updated versions of Bitcoin Core or other Bitcoin software that abides by the new Bitcoin protocol. Users and miners must accept any changes made to the Bitcoin source code by downloading a version of their Bitcoin software that incorporates the proposed modification of the Bitcoin network’s source code. A modification of the Bitcoin network’s source code or protocol is only effective with respect to those Bitcoin users and miners who download it. If an incompatible modification is accepted by a less than overwhelming percentage of users and miners, a division in the Bitcoin network will occur such that one network will run the pre-modification source code and the other network will run the modified source code. Such a division is known as a “fork” in the Bitcoin network.

Recent development on the Bitcoin network has enabled some functionality other than the transfer of value on the Blockchain. Following the recent activation of Segregated Witness on the Bitcoin network, an alpha version of the Lightning Network was released. The Lightning Network is an open-source decentralized network that enables instant off-blockchain transfers of the ownership of bitcoin without the need of a trusted third party. Other efforts include increased use of smart contracts and distributed registers built into, built atop or pegged alongside the Blockchain. The Trust’s activities will not directly relate to such projects, though such projects may utilize bitcoin as tokens for the facilitation of their non-financial uses, thereby potentially increasing the utility of the Bitcoin network as a whole. Conversely, projects that operate and are built within the Blockchain may increase the data flow on the Bitcoin network and could either “bloat” the size of the Blockchain or slow confirmation times. At this time, such projects remain in early stages.

Bitcoin Transactions

A bitcoin transaction is similar in concept to an irreversible digital check. The transaction contains the sender’s bitcoin address, the recipient’s bitcoin address, the amount of bitcoin to be sent, a transaction fee and the sender’s digital signature. Bitcoin transactions are secured by cryptography known as “public-private key cryptography,” represented by the bitcoin addresses and digital signature in a transaction’s data file. Each Bitcoin network address, or wallet, is associated with a unique “public key” and “private key” pair, both of which are lengthy alphanumeric codes, derived together and possessing a unique relationship.

The use of key pairs is a cornerstone of the Bitcoin network technology. This is because the use of a private key is the only mechanism by which a bitcoin transaction can be signed. If a private key is lost, the corresponding bitcoin is thereafter permanently non-transferable. Moreover, the theft of a private key provides the thief immediate and unfettered access to the corresponding bitcoin. Bitcoin users must therefore understand that in this regard, bitcoin is similar to cash: that is, the person or entity in control of the private key corresponding to a particular quantity of bitcoin has de facto control of the bitcoin. For large quantities of bitcoin, holders often embrace sophisticated security measures. For a discussion of how the Trust secures its bitcoin, see “The Bitcoin Custodian” below.

The public key is visible to the public and analogous to the Bitcoin network address. The private key is a secret and is used to digitally sign a transaction in a way that proves the transaction has been signed by the holder of the public-private key pair, and without having to reveal the private key. A user’s private key must be kept safe in accordance with appropriate controls and procedures to ensure it is used only for legitimate and intended transactions. If an unauthorized third person learns of a user’s private key, that third person could apply the user’s digital signature without authorization and send the user’s bitcoin to their or another bitcoin address, thereby stealing the user’s bitcoin. Similarly, if a user loses his private key and cannot restore such access (e.g., through a backup), the user may permanently lose access to the bitcoin associated with that private key and bitcoin address.

To prevent the possibility of double-spending of bitcoin, each validated transaction is recorded, time stamped and publicly displayed in a “block” in the Blockchain, which is publicly available. Thus, the Bitcoin network provides confirmation against double-spending by memorializing every transaction in the Blockchain, which is publicly accessible and downloaded in part or in whole by all users of the Bitcoin network software program. Any user may validate, through their Bitcoin wallet or a blockchain explorer, that each transaction in the Bitcoin network was authorized by the holder of the applicable private key, and Bitcoin network mining software consistent with reference software requirements validates each such transaction before including it in the Blockchain. This cryptographic security ensures that bitcoin transactions may not generally be counterfeited, although it does not protect against the “real world” theft or coercion of use of a Bitcoin user’s private key, including the hacking of a Bitcoin user’s computer or a service provider’s systems.

A Bitcoin transaction between two parties is recorded if included in a valid block added to the Blockchain, when that block is accepted as valid through consensus formation among Bitcoin network participants. Validation of a block is achieved by confirming the cryptographic hash value included in the block’s data and by the block’s addition to the longest confirmed Blockchain on the Bitcoin network. For a transaction, inclusion in a block in the Blockchain constitutes a “confirmation” of validity. As each block contains a reference to the immediately preceding block, additional blocks appended to and incorporated into the Blockchain constitute additional confirmations of the transactions in such prior blocks, and a transaction included in a block for the first time is confirmed once against double-spending. This layered confirmation process makes changing historical blocks (and reversing transactions) exponentially more difficult the further back one goes in the Blockchain.

To undo past transactions in a block recorded on the Blockchain, a malicious actor would have to exert tremendous hashrate in re-solving each block in the Blockchain starting with and after the target block and broadcasting all such blocks to the Bitcoin network. The Bitcoin network is generally programmed to consider the longest Blockchain containing solved and valid blocks to be the most accurate Blockchain. In order to undo multiple layers of confirmation and alter the Blockchain, a malicious actor must re-solve all of the old blocks sought to be regenerated and be able to continuously add new blocks to the Blockchain at a speed that would have to outpace that of all of the other miners on the Bitcoin network, who would be continuously solving for and adding new blocks to the Blockchain. Given the size and speed of the Bitcoin network, it is generally agreed that the cost of amassing such computational power exceeds the profit to be obtained by double-spending or attempting to fabricate prior blocks.

If a malicious actor is able to amass ten (10) percent of the Bitcoin network’s aggregate hashrate, there is estimated to be a 0.1 percent chance that it would be able to overcome six (6) confirmations. Therefore, given the difficulty in amassing such hashrate, six (6) confirmations is an often-cited standard for the validity of transactions. The Trust has adopted a policy whereby a transaction will be deemed confirmed upon this industry standard of six (6) confirmations (the “Confirmation Protocol”). As one (1) block is added to the Blockchain approximately every six (6) to twelve (12) minutes, a Bitcoin transaction will be, on average, confirmed using the Confirmation Protocol beyond a reasonable doubt in approximately one (1) hour. Merchants selling high-value goods and services, as well as Bitcoin Exchanges and many experienced users, are believed to generally use the six (6) confirmations standard. This confirmation system, however, does not mean that merchants must always wait for multiple confirmations for transactions involving low-value goods and services. As discussed below, the value of a successful double-spending attack involving a low-value transaction may, and perhaps likely will, be significantly less than the cost involved in arranging and executing such double-spending attacks. Furthermore, merchants engaging in low-value transactions may then view the reward of quicker transaction settlements with limited or no Blockchain confirmation as greater than the related risk of not waiting for six (6) confirmations with respect to low-value transactions at points of sale. Conversely, for high-value transactions that are not time sensitive, additional settlement security can be provided by waiting for more than six (6) confirmations.

Bitcoin Mining

The process by which bitcoin are created and bitcoin transactions are verified is called “mining.” To begin mining, a user, or “miner,” can download and run a mining “client,” which, like regular Bitcoin network software programs, turns the user’s computer into a “node” on the Bitcoin network, and in this case has the ability to validate transactions and add new blocks of transactions to the Blockchain.

Miners, through the use of the bitcoin software program, engage in a set of prescribed complex mathematical calculations in order to verify transactions and compete for the right to add a block of verified transactions to the Blockchain and thereby confirm bitcoin transactions included in that block’s data. The miner who successfully “solves” the complex mathematical calculations has the right to add a block of transactions to the Blockchain and is then rewarded by a grant of bitcoin, known as a “coinbase,” plus any transaction fees paid for the transactions included in such block.

Confirmed and validated bitcoin transactions are recorded in blocks added to the Blockchain. Each block contains the details of some or all of the most recent transactions that are not memorialized in prior blocks, as well as a record of the award of bitcoin to the miner who added the new block. Each unique block can only be solved and added to the Blockchain by one miner; therefore, all individual miners and mining pools on the Bitcoin network must engage in a competitive process of constantly increasing their computing power to improve their likelihood of solving for new blocks. As more miners join the Bitcoin network and its processing power increases, the Bitcoin network adjusts the complexity of a block-solving equation to maintain a predetermined pace of adding a new block to the Blockchain approximately every ten minutes.

Mathematically Controlled Supply

The method for creating new bitcoin is mathematically controlled in a manner so that the supply of bitcoin grows at a limited rate pursuant to a pre-set schedule. The number of bitcoin awarded for solving a new block is automatically halved every 210,000 blocks. Thus, the current fixed reward for solving a new block is 6.25 bitcoin per block; the reward decreased from twenty-five (25) bitcoin in July 2016 and 12.5 in May 2020. It is estimated to halve again at the start of 2024. This deliberately controlled rate of bitcoin creation means that the number of bitcoin in existence will never exceed twenty-one (21) million and that bitcoin cannot be devalued through excessive production unless the Bitcoin network’s source code (and the underlying protocol for bitcoin issuance) is altered. As of July 9, 2021, approximately 18,762,800 bitcoin have been mined. It is estimated that more than ninety (90) percent of the twenty-one (21) million bitcoin will have been mined by 2022.

Bitcoin Market and Digital asset trading platforms

In addition to using bitcoin to engage in transactions, investors may purchase and sell bitcoin to speculate as to the value of bitcoin in the bitcoin market, or as a long-term investment to diversify their portfolio. The value of bitcoin within the market is determined, in part, by (i) the supply of and demand for bitcoin in the bitcoin market, (ii) market expectations for the expansion of investor interest in bitcoin and the adoption of bitcoin by users, (iii) the number of merchants that accept bitcoin as a form of payment, and (iv) the volume of private end-user-to-end-user transactions.

Although the value of bitcoin is determined by the value that two transacting market participants place on bitcoin through their transaction, the most common means of determining a reference value is by surveying one or more trading platforms where secondary markets for bitcoin exist. The most prominent digital asset trading platforms are often referred to as “exchanges”, although they neither report trade information nor are they regulated in the same way as a national securities exchange. As such, there is some difference in the form, transparency and reliability of trading data from digital asset trading platforms. Generally speaking, bitcoin data is available from these trading platforms with publicly disclosed valuations for each executed trade, measured by one or more fiat currencies such as the U.S. dollar or Euro (such as the USD-BTC Pair) or another digital asset such as ether. Over-the-counter dealers or market makers do not typically disclose their trade data.

Currently, there are many digital asset trading platforms operating worldwide and trading platforms represent a substantial percentage of bitcoin buying and selling activity, and, therefore, provide large data sets for market valuation of bitcoin. A digital asset trading platform provides investors with a way to purchase and sell bitcoin, similar to stock exchanges like the New York Stock Exchange or NASDAQ, which provide ways for investors to buy stocks and bonds in the so-called “secondary market.” Unlike stock exchanges, which are regulated to monitor securities trading activity, digital asset trading platforms are largely regulated as money services businesses (or a foreign regulatory equivalent) and are required to monitor for and detect money-laundering and other illicit financing activities that may take place on the platform. Digital asset trading platforms operate websites designed to permit investors to open accounts with the trading platform and then purchase and sell bitcoin.

As with conventional stock exchanges, an investor opening a trading account and wishing to transact at a digital asset trading platform must deposit an accepted government-issued currency into their account, or a previously acquired digital asset. The process of establishing an account with a digital asset trading platform and trading bitcoin is different from, and should not be confused with, the process of users sending bitcoin from one bitcoin address to another bitcoin address, such as to pay for goods and services. This latter process is an activity that occurs wholly within the confines of the Bitcoin network, while the former is an activity that occurs largely on private websites and databases owned by the trading platform.

Although bitcoin was the first cryptocurrency, since 2009, the number of digital assets, market participants and companies in the space has increased dramatically. In addition to bitcoin, other well-known digital assets include ether, bitcoin cash, and litecoin. The digital asset marketplace is still being defined and evolving, including the practices of exchanges, behavior of investors, and the protocols and prominence of particular digital assets. Prior to 2017, bitcoin accounted for approximately 85% or more of the total market capitalization of all digital assets. By October 2021, this figure had dropped to approximately 45% as other digital assets launched and/or grew faster than bitcoin.

Authorized Participants will have the option of purchasing and selling bitcoin used in Creation Unit transactions with the Trust either on digital asset trading platforms, in the OTC markets or in direct bilateral transactions. OTC trading of bitcoin is generally accomplished via bilateral agreements on a principal-to-principal basis. All risks and issues related to creditworthiness are between the parties directly involved in the transaction.

The bitcoin OTC market demonstrates flexibility in terms of quotes, price, size, and other factors. The OTC market has no formal structure and no open-outcry meeting place, and typically involves bilateral agreements on a principal-to-principal basis. Parties engaging in OTC transactions will agree upon a price – often via phone, email, or chat – and then one of the two parties will initiate the transaction. For example, a seller of bitcoin could initiate the transaction by sending the bitcoin to the buyer’s bitcoin address. The buyer would then wire US Dollars to the seller’s bank account. OTC trading tends to occur in large blocks of bitcoin. All risks and issues related to creditworthiness are between the parties directly involved in the transaction. OTC market participants include institutional entities, such as hedge funds, family offices, private wealth managers, high-net-worth individuals that trade bitcoin on a proprietary basis, and brokers that offer two-sided liquidity for bitcoin.

Bitcoin Futures are traded on the Chicago Mercantile Exchange (“CME”), the Intercontinental Exchange and smaller regulated platforms such as ErisX and LedgerX. Authorized Participants may utilize Bitcoin Futures to hedge bitcoin exposure relating to the purchase and redemption of Creation Units. Since their launch in 2017, Bitcoin Futures on the CME have seen significant growth in average daily volume traded, open interest, and the number of large participants. Bitcoin Futures on the CME are cash-settled based on the CME CF Bitcoin Reference Rate, which shares the same methodology as the CME US Reference Rate.

Market Participants

Miners

Miners range from Bitcoin enthusiasts to professional mining operations that design and build dedicated machines and data centers, but the vast majority of mining is now undertaken by parties with access to high grade hardware, favorable electric prices, and industrial data centers. In addition, most mining hashrate is directed by participants in mining pools.

Investment and Speculative Sector

This sector includes the investment and trading activities of both private and professional investors and speculators. These participants range from exchange-traded products, hedge funds, and day-traders who invest in bitcoin by trading on digital asset trading platforms.

Historically, larger financial services institutions are publicly reported to have limited involvement in investment and trading in bitcoin; however, this trend appears to be eroding and more platforms seek to offer exposure to digital assets and more institutional investors seek to deploy capital in the space. Major financial institutions have cited advisory client demand in adding direct, equity or synthetic means of obtaining digital asset exposure.

Retail Sector

The retail sector includes users transacting in direct peer-to-peer Bitcoin transactions through the direct sending of bitcoin over the Bitcoin network. The retail sector also includes transactions between consumers paying for goods or services from commercial or service businesses through direct transactions or third-party service providers such as BitPay, which provides a merchant platform for instantaneous transactions whereby the consumer sends bitcoin to BitPay, which then provides either the bitcoin or the cash value thereof to the commercial or service business utilizing the platform. PayPal, Square and Shopify are examples of traditional merchant payment processors or merchant platforms that have also added Bitcoin payment options for their merchant customers. Payment processing through the Bitcoin network may reduce the transaction cost for merchants, relative to the costs paid for credit card transaction processing, and eliminates the potential for consumer chargebacks.

Service Sector

This sector includes companies that provide a variety of services including the buying, selling, payment processing and storing of bitcoin. Coinbase and Fidelity are examples of multi-service financial institutions that provide wallets that store bitcoin for users and also serve as a retail or exchange gateway whereby users can purchase bitcoin for fiat currency. BitPay is an example of Bitcoin payment processors that allow merchants to accept bitcoin as payment. As the Bitcoin network continues to grow in acceptance, it is anticipated that service providers will expand the currently available range of services and that additional parties will enter the service sector for the Bitcoin network.

Regulation of Bitcoin

Bitcoin and other digital assets have increasingly attracted attention from U.S. and foreign regulators. Such regulatory attention has included enforcement actions for violations of securities and commodities laws, as well as the release of regulatory guidance explaining how existing regulatory regimes apply to digital assets, and orders approving certain digital asset-related products. In more limited cases, new legislation or regulations have been proposed or adopted to govern the use of digital assets and their networks.

In the U.S., the SEC, CFTC, U.S Department of the Treasury, and the NYSDFS have been particularly active in regulating the use of bitcoin and other digital assets. Internationally, regulators in the United Kingdom, Switzerland, France, Germany, Australia, Japan, South Korea, Singapore, and China have taken active roles in the regulation of the use of bitcoin and other digital assets.

Conversely, in June 2021, the government of El Salvador announced and passed legislation that identified bitcoin as legal tender in El Salvador. In September 2021, such legislation took effect, and El Salvador became the first country to adopt bitcoin as legal tender. Other South and Central American political leaders have indicated an interest in exploring the issues relating to legal tender status for bitcoin. It is unclear whether the designation of bitcoin as legal tender in El Salvador or any other country will impact the regulatory treatment of bitcoin in the U.S., or whether other countries will adopt similar legislation.

U.S. federal and state agencies (including the Financial Crimes Enforcement Network (“FinCEN”), SEC, CFTC, FINRA, the Consumer Financial Protection Bureau, the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS and state financial institution regulators) have been examining the operations of digital asset networks, digital asset users and the digital asset trading platforms, with particular focus on the extent to which digital assets can be used to launder the proceeds of illegal activities or fund criminal or terrorist enterprises and the safety and soundness of trading platforms or other service-providers that hold digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by digital assets to investors. In addition, federal and state agencies, and other countries have issued rules or guidance about the treatment of digital asset transactions or requirements for businesses engaged in digital asset activity.

In addition, the SEC, U.S. state securities regulators and several foreign governments have issued warnings that digital assets sold in initial coin offerings (“ICOs”) may be classified as securities and that both those digital assets and ICOs may be subject to securities regulations. Generally speaking, ICOs are offered and conducted on the Ethereum network or similar “smart contract” platforms, rather than the Bitcoin network; however, bitcoin has been used for consideration in ICOs on multiple networks and ICOs may be conducted using the Bitcoin network. On-going and future regulatory actions may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares or the ability of the Trust to continue to operate. Additionally, U.S. state and federal, and foreign regulators and legislatures have taken action against digital asset businesses or enacted restrictive regimes in response to adverse publicity arising from hacks, consumer harm, or criminal activity stemming from digital asset activity. In July 2019, U.S. Treasury Secretary Steven Mnuchin stated that he had “very serious concerns” about digital assets. Secretary Mnuchin indicated that one source of concern is digital assets’ potential to be used to fund illicit activities. In June 2020, digital asset businesses that are financial institutions were required to comply with the “travel rule” guidelines promoted by the Financial Action Task Force and adopted by government regulators in a substantial number of developed economies. The travel rule requires financial institutions to pass on certain transaction information in connection with financial transfers of size; because of the nature of the Bitcoin network, compliance with this mandate represents a challenge for digital asset businesses including digital asset trading platforms. See “Risk Factors—Future and current regulations by a U.S. or foreign government or quasi-governmental agency could have an adverse effect on an investment in the Trust.”

Law enforcement agencies have often relied on the transparency of blockchains to facilitate investigations. Europol, the European Union’s law enforcement agency, released a report in October 2017 noting the increased use of privacy-enhancing digital assets like Zcash and Monero in criminal activity on the internet and in May 2018 it was reported that Japan’s Financial Service Agency has been pressuring Japanese digital asset trading platforms to delist privacy-enhancing digital assets. Although no regulatory action has been taken to treat Zcash or other privacy-enhancing digital assets differently, this may change in the future.

Various foreign jurisdictions have, and may continue to, in the near future, adopt laws, regulations or directives that affect the Bitcoin network, the bitcoin markets, and their users, particularly digital asset trading platforms and service providers that fall within such jurisdictions’ regulatory scope. For example, on March 5, 2020, South Korea voted to amend its Financial Information Act to require virtual asset service providers to register and comply with its AML and CFT framework. These measures also provide the government with the authority to close digital asset trading platforms that do not comply with specified processes. The Chinese and South Korean governments have also banned ICOs and there have been consistent reports over the course of the last five years that Chinese regulators have taken formal or informal action to shut down or limit banking access to a number of China-based digital asset trading platforms. For example, on January 19, 2018, a Chinese news organization reported that the People’s Bank of China had ordered financial institutions to stop providing banking or funding to “any activity related to cryptocurrencies.” Similarly, in April 2018, the Reserve Bank of India banned the entities it regulates from providing services to any individuals or business entities dealing with or settling digital assets. On March 5, 2020, this ban was overturned in the Indian Supreme Court, although the Reserve Bank of India is currently challenging this ruling. There remains significant uncertainty regarding the South Korean, Indian and Chinese governments’ future actions with respect to the regulation of digital assets and digital asset trading platforms. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of Bitcoin by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the Bitcoin economy in the European Union, China, South Korea, India and the United States and globally, or otherwise negatively affect the value of bitcoin.

In July 2019, the United Kingdom’s Financial Conduct Authority proposed rules to address harm to retail consumers deriving from the sale of derivatives and exchange traded notes that reference certain types of digital assets, contending that they are “ill-suited” to retail investors citing extreme volatility, valuation challenges and association with financial crime. In addition to exchange traded notes, the proposed ban would affect financial products including contracts for difference, options and futures. Public consultation on the proposed restriction closed in October 2019. As of the date of this Prospectus, the Financial Conduct Authority has not yet finalized its proposed ruling.

The effect of any future regulatory change on the Trust or Bitcoin is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares.

THE TRUST AND BITCOIN PRICES

Overview of the Trust

The Trust’s investment objective is to seek to provide exposure to the value of bitcoin held by the Trust, less the expenses of the Trust’s operations. In seeking to achieve its investment objective, the Trust will hold bitcoin and will value its net assets and the Shares daily based on the CME US Reference Rate. The Trust will process all creations and redemptions in-kind, and accrue its management fee solely in bitcoin.

The Sponsor believes that the Trust will provide a cost-efficient way for investors to implement strategic and tactical asset allocation strategies that use bitcoin by investing in the Shares rather than purchasing, holding and trading bitcoin directly. The latter alternative would require an investor to acquire bitcoin by selecting a digital asset trading platform and opening an account or arranging a private transaction, and initiating a fiat transaction to initiate or settle such acquisition. An investor would then also be required to custody such bitcoin by selecting a retail or institutional custodial platform or establishing a personal computer or hardware security module based system capable of transacting directly on the blockchain, and incurring the risk associated with cybersecurity and maintaining a private key that is irrecoverable if lost, among other difficulties.

The CME US Reference Rate

Bitcoin is a globally traded commodity with prices ostensibly quoted on over 200 trading platforms with substantial, if fragmented, liquidity; nevertheless, there has not appeared to be a single unified reported price for bitcoin on such trading platforms, and the reported differences on such trading platforms between what bitcoin costs, and what an investor can subsequently sell their bitcoin holdings, range from a few cents to, at certain points, hundreds of dollars. In designing the Trust, the Sponsor considered how to accurately price the Trust’s NAV, such that said NAV would be reflective of the globally integrated price of bitcoin.

The Sponsor selected the use of the CME US Reference Rate, a reference rate for the U.S. dollar price of one bitcoin developed by the CME Group and CF Benchmarks Ltd. to be used in the creation of financial products tied to bitcoin, including the facilitation of cash settlement of Bitcoin Futures traded on the Chicago Mercantile Exchange. The CME US Reference Rate was introduced in February 2021 under the Bloomberg ticker CFXBTUSN. It is is fixed once per day at 4 p.m. New York time, based on the methodology set forth below and applying data from Constituent Platforms. The CME US Reference Rate utilizes the same methodology as the CME CF Bitcoin Reference Rate, which is fixed once per day at 4 p.m. London time and is used for cash settlement of bitcoin futures on the CME Market. The CME Group also publishes a continuous real-time bitcoin price index, known as the CME Real Time Price, using data from the same Constituent Platforms as the CME US Reference Rate and CME CF Bitcoin Reference Rate.

The CME US Reference Rate and CME Real Time Price are administered by CF Benchmarks Ltd., with the selection of Constituent Platforms performed by a five-person oversight committee appointed by CME Group and CF Benchmarks Ltd. A trading platform is eligible to be a constituent if it facilitates spot trading of bitcoin against the U.S. Dollar (the “USD-BTC Pair”) and makes trade data and order data available through an automatic programming interface with sufficient reliability, detail and timeliness. Furthermore, eligibility as a Constituent Platform is determined based on

(i)	Average daily trading volume for the USD-BTC Pair during the observation window for measurement exceeding three percent (3%) of the total volume among Constituent Platforms for two (2) consecutive calendar quarters;

(ii)	Compliance with applicable law and regulation, including, but not limited to capital markets regulations, money transmission regulations, client money custody regulations, and anti-money laundering and countering the financing of terrorism (AML/CFT) regulations;

(iii)	The adoption of policies and procedures to ensure fair and transparent market conditions and to identify and impede illegal, unfair or manipulative trading practices

(iv)	The absence of undue barriers to entry or restrictions on market participants, including, without limitation, potential exposure of market participants to undue credit risk, operational risk, legal risk or other risks; and

(v)	Cooperation with inquiries and investigations of regulators and CF Benchmarks Ltd. upon request, including, without limitation, the entry into data sharing agreements with the Chicago Mercantile Exchange.

Once admitted, a Constituent Platform must demonstrate that it continues to maintain the requirements in (ii)-(v) above, and if the requirement in (i) is not fulfilled at any point, continued inclusion of the venue as a Constituent Platform to the USD-BTC Pair is assessed by the CME US Reference Rate oversight committee .

The CME US Reference Rate, which has been calculated and published since November 2016, aggregates the trade flow of several bitcoin spot exchanges, during a calculation window into the U.S. dollar price of one bitcoin as of 4:00 p.m. London time. Specifically, the CME US Reference Rate is calculated based on the “Relevant Transactions” (as defined below) of each of its Constituent Platforms, which are currently Bitstamp, Coinbase, itBit, Kraken and Gemini, as follows:

1.       All Relevant Transactions are added to a joint list, recording the trade price and size for each transaction.

2.       The list is partitioned into a number of equally-sized time intervals.

3.       For each partition separately, the volume-weighted median trade price is calculated from the trade prices and sizes of all Relevant Transactions. A volume-weighted median differs from a standard median in that a weighting factor, in this case trade size, is factored into the calculation.

4.       The CME US Reference Rate is then determined by the equally-weighted average of the volume-weighted medians of all partitions.

The CME US Reference Rate does not include any Bitcoin Futures prices in its methodology. A “Relevant Transaction” is any “cryptocurrency versus legal tender spot trade that occurs during the TWAP Period” on a Constituent Platform in the BTC/USD Pair that is reported and disseminated by CF Benchmarks Ltd., as calculation agent for the CME US Reference Rate. The following table shows the symbols used in the mathematical representation of the CME US Reference Rate:

Symbol	Name	Description	Type
Ƭ	Effective time	The time as of which the CME US Reference Rate is calculated	4:00 p.m. New York Time
r	TWAP period length	The length of the time-period prior to the effective time during which transaction data is collected	60 minutes
ȓ with ȓ ≤ r and ȓ │r	Partition length	The length of the time periods into which the TWAP period length is partitioned	5 minutes
K	Number of partitions	The number of partitions, given by K = r/t	Output
k with k € (1, ..., K)	Partition	The kth partition	Output
X k for k € (1, ..., K)	TWAP period trades	The price-ordered collection of price / size trade pairs observed in the Relevant Pair on all Constituent Platforms in the kth partition, i.e. between times T - r + (k - 1) and T - r + k	Input
I k	TWAP period trades count	The number of trades in the kth partition	Output
X k,i with Xk,i = (Pk,i, Sk,i) and Xk,i € Xk	TWAP period trade	The ith price / size trade pair of the kth partition	Input
Pk,i,	TWAP period trade price	The price of the ith price/size trade pair of the kth partition	Input
Sk,i,	TWAP period trade size	The size of the ith price/size trade pair of the kth partition	Input
WMk	Weighted median	The weighted median trade price of the kth partition	Output
CCRRT	CCRR	The CME US Reference Rate at time T	Output

For each partition k, the volume-weighted median trade prices WMk across all Relevant Transactions is calculated as:

The CME US Reference Rate as of the effective time T, CCRRT, is then given by:

The information above is not a complete description of the methodology used to calculate the CME US Reference Rate. Additional information about the CME US Reference Rate, CME CF Bitcoin Reference Rate and the CME Real Time Price, their stated methodologies and oversight committee, the CME Group and CF Benchmarks Ltd. may be found at https://www.cfbenchmarks.com.

CME GROUP MARKET DATA IS USED UNDER LICENSE AS A SOURCE OF INFORMATION FOR THE TRUST’S PRODUCTS. CME GROUP HAS NO OTHER CONNECTION TO THE TRUST’S PRODUCTS AND SERVICES AND DOES NOT SPONSOR, ENDORSE, RECOMMEND OR PROMOTE ANY OF THE TRUST’S PRODUCTS OR SERVICES. CME GROUP HAS NO OBLIGATION OR LIABILITY IN CONNECTION WITH THE TRUST’S PRODUCTS AND SERVICES. CME GROUP DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF ANY MARKET DATA LICENSED TO THE TRUST AND SHALL NOT HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN CME GROUP AND THE TRUST.

Trust Structure

The Trust is a statutory trust formed under the Delaware Statutory Trust Act, and the Trust Agreement constitutes the “governing instrument” of the Trust under the laws of the State of Delaware relating to statutory trusts. The Trust holds bitcoin and is expected from time to time to issue Creation Units in exchange for deposits of bitcoin Baskets and to distribute bitcoin Baskets in connection with redemptions of Creation Units. The Trust’s investment objective is to seek to provide exposure to the value of bitcoin held by the Trust, less the expenses of the Trust’s operations. In seeking to achieve its investment objective, the Trust will hold bitcoin and establish its net asset value by reference to the CME US Reference Rate.

The Sponsor believes the Trust’s is a straight-forward solution to seek its investment objective. The Trust’s sole asset is expected to be bitcoin held with the Bitcoin Custodian. The Trust may also, from time to time, hold certain Incidental Rights relating to a Forked Assets or airdrops, which Incidental Rights shall be disclaimed or sold, with proceeds distributed to Shareholders. The Sponsor believes that the CME US Reference Rate is a representative value for the USD-BTC price of bitcoin, based on the methodology administered by CF Benchmarks Ltd.

The Sponsor further believes that the structure of the Trust is enhanced by the decision to not purchase or sell bitcoin. The Trust processes all creations and redemptions in-kind and pays its only ordinary expense in bitcoin. It will only sell bitcoin (1) on an as-needed basis to pay extraordinary Trust expenses not assumed by the Sponsor, (2) in the event the Trust terminates and liquidates its assets, or (3) as otherwise required by law or regulation. This restriction provides protections against potential attempts by bad actors to manipulate the operation of the Trust based on how the Trust calculates its NAV. Even if a bad actor were able to temporarily manipulate the price of bitcoin on the Constituent Platforms of the CME US Reference Rate, and even if it could manipulate enough of the volume and enough of the trading platforms to overwhelm the protections designed into the calculation of the CME US Reference Rate and thereby the NAV (addressed below), the exclusive use of in-kind creations and redemptions in all circumstances barring a forced redemption, along with the Sponsor’s decision to accrue all fees in bitcoin, means that the amount of bitcoin-per-Share held by the Trust would not be impacted as a result and long-term Shareholders of the Trust would therefore be protected in a way that would not be the case if the Trust processed creations or redemptions in cash or if it accrued fees in cash.

Investors may obtain on a 24-hour basis bitcoin pricing information based on the spot and Bitcoin Futures price for one bitcoin from various financial information service providers. Current spot prices are also generally available with bid/ask spreads from digital asset trading platforms, including the Constituent Platforms. Market prices for the Shares are available from a variety of sources including brokerage firms, information websites and other information service providers. The NAV of the Trust is published by the Sponsor at the Trust’s website (www.[___].com) on each day that the Exchange is open for regular trading and is posted on the Trust’s website.

Calculation of NAV

Under normal circumstances, the Trust’s only asset will be bitcoin and, under limited circumstances, cash. The Trust’s bitcoin are carried, for financial statement purposes, at fair value, as required by the U.S. generally accepted accounting principles (“GAAP”). The Trust’s NAV will be determined by the Administrator once each Exchange trading day at 4:00 p.m. (New York time), or as soon thereafter as practicable. The NAV for a normal trading day will be released after 4:00 p.m. Eastern Standard Time (“EST”). Trading during the core trading session on the Exchange typically closes at 4:00 p.m. EST. However, NAVs are not officially struck until later in the day (often by 5:30 p.m. and almost always by 8:00 p.m.). The pause between 4:00 p.m. and 5:30 p.m. (or later) provides an opportunity to algorithmically detect, flag, investigate, and correct unusual pricing should it occur.

The Administrator will calculate the NAV of the Trust by multiplying the number of bitcoin held by the Trust by the CME US Reference Rate for such day, and subtracting the accrued but unpaid expenses and liabilities of the Trust. The Trust’s NAV per Share is calculated by dividing the Trust’s NAV by the number of Shares then outstanding. The Administrator will determine the price of the Trust’s bitcoin by reference to the CME US Reference Rate, which is published between 4:00 p.m. and 4:30 p.m. (New York time) on every calendar day.

In addition, in order to provide updated information relating to the Trust for use by investors and market professionals, the Exchange will calculate and disseminate throughout the core trading session on each trading day an updated ITV. It is calculated by using the prior day’s holdings at close of business and the most recently reported price level of the CME Bitcoin Real Time Price as reported by Bloomberg, L.P. or another reporting service, or another price of bitcoin derived from updated bids and offers indicative of the spot price of bitcoin.

The ITV disseminated during the Exchange core trading session hours should not be viewed as an actual real time update of the NAV, because per Share NAV is calculated only once at the end of each trading day based upon the relevant end of day values of the Trust’s investments. The ITV will be disseminated on a per Share basis every 15 seconds during regular Exchange core trading session hours of 9:30 a.m. EST to 4:00 p.m. EST. The Exchange will disseminate the ITV value through the facilities of CTA/CQ High Speed Lines. In addition, the ITV will be published on the Exchange’s website and will be available through on-line information services such as Bloomberg and Reuters. The ITV may differ from the NAV due to the differences in the time window of trades used to calculate each price (the NAV uses a 30-minute window, whereas the ITV draws prices from the last trade on each trading platform in an effort to produce a relevant, real-time price). The Sponsor does not believe this will cause confusion in the marketplace, as APs are the only investors who interact with the NAV and the Sponsor will communicate its NAV calculation methodology clearly.

There are many instances in the market today where the ITV and the NAV of an exchange-traded product are subtly different, whether due to the calculation methodology, market hours overlap or other factors. For example, the NAV is based on a price established during the business day in London, while the ITV is calculated continuously throughout the trading day in New York. Market movements between when the CME US Reference Rate is established for a trading day and when the Trust calculates its NAV may result in deviations between the ITV and NAV. The Sponsor has seen limited or no negative impact on trading, liquidity or other factors for exchange-traded products holding non-digital assets in this situation. The Sponsor believes that changes in the ITV will closely track changes in the globally integrated bitcoin price as reflected on the Constituent Platforms.

Dissemination of the ITV provides additional information that is not otherwise available to the public and may be useful to investors and market professionals in connection with the trading of the Shares on the Exchange. Investors and market professionals will be able throughout the trading day to compare the market price of the Trust and the ITV. If the market price of the Shares diverges significantly from the ITV, market professionals will have an incentive to execute arbitrage trades. For example, if the Trust appears to be trading at a discount compared to the ITV, a market professional could buy the Shares on the Exchange and sell short futures contracts. Such arbitrage trades can tighten the tracking between the market price of the Trust and the ITV and thus can be beneficial to all market participants.

The Sponsor reserves the right to adjust the Share price of the Trust in the future to maintain convenient trading ranges for investors. Any adjustments would be accomplished through stock splits or reverse stock splits. Such splits would decrease (in the case of a split) or increase (in the case of a reverse split) the proportionate net asset value per Share, but would have no effect on the net assets of the Trust or the proportionate voting rights of Shareholders or the value of any Shareholder’s investment.

Additional Information About The trust

The Trust

The Trust is a Delaware statutory trust, formed pursuant to the Delaware Statutory Trust Act. The Trust continuously issues common shares representing units of undivided beneficial ownership of the Trust that may be purchased and sold on the Exchange. The Trust operates pursuant to the [First] Amended and Restated Trust Agreement dated as of [__], 2021. Delaware Trust Company, a Delaware trust company, is the Delaware trustee of the Trust. The Trust is managed and controlled by the Sponsor. The Sponsor is a limited liability company formed in the state of Delaware on June 4, 2018.

The Trust is not managed like a corporation or an active investment vehicle. The bitcoin held by the Trust will only be delivered to pay the Sponsor’s management fee, distributed to Authorized Participants in connection with the redemption of Creation Units or sold (1) on an as-needed basis to pay extraordinary Trust expenses not assumed by the Sponsor, (2) in the event the Trust terminates and liquidates its assets, or (3) as otherwise required by law or regulation. The delivery or sale of bitcoin to pay fees and expenses by the Trust is a taxable event to Shareholders. See “United States Federal Income Tax Consequences.”

The Trust is not registered as an investment company under the Investment Company Act and the Sponsor believes the Trust is not required to register under such act. The Trust does not hold or trade in commodity futures contracts, “commodity interests” or any other instruments regulated by the Commodity Exchange Act, as administered by the CFTC or National Futures Association. The Sponsor believes that the Trust is not a commodity pool for purposes of the Commodity Exchange Act, and that neither the Sponsor nor the Trustee are subject to regulation as a commodity pool operator or a commodity trading adviser in connection with the operation of the Trust.

The number of outstanding Shares is expected to increase and decrease from time to time as a result of the creation and redemption of Creation Units. The creation and redemption of Creation Units requires the delivery to the Trust or the distribution by the Trust of Baskets in the amount of bitcoin represented by the NAV of the Creation Units being created or redeemed. The total amount of bitcoin required for a Baskets will be based on the combined net assets represented by the number of Creation Units being created or redeemed.

The Trust has no fixed termination date.

The Trust’s Fees and Expenses

The Trust’s only ordinary recurring expense is expected to be the Sponsor’s management fee. The Sponsor’s management fee accrues daily at an annualized rate equal to [______] of the adjusted net asset value of the Trust and is payable monthly in arrears in bitcoin. The Sponsor, from time to time, may temporarily waive all or a portion of the Sponsor’s Fee at its discretion for a stated period of time. Presently, the Sponsor does not intend to waive any of its fee. In exchange for the management fee, the Sponsor has agreed to assume and pay all ordinary expenses of the Trust, including the Trustee’s monthly fee and out-of-pocket expenses, the fees of the Trust’s regular service providers, Exchange listing fees, SEC registration fees, printing and mailing costs, audit fees and ordinary legal expenses. The Sponsor also paid the costs of the Trust’s organization.

The Sponsor’s management fee is paid by delivery of bitcoin from the Trust Bitcoin Account to the Sponsor Bitcoin Account, monthly on the first Business Day of the month in respect of fees payable for the prior month. The delivery is of that number of bitcoin which equals the daily accrual of the Sponsor’s Fee for such prior month calculated at the CME US Reference Rate for such payment date

The Trustee will, when directed by the Sponsor, and, in the absence of such direction, may, in its discretion, sell bitcoin in such quantity and at such times as may be necessary to permit payment in cash of Trust expenses not assumed by the Sponsor. The Trustee may facilitate such sale through the transfer of Trust bitcoin to [the Bitcoin Custodian or the Sponsor], in each case as agent of the Shareholders, to facilitate such a sale. The Trustee is authorized to sell bitcoin at such times and in the smallest amounts required to permit such payments as they become due, it being the intention to avoid or minimize the Trust’s holdings of assets other than bitcoin. Accordingly, the amount of bitcoin to be sold will vary from time to time depending on the level of the Trust’s expenses and the market price of bitcoin. Cash held by the Trustee pending payment of the Trust’s expenses will not bear any interest. Each delivery or sale of bitcoin by the Trust to pay the Sponsor’s management fee or other Trust expenses will be a taxable event to Shareholders. See “United States Federal Income Tax Consequences.”

The Trust does not engage in any activity designed to derive a profit from changes in the price of bitcoin. Bitcoin not needed to redeem Creation Units, or to cover the Sponsor’s management fee and Trust expenses not assumed by the Sponsor, is held in by the Bitcoin Custodian. As a result of the recurring deliveries of bitcoin necessary to pay the Sponsor’s management fee in-kind and potential sales of bitcoin to pay in cash the Trust expenses not assumed by the Sponsor, the NAV of the Trust and, correspondingly, the amount of bitcoin represented by each Share will decrease proportionately over the life of the Trust. New deposits of bitcoin, received in exchange for additional new Creation Units issued by the Trust, will not reverse this trend.

Distributions

Pursuant to the terms of the Trust Agreement, the Trust may make distributions on the Shares in-cash or potentially in-kind, including in such form as is necessary or permissible for the Trust to facilitate Shareholders’ access to any Incidental Rights or to IR Assets.

In addition, if the Trust is terminated and liquidated, the Sponsor will distribute to the Shareholders any amounts of the cash proceeds of the liquidation remaining after the satisfaction of all outstanding liabilities of the Trust and the establishment of reserves for applicable taxes, other governmental charges and contingent or future liabilities as the Sponsor will determine. See “—Description of the Trust Agreement—The Trustee—Termination of the Trust.” Shareholders of record on the record date fixed by the Transfer Agent for a distribution will be entitled to receive their pro rata portions of any distribution.

Incidental Rights and IR Assets

From time to time, the Trust may come into possession of rights incident to its ownership of bitcoin, which permit the Trust to acquire, or otherwise establish dominion and control over, other digital assets. These rights are generally expected to be Forked Assets that arise in connection with hard forks in the Blockchain, airdrops offered to holders of bitcoins and digital assets arising from other similar events without any action of the Trust or of the Sponsor or Trustee on behalf of the Trust. These rights as “Incidental Rights” and any digital assets acquired through Incidental Rights are referred to as “IR Assets.” Pursuant to the terms of the Trust Agreement, the Trust, subject to the reasonable, good faith determination by the Sponsor, may take any lawful action necessary or desirable in connection with the Trust’s ownership of Incidental Rights, including the acquisition of IR Assets, unless such action would adversely affect the status of the Trust as a grantor trust for U.S. federal income tax purposes or otherwise be prohibited by the Trust Agreement. These actions include (i) selling Incidental Rights and/or IR Assets and distributing the cash proceeds to Shareholders, (ii) distributing Incidental Rights and/or IR Assets in-kind to the Shareholders or to an agent acting on behalf of the Shareholders for sale by such agent if an in-kind distribution would otherwise be infeasible and (iii) irrevocably abandoning Incidental Rights or IR Assets. The Trust may also use Incidental Rights and/or IR Assets to pay the Sponsor’s Fee and trust expenses not assumed by the Sponsor, if any. However, the Trust does not expect to take any Incidental Rights or IR Assets it may hold into account for purposes of determining the Trust’s bitcoin, the NAV and the NAV per Share.

With respect to any fork, airdrop or similar event, the Sponsor may, in its discretion, decide to cause the Trust to distribute the Incidental Rights or IR Assets in-kind to the Sponsor or another party designated by the Sponsor as agent of the Shareholders for resale by such agent, or to irrevocably abandon the Incidental Rights or IR Assets. In the case of a distribution in-kind to an agent acting on behalf of the Shareholders, the Shareholders’ agent will attempt to sell the Incidental Rights or IR Assets, and if the agent is able to do so, will remit the cash proceeds to Shareholders of record, net of expenses and any applicable withholding taxes. There can be no assurance as to the price or prices for any Incidental Rights or IR Assets that the agent may realize, and the value of the Incidental Rights or IR Assets may increase or decrease after any sale by the agent. In the case of abandonment of Incidental Rights or IR Assets, the Trust would not receive any direct or indirect consideration for the Incidental Rights or IR Assets and thus the value of the Shares will not reflect the value of the Incidental Rights or IR Assets.

The Sponsor intends to deliver to the Bitcoin Custodian, on behalf of the Trust, a Prospective Abandonment Notice stating that the Trust is abandoning irrevocably for no direct or indirect consideration, effective immediately prior to each time at which the Trust creates or redeems Shares (any such time, a “Basket Time”), all Incidental Rights and IR Assets to which it would otherwise be entitled as of such time (any such abandonment, a “Pre-Basket Abandonment”), provided that a Pre-Basket Abandonment will not apply to any Incidental Rights and IR Assets if (i) the Trust has taken, or is taking at such time, an Affirmative Action (as defined below) to acquire or abandon such Incidental Rights and IR Assets at any time prior to such Basket Time or (ii) such Incidental Rights and IR Assets has been subject to a previous Pre-Basket Abandonment. An “Affirmative Action” is a written notification from the Sponsor to the Bitcoin Custodian of the Trust’s intention (i) to acquire and/or retain any Incidental Rights and/or IR Asset or (ii) to abandon any Incidental Rights and/or IR Asset with effect prior to the relevant Basket Time.

In determining whether to take an Affirmative Action to acquire and/or retain an Incidental Rights and IR Assets, the Trust takes into consideration a number of factors, including:

●	the Bitcoin Custodian’s agreement to provide access to the IR Asset;

●	the ability to distribute the IR Asset in-kind or otherwise assign on the books and records of the Bitcoin Custodian the Incidental Rights to an agent of the Shareholders;

●	the availability of a safe and practical way to custody the IR Asset;

●	the costs of taking possession and/or maintaining ownership of the IR Asset and whether such costs exceed the benefits of owning such IR Asset;

●	whether there are any legal restrictions on, or tax implications with respect to, the ownership, sale or disposition of the Incidental Right or IR Asset, regardless of whether there is a safe and practical way to custody and secure such Incidental Right or IR Asset;

●	the existence of a suitable market into which the Incidental Right or IR Asset may be sold; and

●	whether the Incidental Right or IR Asset is, or may be, a security under federal securities laws or a commodity interest under the Commodity Exchange Act.

In determining whether the IR Asset is, or may be, a security under federal securities laws, the Sponsor takes into account a number of factors, including the definition of a “security” under Section 2(a)(1) of the Securities Act and Section 3(a)(10) of the Exchange Act, SEC v. W.J. Howey Co., 328 U.S. 293 (1946) and the case law interpreting it, as well as reports, orders, press releases, public statements and speeches by the SEC providing guidance on when a digital asset is a “security” for purposes of the federal securities laws.

The Sponsor intends to evaluate each fork, airdrop or similar occurrence on a case-by-case basis in consultation with the Trust’s legal advisors, tax consultants, and the Bitcoin Custodian, and may decide to abandon any Incidental Rights or IR Asset resulting from a hard fork, airdrop or similar occurrence should the Sponsor conclude, in its discretion, that such abandonment is in the best interests of the Trust.

Termination of the Trust

The Sponsor will notify Shareholders at least 30 days before the date for termination of the Trust Agreement and the Trust if any of the following occurs:

●	Shares are delisted from the Exchange and are not approved for listing on another national securities exchange within five business days of their delisting;

●	180 days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign or since the Sponsor removed the Trustee, and a successor trustee has not been appointed and accepted its appointment;

●	The SEC determines that the Trust is an investment company under the Investment Company Act, and the Sponsor has made the determination that termination of the Trust is advisable;

●	The CFTC determines that the Trust is a commodity pool under the Commodity Exchange Act, and the Sponsor has made the determination that termination of the Trust is advisable;

●	The Trust is determined to be a “money service business” under the regulations promulgated by FinCEN under the authority of the Bank Secrecy Act of 1970 and is required to comply with certain FinCEN regulations thereunder or is determined to be a “money transmitter” (or equivalent designation) under the laws of any state in which the Trust operates and is required to seek licensing or otherwise comply with state licensing requirements, and the Sponsor has made the determination that termination of the Trust is advisable;

●	A U.S. regulator requires the Trust to shut down or forces the Trust to liquidate its bitcoin;

●	Any ongoing event exists that either prevents the Trust from making or makes impractical the Trust’s reasonable efforts to make a fair determination of the price of bitcoin for purposes of determining the NAV of the Trust;

●	The Sponsor determines that the aggregate net assets of the Trust in relation to the operating expenses of the Trust make it unreasonable or imprudent to continue the business of the Trust;

●	The Trust fails to qualify for treatment, or ceases to be treated, as a “grantor trust” under the Code or any comparable provision of the laws of any State or other jurisdiction where that treatment is sought, and the Sponsor determines that, because of that tax treatment or change in tax treatment, termination of the Trust is advisable;

●	60 days have elapsed since DTC or another depository has ceased to act as depository with respect to the Shares, and the Sponsor has not identified another depository that is willing to act in such capacity;

●	The Trustee elects to terminate the Trust after the Sponsor is conclusively deemed to have resigned effective immediately as a result of the Sponsor being adjudged bankrupt or insolvent, or a receiver of the Sponsor or of its property being appointed, or a trustee or liquidator or any public officer taking charge or control of the Sponsor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation and a successor sponsor has not been appointed; or

●	The Sponsor elects to terminate the Trust after the Trustee, Administrator or Bitcoin Custodian (or any successor trustee, administrator or custodian) resigns or otherwise ceases to be the trustee, administrator or custodian of the Trust, as applicable, and no replacement trustee, administrator and/or custodian acceptable to the Sponsor is engaged.

In addition, the Trust may be dissolved at any time for any reason by the Sponsor in its sole discretion. In respect of termination events that rely on Sponsor determinations to terminate the Trust (e.g., if the SEC determines that the Trust is an investment company under the Investment Company Act; the CFTC determines that the Trust is a commodity pool under the Commodity Exchange Act; the Trust is determined to be a money transmitter under the regulations promulgated by FinCEN; the Trust fails to qualify for treatment, or ceases to be treated, as a grantor trust for U.S. federal income tax purposes; or, following a resignation by a trustee or custodian, the Sponsor determines that no replacement is acceptable to it), the Sponsor may consider, without limitation, the profitability to the Sponsor and other service providers of the operation of the Trust, any obstacles or costs relating to the operation or regulatory compliance of the Trust relating to the determination’s triggering event, and the ability to market the Trust to investors. To the extent that the Sponsor determines to continue operation of the Trust following a determination’s triggering event, the Trust will be required to alter its operations to comply with the triggering event. In the instance of a determination that the Trust is an investment company, the Trust and Sponsor would have to comply with the regulations and disclosure and reporting requirements applicable to investment companies and investment advisers. In the instance of a determination that the Trust is a commodity pool, the Trust and the Sponsor would have to comply with regulations and disclosure and reporting requirements applicable to commodity pools and commodity pool operators or commodity trading advisers. In the event that the Trust is determined to be a money transmitter, the Trust and the Sponsor will have to comply with applicable federal and state registration and regulatory requirements for money transmitters and/or money service businesses. In the event that the Trust ceases to qualify for treatment as a grantor trust for U.S. federal tax purposes, the Trust will be required to alter its disclosure and tax reporting procedures and may no longer be able to operate or to rely on pass-through tax treatment. In each such case and in the case of the Sponsor’s determination as to whether a potential successor trustee or custodian is acceptable to it, the Sponsor will not be liable to anyone for its determination of whether to continue or to terminate the Trust.

Upon termination of the Trust, following completion of winding up of its business by the Sponsor, the Trustee, upon written directions of the Sponsor, will cause a certificate of cancellation of the Trust’s Certificate of Trust to be filed in accordance with applicable Delaware law. Upon the termination of the Trust, the Sponsor will be discharged from all obligations under the Trust Agreement except for its certain obligations that survive termination of the Trust Agreement.

Amendments

The Trust Agreement can be amended by the Sponsor in its sole discretion and without the Shareholders’ consent by making an amendment, a Trust Agreement supplemental thereto, or an amended and restated trust agreement. Any such restatement, amendment and/or supplement to the Trust Agreement will be effective on such date as designated by the Sponsor in its sole discretion. However, any amendment to the Trust Agreement that affects the duties, liabilities, rights or protections of the Trustee will require the Trustee’s prior written consent, which it may grant or withhold in its sole discretion. Every Shareholder, at the time any amendment so becomes effective, will be deemed, by continuing to hold any Shares or an interest therein, to consent and agree to such amendment and to be bound by the Trust Agreement as amended thereby. In no event will any amendment impair the right of Authorized Participants to surrender Creation Units and receive therefor the bitcoin Baskets represented thereby (less fees in connection with the surrender of Shares and any applicable taxes or other governmental charges), except in order to comply with mandatory provisions of applicable law.

The Trust’s Service Providers

The Sponsor

Bitwise Investment Advisers, LLC, as Sponsor, arranged for the creation of the Trust and is responsible for the ongoing registration of the Shares for their public offering in the U.S. and the listing of Shares on the Exchange. The Sponsor will not exercise day-to-day oversight over the Trustee, the Custodian, the Administrator, the Transfer Agent or CF Benchmarks Ltd. The Sponsor will develop a marketing plan for the Trust, will prepare marketing materials regarding the Shares, and will exercise the marketing plan of the Trust on an ongoing basis. The Sponsor has agreed to pay all operating expenses (except for litigation expenses and other extraordinary expenses) out of the Sponsor’s unified management fee.

The principal office of the Sponsor is 300 Brannan Street, Suite 201, San Francisco, CA 94107.

Officers of the Sponsor

The following is a biographical summary of the business experience of each of the officers, directors and other key employees of the Sponsor:

Hunter Horsley is the Chief Executive Officer of Bitwise Asset Management LLC, the parent of the Sponsor, and has served in such role since the Bitwise Asset Management LLC’s inception in October 2016. Prior to Bitwise, Mr. Horsley was a product manager at Facebook and Instagram leading efforts in monetization from 2015 to 2016. He graduated from the Wharton School at the University of Pennsylvania with a Bachelor of Science in Economics in 2015. Mr. Horsley took two years off from school from 2011 to 2013 to be on the founding team of a technology company called Lore (formerly known as CourseKit) to assist in the development of an online learning tool incorporating social networking features. Lore raised over $6 million in equity, grew to 20 employees, and was sold to Noodle Education, Inc. in 2013.

Hong Kim is the Chief Technology Officer of Bitwise and has served in such capacity since Bitwise’s inception. Prior to Bitwise, Mr. Kim worked in cybersecurity for the South Korean Military. He later worked on Google’s backend infrastructure for Drive. Mr. Kim attended the University of Pennsylvania where he graduated with a Bachelor of Science in Computer Science.

Paul “Teddy” Fusaro is the President of Bitwise and has served in such capacity since January 2021 after joining Bitwise in April 2018. Prior to Bitwise, Mr. Fusaro was Senior Vice President and Head of Portfolio Management and Capital Markets at IndexIQ, the exchange-traded fund unit of New York Life Investment Management, a firm with over $550 billion in AUM, from 2013 to 2018. In this capacity he oversaw portfolio management, trading, and operations for a suite of alternative strategy exchange-traded funds, mutual funds, and separately managed accounts. Prior to that, Mr. Fusaro was Vice President of Portfolio Management and co-head of Trading and Operations at Direxion Investments, a $13 billion alternative exchange-traded fund manager, from 2009 to 2013. Earlier in his career, Mr. Fusaro spent time in both equity derivatives and credit derivatives at Goldman Sachs & Co. Mr. Fusaro is a graduate of Providence College.

Matthew “Matt” Hougan is the Chief Investment Officer of Bitwise and has served in such capacity since October 2020 after joining Bitwise in February 2018. Prior to Bitwise, Mr. Hougan was the Chief Executive Officer of Inside ETFs and Managing Director of Global Finance at Informa PLC, a FTSE 100 company. Before that, he was Chief Executive Officer of ETF.com, a venture-backed start-up that was sold in three separate transactions, with the data business sold to FactSet in 2015, the Events business sold to Informa in 2015, and the Media business sold to BATS Global Markets in early 2016. Mr. Hougan was also the editor for nine years of the Journal of Indexes. Mr. Hougan is a three-time member of the Barron’s ETF Roundtable and co-author of the CFA (Chartered Financial Analyst) Institute’s monograph on exchange-traded funds. Mr. Hougan is a graduate of Bowdoin College.

 The Trustee

Delaware Trust Company, a Delaware trust company, acts as the trustee of the Trust for the purpose of creating a Delaware statutory trust in accordance with the Delaware Statutory Trust Act (“DSTA”). The Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the DSTA that the Trust have at least one trustee with a principal place of business in the State of Delaware.

The principal address of Delaware Trust Company, as Trustee is 251 Little Falls Drive, Wilmington, DE 19808.

General Duty of Care of Trustee

The Trustee is a fiduciary under the Trust Agreement; provided, however, that the fiduciary duties and responsibilities and liabilities of the Trustee are limited by, and are only those specifically set forth in, the Trust Agreement.

Resignation, Discharge or Removal of Trustee; Successor Trustees

The Trustee may resign at any time by giving at least 30 days advance written notice to the Sponsor. The Sponsor may remove the Trustee at any time by giving at least 30 days advance written notice to the Trustee. Upon effective resignation or removal, the Trustee will be discharged of its duties and obligations.

If the Trustee resigns or is removed, the Sponsor, acting on behalf of the Shareholders, is required to use reasonable efforts to appoint a successor trustee. Any successor Trustee must satisfy the requirements of Section 3807 of the DSTA. Any resignation or removal of the Trustee and appointment of a successor Trustee cannot become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Sponsor and any fees and expenses due to the outgoing Trustee are paid or waived by the outgoing Trustee. Following compliance with the preceding sentence, the successor will become fully vested with the rights, powers, duties and obligations of the outgoing Trustee under the Trust Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations herein. If no successor Trustee shall have been appointed and shall have accepted such appointment within forty-five (45) days after the giving of such notice of resignation or removal, the Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee resigns and no successor trustee is appointed within 180 days after the date the Trustee issues its notice of resignation, the Sponsor will terminate and liquidate the Trust and distribute its remaining assets.

The Administrator

Under the Trust Administration and Accounting Agreement, the Administrator provides necessary administrative, tax and accounting services and financial reporting for the maintenance and operations of the Trust. In addition, the Administrator makes available the office space, equipment, personnel and facilities to provide such services.

The principal address of BNY Mellon, as Administrator and Transfer Agent is 240 Greenwich Street, New York, NY 10286.

The Transfer Agent

The Transfer Agent (1) issues and redeems Shares of the Trust; (2) responds to correspondence by Shareholders and others relating to its duties; (3) maintains Shareholder accounts; and (4) makes periodic reports to the Trust..

The Bitcoin Custodian

The Bitcoin Custodian is responsible for safekeeping the bitcoin owned by the Trust. The Bitcoin Custodian was selected by the Sponsor. The Bitcoin Custodian has responsibility for opening the Trust Bitcoin Account and each AP Bitcoin Account (as defined below), and implementing the controls designed by the Sponsor for each account, as well as facilitating the transfer of bitcoin required for the operation of the Trust.

The principal address of [Custodian], as Bitcoin Custodian is [Address], New York, NY [zip].

The Marketing Agent

The Marketing Agent is responsible for: (1) working with the Transfer Agent to review and approve, or reject, purchase and redemption orders of Creation Units placed by Authorized Participants with the Transfer Agent; and (2) reviewing and approving the marketing materials prepared by the Trust for compliance with applicable SEC and FINRA advertising laws, rules, and regulations.

The principal address of [____________], as Marketing Agent is [_____________].

Custody of the Trust’s Assets

The Bitcoin Custodian is [_________________], a New York limited purpose trust company chartered and regulated by the NYSDFS. The Trust’s Bitcoin Custodian will keep custody of the Trust’s Bitcoin. The Bitcoin Custodian will keep the private keys associated with the Trust’s bitcoin in “cold storage” or similarly secure technology. Cold storage is a safeguarding method with multiple layers of protections and protocols, by which the private key(s) corresponding to the Trust’s bitcoin is (are) generated and stored in an offline manner. Those private keys are subject to further security measures (e.g., encryption) before they are stored in offline environments secured by physical and operational security procedures.

Cold storage and similar security measures for private keys may involve keeping such keys on a non-networked computer or electronic device or storing the public key and private keys relating to the digital wallet on a storage device (for example, a USB thumb drive) or printed medium, without maintaining such keys on networked devices. The Bitcoin Custodian may receive deposits of bitcoin but may not send bitcoin without use of the corresponding private keys. In order to send bitcoin when the private keys are kept in cold storage, either the private keys must be retrieved from cold storage and entered into a software program to sign the transaction, or the unsigned transaction must be sent to the “cold” server in which the private keys are held for signature by the private keys. At that point, the Bitcoin Custodian can transfer the bitcoin by broadcasting a transaction digitally authenticated with such private key. As additional security measures, private keys may be encrypted and stored in multiple physically separated locations. These procedures are designed such that the compromise or destruction of single vault or action of a single rogue employee is not likely to jeopardize the safe custody of the Trust’s assets.

Bitcoin held in the Trust Bitcoin Account is the property of the Trust and is not traded, leased, or loaned under any circumstances.

The Transfer Agent will facilitate the settlement of Shares in response to the placement of creation orders and redemption orders from Authorized Participants. The Trust does not intend to hold cash or cash equivalents, except in limited circumstances to pay the expenses of the Trust or in the case of liquidation.

Form of Shares

Registered Form

Shares are issued in registered form in accordance with the Trust Agreement. The Transfer Agent has been appointed registrar and transfer agent for the purpose of transferring Shares in certificated form. The Transfer Agent keeps a record of all Shareholders and holders of the Shares in certified form in the registry (“Register”). The Sponsor recognizes transfers of Shares in certificated form only if done in accordance with the Trust Agreement. The beneficial interests in such Shares are held in book-entry form through participants and/or accountholders in DTC.

Book Entry

Individual certificates are not issued for the Shares. Instead, Shares are represented by one or more global certificates, which are deposited by the Transfer Agent with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those who hold interests in the Shares through DTC Participants or Indirect Participants, in each case who satisfy the requirements for transfers of Shares. DTC Participants acting on behalf of investors holding Shares through such participants’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same-Day Funds Settlement System. Shares are credited to DTC Participants’ securities accounts following confirmation of receipt of payment.

DTC

DTC has advised the Sponsor as follows: It is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for DTC Participants and facilitates the clearance and settlement of transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants.

Transfer of Shares

The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

Transfers of interests in Shares with DTC are made in accordance with the usual rules and operating procedures of DTC and the nature of the transfer. DTC has established procedures to facilitate transfers among the participants and/or accountholders of DTC. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a person or entity having an interest in a global certificate to pledge such interest to persons or entities that do not participate in DTC, or otherwise take actions in respect of such interest, may be affected by the lack of a certificate or other definitive document representing such interest.

DTC has advised the Sponsor that it will take any action permitted to be taken by a Shareholder (including, without limitation, the presentation of a global certificate for exchange) only at the direction of one or more DTC Participants in whose account with DTC interests in global certificates are credited and only in respect of such portion of the aggregate principal amount of the global certificate as to which such DTC Participant or Participants has or have given such direction.

Plan of Distribution

Buying and Selling Shares

Most investors buy and sell Shares in secondary market transactions through brokers. Shares trade on the Exchange under the ticker symbol “[Ticker].” Shares are bought and sold throughout the trading day like other publicly traded securities. When buying or selling Shares through a broker, most investors incur customary brokerage commissions and charges. Shareholders are encouraged to review the terms of their brokerage account for details on applicable charges.

Authorized Participants

The offering of the Shares is a best efforts offering. The Trust continuously offers Creation Units consisting of 25,000 Shares to Authorized Participants. Authorized Participants pay a transaction fee for each order they place to create or redeem one or more Creation Units.

The offering of Creation Units is being made in compliance with Conduct Rule 2310 of FINRA. Accordingly, Authorized Participants will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares.

The per Share price of Shares offered in Creation Units on any subsequent day will be denominated in bitcoin and will equal the total assets the Trust, net of any accrued but unpaid liabilities of the Trust, calculated shortly after the close of the Exchange on that day divided by the number of issued and outstanding Shares. An Authorized Participant is not required to sell any specific number or dollar amount of Shares.

By executing an Authorized Participant Agreement, an Authorized Participant becomes part of the group of parties eligible to purchase Creation Units from, and put Creation Units for redemption to, the Trust. An Authorized Participant is under no obligation to create or redeem Creation Units or to offer to the public Shares of any Creation Unit it does create.

Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the Securities Act, will be occurring. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act. For example, the initial Authorized Participant will be a statutory underwriter with respect to the initial purchase of Creation Units. Any purchaser who purchases Shares with a view towards distribution of such Shares may be deemed to be a statutory underwriter. In addition, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a Creation Unit from the Trust, breaks the Creation Unit down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. In contrast, Authorized Participants may engage in secondary market or other transactions in Shares that would not be deemed “underwriting.” For example, an Authorized Participant may act in the capacity of a broker or dealer with respect to Shares that were previously distributed by other Authorized Participants. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus-delivery and liability provisions of the Securities Act.

Dealers who are neither Authorized Participants nor “underwriters” but are nonetheless participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(3)(C) of the Securities Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(3) of the Securities Act.

While the Authorized Participants may be indemnified by the Sponsor, they will not be entitled to receive a discount or commission from the Trust or The Sponsor for their purchases of Creation Units.

Creation and Redemption of Shares

The Trust creates and redeems Shares from time to time, but only in one or more Creation Units. A Creation Unit is only made in exchange for delivery to the Trust or the distribution by the Trust of the Basket, an amount of bitcoin represented by the Creation Unit being created or redeemed, the amount of which is representative of the combined NAV of the number of Shares included in the Creation Units being created or redeemed determined as of 4:00 p.m. New York time on the day the order to create or redeem Creation Units is properly received.

Authorized Participants are the only persons that may place orders to create and redeem Creation Units. Authorized Participants must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, that are not required to register as broker-dealers to engage in securities transactions described below, and (2) DTC Participants. To become an Authorized Participant, a person must enter into an Authorized Participant Agreement. The Authorized Participant Agreement provides the procedures for the creation and redemption of Creation Units and for the delivery of the bitcoin required for such creation and redemptions. The Authorized Participant Agreement and the related procedures attached thereto may be amended by the Trust, without the consent of any Shareholder or Authorized Participant. Authorized Participants pay the Transfer Agent a fee for each order they place to create or redeem one or more Creation Units. The transaction fee may be reduced, increased or otherwise changed by the Sponsor. Authorized Participants who make deposits with the Trust in exchange for Creation Units receive no fees, commissions or other form of compensation or inducement of any kind from either the Trust or the Sponsor, and no such person will have any obligation responsibility to the Sponsor or the Trust to effect any sale or resale of Shares.

Certain Authorized Participants are expected to be capable of participating directly in the spot markets. Some Authorized Participants or their affiliates may from time to time buy or sell bitcoin and may profit in these instances. The Sponsor believes that the size and operation of the bitcoin market, relative to the expected volume of creation and redemption activity, make it unlikely that Authorized Participants’ direct activities in the bitcoin or securities markets will significantly affect the price of bitcoin or the Shares.

Each Authorized Participant will be required to be registered as a broker-dealer under the Exchange Act and a member in good standing with FINRA, or exempt from being or otherwise not required to be licensed as a broker-dealer or a member of FINRA, and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may also be regulated under federal and state banking laws and regulations. Each Authorized Participant has its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Under the Authorized Participant Agreement, the Sponsor, and the Trust under limited circumstances, have agreed to indemnify the Authorized Participants against certain liabilities, including liabilities under the Securities Act, and to contribute to the payments the Authorized Participants may be required to make in respect of those liabilities.

The following description of the procedures for the creation and redemption of Creation Units is only a summary and an investor should refer to the relevant provisions of the Trust Agreement and the form of Authorized Participant Agreement for more detail. The Trust Agreement and form of Authorized Participant Agreement are filed as exhibits to the registration statement of which this Prospectus is a part.

Authorized Participants will place orders for the purchase or redemption of Creation Units through the Marketing Agent that will be sent to the Transfer Agent. If and when it approves such orders, the Transfer Agent will coordinate with the Bitcoin Custodian in order to facilitate settlement of the Shares and bitcoin as described in more detail in the Creation Procedures and Redemption Procedures sections.

Creation Procedures

On any business day, an Authorized Participant may create Shares by placing an order to purchase one or more Creation Units with the Transfer Agent through the Marketing Agent. Such orders are subject to approval by by the Marketing Agent and the Transfer Agent. For purposes of processing creation and redemption orders, a “business day” means any day other than a day when the Exchange is closed for regular trading. Purchase orders must be placed by [___] a.m., New York time, or the close of regular trading on the Exchange, whichever is earlier. The day on which an order is received by the Transfer Agent and approved by the Marketing Agent, is considered the purchase order date.

The manner by which creations are made is dictated by the terms of the Authorized Participant Agreement. By placing a purchase order, an Authorized Participant agrees to deposit, or cause the deposit of, bitcoin with the Trust. Prior to the delivery of Creation Units for a purchase order, the Authorized Participant must also have wired to the Transfer Agent the nonrefundable transaction fee due for the creation order. Authorized Participants may not withdraw a creation request. If an Authorized Participant fails to consummate the foregoing, the order will be cancelled.

The total deposit Basket required to create each Creation Unit is an amount of bitcoin that is in the same proportion to the total assets of the Trust, net of accrued expenses and other liabilities, on the date the order to purchase is properly received, as the number of Shares to be created under the purchase order is in proportion to the total number of Shares outstanding on the date the order is received. The Sponsor causes to be published each night the amount of bitcoin that will be required in exchange for each creation order.

An Authorized Participant who places a purchase order is responsible for facilitating the delivery of the bitcoin comprising the deposit Basket to the Trust Bitcoin Account by the end of the day in New York following the purchase order date. Upon receipt of the bitcoin deposit amount in the Trust Bitcoin Account, the Bitcoin Custodian will notify the Transfer Agent, the Authorized Participant, and the Sponsor that the bitcoin has been deposited. The Transfer Agent will then direct DTC to credit the number of Shares created to the Authorized Participant’s DTC account.

Determination of Required Deposits

The total deposit Basket required to create each Creation Unit changes from day to day. On each day that the Exchange is open for regular trading, the Administrator adjusts the quantity of bitcoin constituting the Basket as appropriate to reflect accrued expenses and any loss of bitcoin that may occur. The computation is made by the Administrator each business day morning prior to the commencement of trading on the Exchange. The Administrator determines the Basket for a given day by dividing the number of bitcoin held by the Trust as of the opening of business on that business day, adjusted for the amount of bitcoin constituting estimated accrued but unpaid fees and expenses of the Trust as of the opening of business on that business day, by the quotient of the number of Shares outstanding at the opening of business divided by 25,000. Fractions of a bitcoin smaller than a satoshi ([0.00000001] bitcoin) are disregarded for purposes of the computation of the Basket. The Basket so determined is communicated via electronic mail message to all Authorized Participants, and made available on the Sponsor’s website for the Shares. The Exchange also publishes the Basket determined by the Administrator as indicated above.

Delivery of Required Deposits

An Authorized Participant who places a purchase order is responsible for facilitating the transfer to the Trust’s account with the Bitcoin Custodian, as described in the “Creation Procedures” section of this Prospectus, the required amount of bitcoin by end of day New York time on the second business day following the purchase order date. Upon receipt of the deposit amount, the Bitcoin Custodian will notify the Transfer Agent that the bitcoin has been received, and the Transfer Agent will direct DTC to credit the number of Shares ordered to the Authorized Participant’s DTC account on the second business day following the purchase order date. As between the Trust and the Authorized Participant, the expense and risk of delivery and ownership of bitcoin until such bitcoin has been received by the Bitcoin Custodian on behalf of the Trust will be borne solely by the Authorized Participant.

Rejection of Purchase Orders

The Sponsor or its designee has the absolute right, but does not have any obligation, to reject any purchase order or Basket deposit if the Sponsor determines that:

●	the purchase order or Basket deposit is not in proper form;

●	it would not be in the best interest of the Shareholders;

●	the acceptance of the purchase order or the Basket deposit would have adverse tax consequences to the Trust or its Shareholders;

●	the acceptance or receipt of which would, in the opinion of counsel to the Sponsor, be unlawful; or

●	circumstances outside the control of the Trust, the Sponsor, the Marketing Agent, the Transfer Agent or the Bitcoin Custodian make it, for all practical purposes, not feasible to process Creations Units (including if the Sponsor determines that the investments available to the Trust at that time will not enable it to meet its investment objective).

None of the Sponsor, the Marketing Agent or the Custodian will be liable for the rejection of any purchase order or Basket deposit.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more Creation Units mirror the procedures for the creation of Creation Units with an additional safeguard on bitcoin being removed from the Trust Bitcoin Account. On any business day, an Authorized Participant may place an order with the Transfer Agent through the Marketing Agent to redeem one or more Creation Units. Redemption orders must be placed by [__] a.m., New York time, or the close of regular trading on the Exchange, whichever is earlier. A redemption order will be effective on the date it is received by the Administrator and approved by the Marketing Agent (“Redemption Order Date”).

The redemption distribution from the Trust consists of a movement of bitcoin representing the amount of bitcoin held by the Trust evidenced by the Shares being redeemed, which bitcoin is transferred to the redeeming Authorized Participant’s designated recipient Bitcoin address. The redemption distribution due from the Trust will be delivered once the Transfer Agent notifies the Bitcoin Custodian and the Sponsor that the Authorized Participant has delivered the Shares represented by the Creation Units to be redeemed to the Trust’s DTC account. If the Trust’s DTC account has not been credited with all of the Shares of the Creation Units to be redeemed, the redemption distribution will be delayed until such time as the Transfer Agent confirms receipt of all such Shares.

Once the Transfer Agent notifies the Bitcoin Custodian and the Sponsor that the Shares have been received in the Trust’s DTC account, the Sponsor instructs the Bitcoin Custodian to transfer the redemption bitcoin amount from the Trust Bitcoin Account to the Authorized Participant’s designated recipient Bitcoin address. The Sponsor is the only entity that can initiate a withdrawal of bitcoin from the Trust Bitcoin Account, except for the Trustee when authorized by the Trust Agreement (e.g., in the event of a liquidation of the Trust).

Determination of Redemption Distribution

The redemption distribution from the Trust will consist of a transfer to the redeeming Authorized Participant of an amount of bitcoin that is determined in the same manner as the determination of Basket deposits discussed above.

Delivery of Redemption Distribution

The redemption distribution due from the Trust will be delivered to the Authorized Participant’s designated recipient Bitcoin address on the second business day following the Redemption Order Date if, by [__] New York time, on such business day, the Trust’s DTC account has been credited with the Creation Units to be redeemed. If the Trust’s DTC account has not been credited with all of the Creation Units to be redeemed by such time, the redemption distribution will be delivered to the extent of whole Creation Units received.

Suspension or Rejection of Redemption Orders

The Sponsor may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which the Exchange is closed other than customary weekend or holiday closings, or trading on the Exchange is suspended or restricted, (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of bitcoin is not reasonably practicable, or (3) for such other period as the Sponsor determines to be necessary for the protection of the Shareholders. For example, the Sponsor may determine that it is necessary to suspend redemptions to allow for the orderly liquidation of the Trust’s assets. If the Sponsor has difficulty liquidating the Trust’s positions, e.g., because of a market disruption event or an unanticipated delay in the liquidation of a position in an over the counter contract, it may be appropriate to suspend redemptions until such time as such circumstances are rectified. None of the Sponsor, the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement, or the Custodian will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

Redemption orders must be made in whole Creation Units. The Sponsor acting by itself or through the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement may, in its sole discretion, reject any redemption order (1) the Sponsor determines not to be in proper form, (2) the fulfillment of which its counsel advises may be illegal under applicable laws and regulations, or (3) if circumstances outside the control of the Sponsor, the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement or the Custodian make it for all practical purposes not feasible for the Shares to be delivered under the redemption order. The Sponsor may also reject a redemption order if the number of Shares being redeemed would reduce the remaining outstanding Shares to 100,000 Shares (i.e., four Creation Units) or less.

Creation and Redemption Transaction Fee

To compensate the Transfer Agent for expenses incurred in connection with the creation and redemption of Creation Units, an Authorized Participant is required to pay a transaction fee to the Transfer Agent to create or redeem Creation Units, which does not vary in accordance with number of Creation Units in such order. The transaction fee may be reduced, increased or otherwise changed by the Sponsor. The Sponsor will notify DTC of any change in the transaction fee and will not implement any increase in the fee for the redemption of Creation Units until thirty (30) days after the date of notice.

Tax Responsibility

Authorized Participants are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of Creation Units, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant, and agree to indemnify the Sponsor and the Trust if they are required by law to pay any such tax, together with any applicable penalties, additions to tax and interest thereon.

Secondary Market Transactions

As noted, the Trust will create and redeem Shares from time to time, but only in one or more whole Creation Units. The creation and redemption of Creation Units are only made in exchange for delivery to the Trust or the distribution by the Trust of the amount of bitcoin equal to the number of Shares included in the Creation Units being created or redeemed determined on the day the order to create or redeem Creation Units is properly received.

As discussed above, Authorized Participants are the only persons that may place orders to create and redeem Creation Units. Authorized Participants must be registered broker-dealers or other securities market participants, such as banks and other financial institutions that are not required to register as broker-dealers to engage in securities transactions. An Authorized Participant is under no obligation to create or redeem Creation Units, and an Authorized Participant is under no obligation to offer to the public Shares of any Creation Units it does create.

Authorized Participants that do offer to the public Shares from the Creation Units they create will do so at per-Share offering prices that are expected to reflect, among other factors, the trading price of the Shares on the Exchange, the NAV of the Trust at the time the Authorized Participant purchased the Creation Units, the NAV of the Shares at the time of the offer of the Shares to the public, the supply of and demand for Shares at the time of sale, and the liquidity of bitcoin or other portfolio investments. Creation Units are generally expected to be redeemed when the price per Share is at a discount to the per Share NAV, or if an Authorized Participant otherwise desires to take delivery of the underlying Basket. Shares initially comprising the same Creation Unit but offered by Authorized Participants to the public at different times may have different offering prices. An order for one or more Creation Units may be placed by an Authorized Participant on behalf of multiple clients. Authorized Participants who make deposits with the Trust in exchange for Creation Units receive no fees, commissions or other forms of compensation or inducement of any kind from either the Trust or the Sponsor and no such person has any obligation or responsibility to the Sponsor or the Trust to effect any sale or resale of Shares.

Shares are expected to trade in the secondary market on the Exchange. Shares may trade in the secondary market at prices that are lower or higher relative to their NAV per Share. The amount of the discount or premium in the trading price relative to the NAV per Share may be influenced by various factors, including the number of investors who seek to purchase or sell Shares in the secondary market and the liquidity of bitcoin.

Use of Proceeds

Proceeds received by the Trust from the issuance of Creation Units consist of bitcoin. Such deposits are held by the Bitcoin Custodian on behalf of the Trust until (i) delivered to an Authorized Participant’s designated Bitcoin address in connection with redemptions of Creation Units, (ii) accrued and distributed to pay fees due to the Sponsor and Trust expenses and liabilities not assumed by the Sponsor or (iii) disposed in a liquidation of the Trust.

Ownership or Beneficial Interest in the Trust

The beneficial interest in the Trust is divided into Shares. Each Share of the Trust represents an equal beneficial interest in the net assets of the Trust, and each holder of Shares is entitled to receive such holder’s pro rata share of distributions of income and capital gains, if any.

All Shares are fully paid and non-assessable. No Share will have any priority or preference over any other Share of the Trust. All distributions, if any, will be made ratably among all Shareholders from the assets of the Trust according to the number of Shares held of record by such Shareholders on the record date for any distribution or on the date of termination of the Trust, as the case may be. Except as otherwise provided by the Sponsor, Shareholders will have no preemptive or other right to subscribe to any additional shares or other securities issued by the Trust.

The Sponsor will have full power and authority, in its sole discretion, without seeking the approval of the Trustee or the Shareholders (a) to establish and designate and to change in any manner and to fix such preferences, voting powers, rights, duties and privileges of the Trust as the Sponsor may from time to time determine, (b) to divide the beneficial interest in the Trust into an unlimited amount of Shares, with or without par value, as the Sponsor will determine, (c) to issue Shares without limitation as to number (including fractional Shares), to such persons and for such amount of consideration, subject to any restriction set forth in the By-Laws, if any, at such time or times and on such terms as the Sponsor may deem appropriate, (d) to divide or combine the Shares into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the Shares in the assets held, and (e) to take such other action with respect to the Shares as the Sponsor may deem desirable. The ownership of Shares will be recorded on the books of the Trust or a transfer or similar agent for the Trust. No certificates certifying the ownership of Shares will be issued except as the Sponsor may otherwise determine from time to time. The Sponsor may make such rules as it considers appropriate for the issuance of share certificates, transfer of Shares and similar matters. The record books of the Trust as kept by the Trust, or any transfer or similar agent, as the case may be, will be conclusive as to the identity of the Shareholders and as to the number of Shares held from time to time by each.

Conflicts of Interest

There are present and potential future conflicts of interest in the Trust’s structure and operation you should consider before you purchase Shares. The Sponsor will use this notice of conflicts as a defense against any claim or other proceeding made. If the Sponsor is not able to resolve these conflicts of interest adequately, it may impact the Trust’s ability to achieve its investment objectives.

The officers, directors and employees of the Sponsor do not devote their time exclusively to the Trust. These persons are directors, officers or employees of other entities, or otherwise work in respect of other clients, which may compete with the Trust for their services. They could have a conflict between their responsibilities to the Trust and to those other entities.

The Sponsor has adopted policies and procedures that identify the conflicts of interest associated with these companies and their principals, officers, directors and employees when and if trading bitcoin futures and related contracts or other bitcoin-linked derivatives. These policies are intended to prevent conflicts of interest occurring where the Sponsor or their principals, officers, directors or employees could give preferential treatment to their own accounts or trade their own accounts ahead of or against the Trust.

The Sponsor has sole current authority to manage the investments and operations of the Trust, and this may allow it to act in a way that furthers its own interests which may create a conflict with a Shareholder’s best interests. Shareholders have very limited voting rights, which will limit their ability to influence matters such as amendment of the Trust Agreement, change in the Trust’s basic investment policy, dissolution of the Trust, or the sale or distribution of the Trust’s assets.

The Sponsor serves as the sponsor to the Trust. The Sponsor may have a conflict to the extent that its trading decisions for the Trust may be influenced by the effect they would have on the other funds it manages, including but not limited to the Bitwise 10 Private Index Fund, LLC, the Bitwise 10 Index Offshore Fund Ltd., the Digital Asset Index Fund, LLC, the Bitwise Bitcoin Fund, LLC, the Bitwise Ethereum Fund, LLC and the Bitwise DeFi Crypto Index Fund. In addition, the Sponsor may be required to indemnify its officers, directors and key employees with respect to their activities on behalf of the other funds, if the need for indemnification arises. This potential indemnification could cause the Sponsor’s assets to decrease. If the Sponsor’s other sources of income are not sufficient to compensate for the indemnification, it could cease operations, which could in turn result in Trust losses and/or termination of the Trust.

If the Sponsor acquires knowledge of a potential transaction or arrangement that may be an opportunity for the Trust, it will have no duty to offer such opportunity to the Trust. The Sponsor will not be liable to the Trust or the Shareholders for breach of any fiduciary or other duty if Sponsor pursues such opportunity or directs it to another person or does not communicate such opportunity to the Trust. Neither the Trust nor any Shareholder has any rights or obligations by virtue of the Trust Agreement, the trust relationship created thereby, or this Prospectus in such business ventures or the income or profits derived from such business ventures. The pursuit of such business ventures, even if competitive with the activities of the Trust, will not be deemed wrongful or improper.

Resolution of Conflicts Procedures

The Trust Agreement provides that whenever a conflict of interest exists between the Sponsor or any of its affiliates, on the one hand, and the Trust or any Shareholders or any other person, on the other hand, the Sponsor will resolve such conflict of interest considering the relative interest of each party (including its own interest) and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable accepted accounting practices or principles.

Fiduciary and Regulatory Duties AND OBLIGATIONS of the Sponsor

The general fiduciary duties which would otherwise be imposed on the Sponsor (which would make its operation of the Trust as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), are defined and limited in scope by the terms of the Trust Agreement (to which terms all Shareholders, by subscribing to the Shares, are deemed to consent).

Additionally, under the Trust Agreement, the Sponsor has the following obligations as a sponsor of the Trust:

●

Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and for the conduct of its business in all appropriate jurisdictions;

●	Retain independent public accountants to audit the accounts of the Trust;

●	Employ attorneys to represent the Trust;

●	Select the Trust’s Trustee, administrator, transfer agent, custodian(s), digital asset trading platform counterparties and OTC market participant counterparties, index provider, marketing agent(s); insurer(s) and any other service provider(s) and cause the Trust to enter into contracts with such service provider(s);

●	Negotiate and enter into insurance agreements to secure and maintain the insurance coverage to the extent described in the Prospectus;

●	Develop a marketing plan for the Trust on an ongoing basis and prepare marketing materials regarding the Trust;

●	Maintain the Trust’s website;

●

Acquire and sell bitcoin, subject in each instance to the limitations imposed by the Trust Agreement, with a view to providing Shareholders with exposure to the value of bitcoin held by the Trust, less the expenses of the Trust’s operations, valuing the Trust’s net assets and the Shares daily with reference to the CME US Reference Rate, or any other pricing methodology adopted by the Sponsor in its discretion (for the avoidance of doubt, the Sponsor may select such subsequent pricing methodology without Shareholder approval);

●

In connection with a hard fork of the Bitcoin network to which the Sponsor has actual knowledge, determine, in good faith, whether the digital asset network running the modified or the extant Bitcoin network software is generally accepted to be the Bitcoin network and should therefore be considered to be Bitcoin for the purposes of the Trust’s ongoing operations;

●	Enter into an Authorized Participant Agreement with each Authorized Participant and discharge the duties and responsibilities of the Trust and the Sponsor thereunder;

●

Receive directly or through its delegates from Authorized Participants and process or cause its delegates to process properly submitted purchase orders, as described in the Trust Agreement and in the Authorized Participant Agreement;

●

In connection with purchase orders, receive from Authorized Participants directly or through its delegates the Basket that is the number of bitcoin and/or cash in an amount equal to the NAV of a Creation Unit;

●

In connection with purchase orders, after accepting an Authorized Participant’s purchase order and receiving bitcoin and/or cash, as applicable, in an amount equal to the NAV of the Creation Unit(s), the Sponsor or its delegate will direct the Trust’s appointed transfer agent to credit the Creation Units to fill the Participant’s purchase order within one Business Day immediately following the purchase order date;

●

Receive directly or through its delegates from Authorized Participants and process or cause its delegates to process properly submitted redemption orders, as described in the Trust Agreement and in the Authorized Participant Agreement;

●

In connection with redemption orders, after receiving the redemption order specifying the number of Creation Units that the Authorized Participant wishes to redeem and after the Trust’s DTC account has been credited with the Creation Units to be redeemed, the Sponsor or its delegates will transfer to the redeeming Authorized Participant’s designated Bitcoin address an amount of bitcoin, in each case equal to the NAV of the Trust multiplied by the number of Shares to be redeemed under the redemption order;

●

Assist in the preparation and filing of reports and proxy statements (if any) to the Shareholders, the periodic updating of the Registration Statement and Prospectus and other reports and documents for the Trust required to be filed by the Trust with the SEC and other governmental bodies;

●

Use its best efforts to maintain the status of the Trust as a grantor trust for U.S. federal income tax purposes, including making such elections, filing such tax returns, and preparing, disseminating and filing such tax reports, as it is advised by its counsel or accountants are from time to time required by any statute, rule or regulation of the U.S., any State or political subdivision thereof, or other jurisdiction having taxing authority in respect of the Trust or its administration. The expense of accountants employed to prepare such tax returns and tax reports will be an expense of the Trust.

●

Monitor all fees charged to the Trust, and the services rendered by the service providers to the Trust, to determine whether the fees paid by, and the services rendered to, the Trust are at competitive rates and are the best price and services available under the circumstances, and if necessary, renegotiate the fee structure to obtain such rates and services for the Trust;

●	Perform such other services as the Sponsor believes the Trust may from time to time require; and

●

In general, to carry out any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power herein set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant or growing out of or connected with the aforesaid business or purposes, objects or powers.

To the extent that a law (common or statutory) or in equity, the Sponsor has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Shareholders or to any other person, the Sponsor will not be liable to the Trust, the Shareholders or to any other person for its good faith reliance on the provisions of the Trust Agreement or this Prospectus unless such reliance constitutes gross negligence, bad faith, or willful misconduct on the part of the Sponsor.

Liability and Indemnification

Trustee

The Trustee will not be liable for the acts or omissions of the Sponsor, nor will the Trustee be liable for supervising or monitoring the performance and the duties and obligations of the Sponsor or the Trust under the Trust Agreement. The Trustee will not be personally liable under any circumstances, except for its own willful misconduct, bad faith or gross negligence. In particular, but not by way of limitation: (a) the Trustee will not be personally liable for any error of judgment made in good faith except to the extent such error of judgment constitutes gross negligence on its part;

(b) no provision of the Trust Agreement will require the Trustee to expend or risk its personal funds or otherwise incur any financial liability in the performance of its rights or powers hereunder, if the Trustee shall have reasonable grounds for believing that the payment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(c) under no circumstances will the Trustee be personally liable for any representation, warranty, covenant, agreement, or indebtedness of the Trust;

(d) the Trustee will not be personally responsible for or in respect of the validity or sufficiency of the Trust Agreement or for the due execution hereof by the Sponsor;

(e) the Trustee will incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. The Trustee may accept a certified copy of a resolution of any governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by an authorized officer of the Sponsor or any other corresponding directing party, as to such fact or matter, and such certificate will constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon;

(f) in the exercise or administration of the trust hereunder, the Trustee (i) may act directly or through agents or attorneys pursuant to agreements entered into with any of them, and the Trustee will not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys will have been selected by the Trustee in good faith and with due care and (ii) may consult with counsel, accountants and other skilled persons to be selected by it in good faith and with due care and employed by it, and it will not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons;

(g) except as expressly provided in Article III of the Trust Agreement, the Trustee acts solely as a trustee under the Trust Agreement and not in its individual capacity, and all persons having any claim against the Trustee by reason of the transactions contemplated by the Trust Agreement will look only to the Trust’s property for payment or satisfaction thereof; and

(h) the Trustee will not be liable for punitive, exemplary, consequential, special or other similar damages under any circumstances.

The Trustee or any officer, affiliate, director, employee, or agent of the Trustee (each, an “Indemnified Person”) will be entitled to indemnification from the Sponsor or the Trust, to the fullest extent permitted by law, from and against any and all losses, claims, taxes, damages, reasonable expenses, and liabilities (including liabilities under State or federal securities laws) of any kind and nature whatsoever (collectively, “Losses”), to the extent that such Losses arise out of or are imposed upon or asserted against such Indemnified Persons with respect to the creation, operation or termination of the Trust, the execution, delivery or performance of the Trust Agreement or the transactions contemplated in the Trust Agreement; provided, however, that the Sponsor and the Trust will not be required to indemnify any Indemnified Person for any Losses that are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person. The obligations of the Sponsor and the Trust to indemnify the Indemnified Persons will survive the termination of the Trust Agreement.

Sponsor

The Sponsor will not be under any liability to the Trust, the Trustee or any Shareholder for any action taken or for refraining from the taking of any action in good faith pursuant to the Trust Agreement, or for errors in judgment or for depreciation or loss incurred by reason of the sale of any bitcoin or other assets held in trust hereunder; provided, however, that this provision will not protect the Sponsor against any liability to which it would otherwise be subject by reason of its own gross negligence, bad faith, or willful misconduct. The Sponsor may rely in good faith on any paper, order, notice, list, affidavit, receipt, evaluation, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by the Trustee, the Trustee’s counsel or by any other Person for any matters arising hereunder. The Sponsor will in no event be deemed to have assumed or incurred any liability, duty, or obligation to any Shareholder or to the Trustee other than as expressly provided for herein. The Trust will not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is herein prohibited.

In addition, as described in the Trust Agreement, (i) whenever a conflict of interest exists or arises between the Sponsor or any of its Affiliates, on the one hand, and the Trust, on the other hand; or (ii) whenever the Trust Agreement or any other agreement contemplated herein or therein provides that the Sponsor will act in a manner that is, or provides terms that are, fair and reasonable to the Trust, the Sponsor will resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Sponsor, the resolution, action or terms so made, taken or provided by the Sponsor will not constitute a breach of the Trust Agreement or any other agreement contemplated herein or of any duty or obligation of the Sponsor at law or in equity or otherwise.

The Sponsor and its shareholders, members, directors, officers, employees, Affiliates and subsidiaries (each a “Sponsor Indemnified Party”) will be indemnified by the Trust and held harmless against any loss, liability or expense incurred hereunder without gross negligence, bad faith, or willful misconduct on the part of such Sponsor Indemnified Party arising out of or in connection with the performance of its obligations under the Trust Agreement or any actions taken in accordance with the provisions of the Trust Agreement. Any amounts payable to a Sponsor Indemnified Party under Section 4.06 of the Trust Agreement may be payable in advance or will be secured by a lien on the Trust. The Sponsor will not be under any obligation to appear in, prosecute or defend any legal action that in its opinion may involve it in any expense or liability; provided, however, that the Sponsor may, in its discretion, undertake any action that it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties hereto and the interests of the Shareholders and, in such event, the legal expenses and costs of any such action will be expenses and costs of the Trust and the Sponsor will be entitled to be reimbursed therefor by the Trust. The obligations of the Trust to indemnify the Sponsor Indemnified Parties will survive the termination of the Trust Agreement.

Provisions of Law

According to applicable law, indemnification of the Sponsor is payable only if the Sponsor determined, in good faith, that the act, omission or conduct that gave rise to the claim for indemnification was in the best interest of the Trust and the act, omission or activity that was the basis for such loss, liability, damage, cost or expense was not the result of negligence or misconduct and such liability or loss was not the result of negligence or misconduct by the Sponsor, and such indemnification or agreement to hold harmless is recoverable only out of the assets of the Trust.

Provisions of Federal and State Securities Laws

This offering is made pursuant to federal and state securities laws. The SEC and state securities agencies take the position that indemnification of the Sponsor that arises out of an alleged violation of such laws is prohibited unless certain conditions are met.

These conditions require that no indemnification of the Sponsor or any underwriter for the Trust may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification and the court approves the indemnification; (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or (iii) a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made, provided that, before seeking such approval, the Sponsor or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification. These agencies are the SEC and the securities administrator of the State or States in which the plaintiffs claim they were offered or sold interests.

Provisions of the Securities Act and NASAA Guidelines

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Sponsor or its directors, officers, or persons controlling the Trust, the Trust has been informed that the SEC and the various State administrators believe that such indemnification is against public policy as expressed in the Securities Act and the North American Securities Administrators Association, Inc. commodity pool guidelines and is therefore unenforceable.

Management; Voting by Shareholders

The Shareholders of the Trust take no part in the management or control, and have no voice in, the Trust’s operations or business. Except in limited circumstances, Shareholders have no voting rights under the Trust Agreement.

The Sponsor generally has the right to amend the Trust Agreement as it applies to the Trust provided that the Shareholders have the right to vote only if expressly required under Delaware or federal law or rules or regulations of the Exchange, or if submitted to the Shareholders by the Sponsor in its sole discretion. No amendment affecting the Trustee will be binding upon or effective against the Trustee unless consented to by the Trustee in the form of an instruction letter.

Meetings

Meetings of the Trust’s Shareholders may be called by the Sponsor for such purposes as may be prescribed by law or the Trust Agreement. All notices of meetings will be sent or otherwise given to each Shareholder of record not less than seven nor more than one hundred twenty days before the date of the meeting in the manner determined by the Sponsor. The notice will specify: (a) the place, date and hour of the meeting; and (b) the general nature of the business to be transacted. Shareholders may vote in person, by proxy, or in any manner determined by the Sponsor at any such meeting. Except when a larger quorum is required by applicable law or by the Trust Agreement, the presence (in person or by ballot) of thirty-three and one-third percent (33 1/3%) of the Shares entitled to vote will constitute a quorum at a Shareholders’ meeting. Any action taken by Shareholders may be taken without a meeting so long as Shareholders holding a majority of Shares entitled to vote on the matter (or such larger proportion thereof as will be required by any express provision of this Trust Agreement or federal law) or holding a majority (or such larger proportion as aforesaid) of the Shares entitled to vote separately on the matter consent to the action in writing or by other electronic means. Such consent will be treated for all purposes as a vote taken at a meeting of Shareholders.

Books and Records

The Trust keeps its books of record and account at the office of the Sponsor located at 300 Brannan Street, Suite 201, San Francisco, CA 94107, or at the offices of the Administrator, or such office, including of an administrative agent, as it may subsequently designate upon notice. The books and records are open to inspection by any person who establishes to the Trust’s satisfaction that such person is a Shareholder upon reasonable advance notice at all reasonable times during usual business hours of the Trust.

The Trust keeps a copy of the Trust Agreement on file in the Sponsor’s office which will be available for inspection by any Shareholder at all times during its usual business hours upon reasonable advance notice.

Statements, Filings, and Reports to Shareholders

After the end of each fiscal year, the Sponsor will cause to be prepared an annual report for the Trust containing audited financial statements. The annual report will be in such form and contain such information as will be required by applicable laws, rules and regulations and may contain such additional information which the Sponsor determines shall be included. The annual report will be filed with the SEC and the Exchange and will be distributed to such persons and in such manner, as is required by applicable laws, rules and regulations.

The Sponsor is responsible for the registration and qualification of the Shares under the federal securities laws. The Sponsor will also prepare, or cause to be prepared, and file any periodic reports or updates required under the Exchange Act. The Administrator will assist and support the Sponsor in the preparation of such reports.

The Administrator will make such elections, file such tax returns, and prepare, disseminate and file such tax reports, as it is advised to by its counsel or accountants or as required from time to time by any applicable statute, rule or regulation.

Fiscal Year

The fiscal year of the Trust is the calendar year. The Sponsor may select an alternate fiscal year.

Governing Law; Consent to Delaware Jurisdiction

The rights of the Sponsor, the Trust, DTC (as registered owner of the Trust’s global certificate for Shares) and the Shareholders are governed by the laws of the State of Delaware. The Sponsor, the Trust and DTC and, by accepting Shares, each DTC Participant and each Shareholder, consent to the exclusive jurisdiction of the courts of the State of Delaware and any federal courts located in Delaware. Such consent is not required for any person to assert a claim of Delaware jurisdiction over The Sponsor or the Trust.

Legal Matters

Litigation and Claims

Within the past 5 years of the date of this Prospectus, there have been no material administrative, civil or criminal actions against the Sponsor, the Trust or any principal or affiliate of any of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

Legal Opinion

Chapman and Cutler LLP has advised the Sponsor in connection with the Shares being offered. Chapman and Cutler LLP also advises the Sponsor with respect to its responsibilities as sponsor of, and with respect to matters relating to, the Trust. Certain opinions of counsel will be filed with the SEC as exhibits to the Registration Statement of which this Prospectus is a part.

Experts

[Auditor], an independent registered public accounting firm, is hereby named as an expert in auditing and accounting.

Material Contracts

[Administrative Agency Agreement/Fund Agency and Accounting Agreement]

[To be provided by subsequent amendment.]

Custodian Agreement

[To be provided by subsequent amendment.]

Distribution Agreement

[To be provided by subsequent amendment.]

United States Federal Income Tax Consequences

To ensure compliance with the United States Treasury Department Circular 230 disclosure requirements, prospective investors are informed that the United States federal tax advice contained herein (i) is written in connection with the promotion or marketing of the Shares (within the meaning of United States Treasury Department Circular 230), and (ii) is not intended or written to be used, and cannot be used by any taxpayer, for the purpose of avoiding United States tax penalties. Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.

The following discussion of the material U.S. federal income tax consequences that generally will apply to the purchase, ownership and disposition of Shares by a U.S. Shareholder (as defined below), and certain U.S. federal income consequences that may apply to an investment in Shares by a Non-U.S. Shareholder (as defined below), represents, insofar as it describes conclusions as to U.S. federal income tax law and subject to the limitations and qualifications described therein, the opinion of Chapman and Cutler LLP, special U.S. federal income tax counsel to the Sponsor. The discussion below is based on the Internal Revenue Code of 1986 (the “Code”), Treasury Regulations promulgated thereunder and judicial and administrative interpretations of the Code, all as in effect on the date of this Prospectus and all of which are subject to change either prospectively or retroactively. The tax treatment of Shareholders may vary depending upon their own particular circumstances. Certain Shareholders (including but not limited to banks, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, tax-exempt organizations, tax-exempt or tax-advantaged retirement plans or accounts, brokers or dealers, traders, partnerships for U.S. federal income tax purposes, persons holding Shares as a position in a “hedging,” “straddle,” “conversion,” “constructive sale” or other integrated transaction for U.S. federal income tax purposes, persons whose “functional currency” is not the U.S. dollar, persons with “applicable financial statements” within the meaning of Section 451(b) of the Code, or other investors with special circumstances) may be subject to special rules not discussed below. In addition, the following discussion applies only to investors who will hold Shares as “capital assets” within the meaning of Section 1221 of the Code. Moreover, the discussion below does not address the effect of any state, local or foreign tax law consequences that may apply to an investment in Shares. Purchasers of Shares are urged to consult their own tax advisers with respect to all federal, state, local and foreign tax law considerations potentially applicable to their investment in Shares.

For purposes of this discussion, a “U.S. Shareholder” is a Shareholder that is:

●	an individual who is treated as a citizen or resident of the U.S. for U.S. federal income tax purposes;
●	a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;
●	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or
●

a trust, if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or a trust that has made a valid election under applicable Treasury Regulations to be treated as a domestic trust.

A Shareholder that is not a U.S. Shareholder as defined above is considered a “Non-U.S. Shareholder” for purposes of this discussion. If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Shares, the tax treatment of a partner generally depends upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Shares, the discussion below may not be applicable and we urge you to consult your own tax adviser for the U.S. federal income tax implications of the purchase, ownership and disposition of such Shares.

Taxation of the Trust

The Sponsor and the Trustee will treat the Trust as a “grantor trust” for U.S. federal income tax purposes. In the opinion of Chapman and Cutler LLP, although not free from doubt due to the lack of directly governing authority, the Trust should be classified as a “grantor trust” for U.S. federal income tax purposes (and the following discussion assumes such classification). As a result, the Trust itself should not be subject to U.S. federal income tax. Instead, the Trust’s income and expenses should “flow through” to the Shareholders, and the Trustee will report the Trust’s income, gains, losses and deductions to the Internal Revenue Service (the “IRS”) on that basis. The Trust has taken certain positions with respect to the tax consequences of Incidental Rights and its receipt of IR Assets. If the IRS were to disagree with, and successfully challenge, any of these positions, the Trust might not qualify as a grantor trust. In addition, the Trust has delivered the Prospective Abandonment Notices to the Custodian, stating that the Trust is irrevocably abandoning, effective immediately prior to each Creation Time of Shares, all Incidental Rights or IR Assets to which it would otherwise be entitled as of such time and with respect to which it has not taken any other action at or prior to such time. The Trust has also abandoned Incidental Rights and IR Assets through Affirmative Actions. There can be no complete assurance that these abandonments will be treated as effective for U.S. federal income tax purposes. If the Trust were treated as owning any asset other than bitcoin as of any date on which it creates or redeems Shares, it may cease to qualify as a grantor trust for U.S. federal income tax purposes.

The opinion of Chapman and Cutler LLP represents only its best legal judgment and is not binding on the IRS or any court. Accordingly, there can be no assurance that the IRS will agree with the conclusions of counsel’s opinion and it is possible that the IRS or another tax authority could assert a position contrary to one or all of those conclusions and that a court could sustain that contrary position. Neither the Sponsor nor the Trustee will request a ruling from the IRS with respect to the classification of the Trust for U.S. federal income tax purposes or with respect to any other matter. Because of the evolving nature of digital assets, it is not possible to predict potential future developments that may arise with respect to digital assets, including forks, airdrops and other similar occurrences. Assuming that the Trust is currently a grantor trust for U.S. federal income tax purposes, certain future developments could render it impossible, or impracticable, for the Trust to continue to be treated as a grantor trust for such purposes. If the IRS were to assert successfully that the Trust is not classified as a “grantor trust,” the Trust would likely be classified as a partnership for U.S. federal income tax purposes, which may affect the timing and other tax consequences to the Shareholders, and might be classified as a publicly traded partnership that would be taxable as a corporation for U.S. federal income tax purposes, in which case the Trust would be taxed in the same manner as a regular corporation on its taxable income and distributions to Shareholders out of the earnings and profits of the Trust would be taxed to Shareholders as ordinary dividend income.

Uncertainty Regarding the U.S. Federal Income Tax Treatment of Digital Assets

Each beneficial owner of Shares will be treated for U.S. federal income tax purposes as the owner of an undivided interest in the bitcoin (and any Incidental Rights and/or IR Assets) held in the Trust. Due to the new and evolving nature of digital assets and the absence of comprehensive guidance with respect to digital assets, many significant aspects of the U.S. federal income tax treatment of digital assets are uncertain.

In 2014, IRS released a notice (the “Notice”) discussing certain aspects of the treatment of “convertible virtual currency” (including, without limitation, bitcoin) for U.S. federal income tax purposes. In the Notice, the IRS stated that, for U.S. federal income tax purposes, (i) such digital assets are property, (ii) are not “currency” for purposes of the provisions of the Code relating to foreign currency gain or loss and (iii) may be held as a capital asset. Recently, the IRS released a revenue ruling and a set of “Frequently Asked Questions” (the “Ruling & FAQs”) that provide some additional guidance, including guidance to the effect that, under certain circumstances, hard forks of digital assets are taxable events giving rise to ordinary income and guidance with respect to the determination of the tax basis of digital assets. However, the Notice and the Ruling & FAQs do not address other significant aspects of the U.S. federal income tax treatment of digital assets. Moreover, although the Ruling & FAQs address the treatment of hard forks, there continues to be significant uncertainty with respect to the timing and amount of the income inclusions. While the Ruling & FAQs do not address most situations in which airdrops occur, it is clear from the reasoning of the Ruling & FAQs that the IRS generally would treat an airdrop as a taxable event giving rise to ordinary income.

There can be no assurance that the IRS will not alter its position with respect to digital assets in the future or that a court would uphold the treatment set forth in the Notice and the Ruling & FAQs. It is also unclear what additional guidance on the treatment of digital assets for U.S. federal income tax purposes may be issued in the future. Any such alteration of the current IRS positions or additional guidance could result in adverse tax consequences for Shareholders and could have an adverse effect on the prices of digital currencies, including the price of bitcoin, and therefore could have an adverse effect on the value of Shares. Future developments that may arise with respect to digital assets may increase the uncertainty with respect to the treatment of digital assets for U.S. federal income tax purposes.

For example, El Salvador has recently announced that it is making bitcoin legal tender in El Salvador.  If the IRS recognizes bitcoin as a “foreign currency,” the tax consequences of an investment in the Trust will change. Gains or loss in respect of foreign currencies is generally ordinary gain or loss. In general, entering or acquiring forward contracts, futures contracts, options or similar financial instruments is treated as a foreign currency contract that produces ordinary gain or loss. However, ordinary gain or loss treatment does not apply (unless elected) to contracts which require delivery of, or the settlement of which depends on the value of, a foreign currency in respect of which positions are traded through regulated futures contracts. Instead, such contracts are treated as having 60% long term capital gain or loss and 40% short term capital gain or loss. Such contracts are also required to be marked to market at the end of each year.

The remainder of this discussion assumes that bitcoin, and any Incidental Rights or IR Assets that the Trust may hold, is properly treated for U.S. federal income tax purposes as property that may be held as a capital asset and that is not currency for purposes of the provisions of the Code relating to foreign currency gain and loss.

Shareholders are urged to consult their tax advisers regarding the tax consequences of an investment in the Trust and in digital currencies in general, including, in the case of Shareholders that are generally exempt from U.S. federal income taxation, whether such Shareholders may recognize “unrelated business taxable income” (“UBTI”) as a consequence of a fork, airdrop or similar occurrence.

Incidental Rights and IR Assets

It is possible that, in the future, the Trust will hold Incidental Rights and/or IR Assets that it receives in connection with its investment in bitcoin. The uncertainties with respect to the treatment of digital assets for U.S. federal income tax purposes, described above, apply to Incidental Rights and IR Assets, as well as to bitcoin. As described above, the Notice addressed only digital assets that are “convertible virtual currency,” defined as digital currency that has an equivalent value in fiat currency or that acts as a substitute for fiat currency. It is conceivable that certain IR Assets the Trust may receive in the future would not be within the scope of the Notice.

In general, it is expected that the Trust would receive Incidental Rights and IR Assets as a consequence of a fork, an airdrop or a similar occurrence related to its ownership of bitcoin. As described above, the Ruling & FAQs include guidance to the effect that, under certain circumstances, forks (and, presumably, airdrops) of digital assets are taxable events giving rise to ordinary income, but there continues to be uncertainty with respect to the timing and amount of the income inclusions. The Trust’s receipt of Incidental Rights or IR Assets may give rise to other tax issues. The possibility that the Trust will receive Incidental Rights and/or IR Assets thus increases the uncertainties and risks with respect to the U.S. federal income tax consequences of an investment in Shares.

The Trust may distribute Incidental Rights or IR Assets, or cash from the sale of Incidental Rights or IR Assets, to the Shareholders. Alternatively, the Trust may form a liquidating trust to which it contributes Incidental Rights or IR Assets and distribute interests in the liquidating trust to the Shareholders. Any such distribution will not be a taxable event for a U.S. Holder (as defined below). A U.S. Holder’s tax basis in the Incidental Rights or IR Assets distributed, whether directly or through the medium of a liquidating trust, will be the same as the U.S. Holder’s tax basis in the distributed assets immediately prior to the distribution, and the U.S. Holder’s tax basis in its pro rata share of the Trust’s remaining assets will not include the amount of such basis. Immediately after any such distribution, the U.S. Holder’s holding period with respect to the distributed Incidental Rights or IR Assets will be the same as the U.S. Holder’s holding period with respect to the distributed assets immediately prior to the distribution. A subsequent sale of the distributed Incidental Rights or IR Assets will generally be a taxable event for a U.S. Holder.

For simplicity of presentation, the remainder of this discussion assumes that the Trust will hold only bitcoin. However, the principles set forth in the discussion below apply to all of the assets that the Trust may hold at any time, including Incidental Rights and IR Assets, as well as bitcoin. Without limiting the generality of the foregoing, each beneficial owner of Shares generally will be treated for U.S. federal income tax purposes as owning an undivided interest in any Incidental Rights and/or IR Assets held in the Trust, and any transfers or sales of Incidental Rights and/or IR Assets by the Trust (other than distributions by the Trust, as described in the preceding paragraph) will be taxable events to Shareholders with respect to which Shareholders will generally recognize gain or loss in a manner similar to the recognition of gain or loss on a taxable disposition of bitcoin, as described below.

Taxation of U.S. Shareholders

Shareholders will be treated, for U.S. federal income tax purposes, as if they directly owned a pro rata share of the underlying assets held in the Trust. Shareholders also will be treated as if they directly received their respective pro rata shares of the Trust’s income, if any, and as if they directly incurred their respective pro rata shares of the Trust’s expenses. In the case of a Shareholder that acquires its Shares as part of the creation of a Creation Unit, the delivery of bitcoin to the Trust in exchange for a pro rata share of the underlying bitcoin represented by the Shares will not be a taxable event to the Shareholder, and the Shareholder’s tax basis and holding period for the Shareholder’s pro rata share of the bitcoin held in the Trust will be the same as its tax basis and holding period for the bitcoin delivered in exchange therefor. For purposes of this discussion, and unless stated otherwise, it is assumed that all of a Shareholder’s Shares are acquired on the same date and at the same price per Share. Shareholders that hold multiple lots of Shares, or that are contemplating acquiring multiple lots of Shares, should consult their own tax advisers as to the determination of the tax basis and holding period for the underlying bitcoin related to such Shares.

Although the Trust does not intend to sell bitcoin, it will use bitcoin to pay certain expenses of the Trust, which under current IRS guidance will be treated as a sale of such bitcoin. If the Trust sells bitcoin (for example to generate cash to pay fees or expenses) or is treated as selling bitcoin (for example by using bitcoin to pay fees or expenses), a Shareholder will recognize gain or loss in an amount equal to the difference between (a) the Shareholder’s pro rata share of the amount realized by the Trust upon the sale and (b) the Shareholder’s tax basis for its pro rata share of the bitcoin that was sold. A Shareholder’s tax basis for its share of any bitcoin sold by the Trust should generally be determined by multiplying the Shareholder’s total basis for its share of all of the bitcoin held in the Trust immediately prior to the sale, by a fraction the numerator of which is the amount of bitcoin sold, and the denominator of which is the total amount of the bitcoin held in the Trust immediately prior to the sale. After any such sale, a Shareholder’s tax basis for its pro rata share of the bitcoin remaining in the Trust should be equal to its tax basis for its share of the total amount of the bitcoin held in the Trust immediately prior to the sale, less the portion of such basis allocable to its share of the bitcoin that was sold.

Shareholders’ pro rata shares of the expenses incurred by the Trust will be treated as “miscellaneous itemized deductions” for U.S. federal income tax purposes. As a result, for taxable years beginning after December 31, 2017 and before January 1, 2026, a non-corporate U.S. Shareholder’s share of these expenses will not be deductible for U.S. federal income tax purposes. For taxable years beginning on or after January 1, 2026, a non-corporate U.S. Shareholder’s share of these expenses will be deductible for regular U.S. federal income tax purposes only to the extent that the U.S. Shareholder’s share of the expenses, when combined with other “miscellaneous itemized deductions,” exceeds 2% of the U.S. Shareholder’s adjusted gross income for the particular year, will not be deductible for U.S. federal alternative minimum tax purposes and will be subject to certain other limitations on deductibility.

Upon a Shareholder’s sale of some or all of its Shares, the Shareholder will be treated as having sold the portion or all, respectively, of its pro rata share of the bitcoin held in the Trust at the time of the sale that is attributable to the Shares sold. Accordingly, the Shareholder generally will recognize gain or loss on the sale in an amount equal to the difference between (a) the amount realized pursuant to the sale of the Shares, and (b) the Shareholder’s tax basis for the portion of its pro rata share of the bitcoin held in the Trust at the time of sale that is attributable to the Shares sold, as determined in the manner described in the preceding paragraph. Based on current IRS guidance, such gain or loss (as well as any gain or loss realized by a Shareholder on account of the Trust selling bitcoin) will generally be long-term or short-term capital gain or loss, depending upon whether the Shareholder has a holding period in its pro rata share of the bitcoin that was sold of more than one year.

The current maximum tax rate for individuals applicable to capital gains is 20% (subject to an additional tax of 3.8% on net investment income). However, gain from collectibles is subject to a 28% maximum (also subject to the 3.8% additional tax), and currency gain is subject to tax at ordinary income rates. Current guidance indicates that digital assets are treated neither as collectibles nor as currencies, but the IRS has the authority to change its position on the treatment of digital assets.

A redemption of some or all of a Shareholder’s Shares in exchange for the underlying bitcoin represented by the Shares redeemed generally will not be a taxable event to the Shareholder. The Shareholder’s tax basis for the bitcoin received in the redemption generally will be the same as the Shareholder’s tax basis for the portion of its pro rata share of the bitcoin held in the Trust immediately prior to the redemption that is attributable to the Shares redeemed. The Shareholder’s holding period with respect to the bitcoin received should include the period during which the Shareholder held the Shares redeemed. A subsequent sale of the bitcoin received by the Shareholder will be a taxable event, unless a nonrecognition provision of the Code applies to such sale.

After any sale or redemption of less than all of a Shareholder’s Shares, the Shareholder’s tax basis for its pro rata share of the bitcoin held in the Trust immediately after such sale or redemption generally will be equal to its tax basis for its share of the total amount of the bitcoin held in the Trust immediately prior to the sale or redemption, less the portion of such basis which is taken into account in determining the amount of gain or loss recognized by the Shareholder upon such sale or, in the case of a redemption, that is treated as the basis of the bitcoin received by the Shareholder in the redemption.

If a fork occurs in the Blockchain, the Trust would hold both the original bitcoin and the alternative new asset. The Trust Agreement requires that, if such a transaction occurs, the Trust will, as soon as possible, either abandon the Forked Asset or distribute the Forked Asset in-kind to the Sponsor, as agent for the Shareholders, and the Sponsor will sell the Forked Asset and distribute the proceeds to the Shareholders. The receipt, distribution and/or sale of the Forked Asset may cause Shareholders to incur a federal income tax liability. As noted above, the IRS has taken the position in the Ruling & FAQs that, under certain circumstances, a fork constitutes a taxable event giving rise to ordinary income, and it is clear from the reasoning of the Ruling & FAQs that the IRS generally would treat an airdrop as a taxable event giving rise to ordinary income. Under the Ruling & FAQs, a U.S. Shareholder will have a basis in any IR Asset received in a fork or airdrop equal to the amount of income the U.S. Shareholder recognizes as a result of such fork or airdrop and the U.S. Shareholder’s holding period for such IR Asset will begin as of the time it recognizes such income. In the absence of guidance to the contrary, it is possible that any income recognized by a U.S. tax-exempt Shareholder as a consequence of a hard fork, airdrop or similar occurrence would constitute UBTI. A tax-exempt Shareholder should consult its tax advisor regarding whether such Shareholder may recognize some UBTI as a consequence of an investment in Shares.

3.8% Tax on Net Investment Income

Certain U.S. Shareholders who are individuals are required to pay a 3.8% tax on the lesser of the excess of their modified adjusted gross income over a threshold amount ($250,000 for married persons filing jointly and $200,000 for single taxpayers) or their “net investment income,” which generally includes capital gains from the disposition of property. This tax is in addition to any capital gains taxes due on such investment income. A similar tax applies to estates and trusts. U.S. Shareholders should consult their own tax advisers regarding the effect, if any, this tax may have on their investment in the Shares.

Brokerage Fees and Trust Expenses

Any brokerage or other transaction fee incurred by a Shareholder in purchasing Shares will be treated as part of the Shareholder’s tax basis in the underlying assets of the Trust. Similarly, any brokerage fee incurred by a Shareholder in selling Shares will reduce the amount realized by the Shareholder with respect to the sale.

Shareholders will be required to recognize the full amount of gain or loss upon a sale or deemed sale of bitcoin by the Trust (as discussed above), even though some or all of the proceeds of such sale are used by the Trustee to pay Trust expenses. Shareholders may deduct their respective pro rata shares of each expense incurred by the Trust to the same extent as if they directly incurred the expense. Shareholders who are individuals, estates or trusts, however, may be required to treat some or all of the expenses of the Trust as miscellaneous itemized deductions. An individual may not deduct miscellaneous itemized deductions for tax years beginning after December 31, 2017 and before January 1, 2026. For tax years beginning after December 31, 2025, individuals may deduct certain miscellaneous itemized deductions only to the extent they exceed in the aggregate 2% of the individual’s adjusted gross income. Similar rules apply to certain miscellaneous itemized deductions of estates and trusts. In addition, such deductions may be subject to phase outs and other limitations under applicable provisions of the Code.

Investment by Certain Retirement Plans

Individual retirement accounts (“IRAs”) and participant-directed accounts under tax-qualified retirement plans are limited in the types of investments they may make under the Code. Potential purchasers of Shares that are IRAs or participant-directed accounts under a Code section 401(a) plan should consult with their own tax advisors as to the tax consequences of a purchase of Shares.

Taxation of Non-U.S. Shareholders

A Non-U.S. Shareholder generally should not be subject to U.S. federal income tax with respect to gain recognized upon the sale or other disposition of Shares, or upon the sale or disposition of bitcoin by the Trust, unless (1) the Non-U.S. Shareholder is an individual and is present in the U.S. for 183 days or more during the taxable year of the sale or other disposition, and the gain is treated as being from U.S. sources; or (2) the gain is effectively connected with the conduct by the Non-U.S. Shareholder of a trade or business in the U.S. and certain other conditions are met. A Non-U.S. Shareholder also will generally not be subject to U.S. federal income or withholding tax with respect to any distribution received from the Trust, whether in cash or in-kind.

Provided that it does not constitute income that is treated as “effectively connected” with the conduct of a trade or business in the United States, U.S.-source “fixed or determinable annual or periodical” (“FDAP”) income received, or treated as received, by a Non-U.S. Shareholder will generally be subject to U.S. withholding tax at the rate of 30% (subject to possible reduction or elimination pursuant to an applicable tax treaty and to statutory exemptions such as the portfolio interest exemption). Although there is no guidance on point, it is likely that any ordinary income recognized by a Non-U.S. Shareholder as a result of a fork, airdrop or similar occurrence would constitute FDAP income. It is unclear, however, whether any such FDAP income would be properly treated as U.S.-source or foreign-source FDAP income. Non-U.S. Shareholder in the Trust should assume that, in the absence of guidance, a withholding agent (including the Sponsor) is likely to withhold 30% from a Non-U.S. Shareholder’s pro rata share of any such income, including by deducting such withheld amounts from proceeds that such Non-U.S. Shareholder would otherwise be entitled to receive in connection with a distribution of Incidental Rights, IR Assets or proceeds from the disposition of Incidental Rights or IR Assets. A Non-U.S. Shareholder that is a resident of a country that maintains an income tax treaty with the United States may be eligible to claim the benefits of that treaty to reduce or eliminate, or to obtain a partial or full refund of, the 30% U.S. withholding tax on its share of any such income, but only if the Non-U.S. Shareholder’s home country treats the Trust as “fiscally transparent,” as defined in applicable Treasury regulations.

Although the nature of the Incidental Rights and IR Assets that the Trust may hold in the future is uncertain, it is unlikely that any such asset would give rise to income that is treated as “effectively connected” with the conduct of a trade or business in the United States or that any income derived by a Non-U.S. Shareholder from any such asset would otherwise be subject to U.S. income or withholding tax, except as discussed above in connection with the fork, airdrop or similar occurrence giving rise to Incidental Rights or IR Assets. There can, however, be no complete assurance in this regard.

U.S. Information Reporting and Backup Withholding

The Trustee will file certain information returns with the IRS, and provide certain tax-related information to Shareholders, in connection with the Trust. To the extent required by applicable regulations, each Shareholder will be provided with information regarding its allocable portion of the Trust’s annual income, expenses, gains and losses (if any). A U.S. Shareholder may be subject to U.S. backup withholding tax, at a rate of 24%, in certain circumstances unless it provides its taxpayer identification number and complies with certain certification procedures. Non-U.S. Shareholders may have to comply with certification procedures to establish that they are not a U.S. person, and some Non-U.S. Shareholders may be required to meet certain information reporting or certification requirements imposed by the Foreign Account Tax Compliance Act, in order to avoid certain information reporting and withholding tax requirements.

The amount of any backup withholding will be allowed as a credit against a Shareholder’s U.S. federal income tax liability and may entitle the Shareholder to a refund, provided that the required information is furnished to the IRS in a timely manner.

Taxation in Jurisdictions Other Than the U.S.

Prospective purchasers of Shares that are based in or acting out of a jurisdiction other than the U.S. are advised to consult their own tax advisers as to the tax consequences under the laws of such jurisdiction (or any other jurisdiction other than the U.S. to which they are subject) of their purchase, holding, sale and redemption of or any other dealing in Shares and, in particular, as to whether any value added tax, other consumption tax or transfer tax is payable in relation to such purchase, holding, sale, redemption or other dealing.

PROSPECTIVE SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISERS BEFORE DECIDING WHETHER TO INVEST IN THE SHARES OF THE TRUST.

Purchases By Employee Benefit Plans

Although there can be no assurance that an investment in the Trust will achieve the investment objectives of an employee benefit plan in making such investment, the Trust has certain features that may be of interest to such a plan. For example, because they are not taxpaying entities, employee benefit plans are not subject to paying annual tax on profits (if any) of the Trust.

General

The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974 (“ERISA”), and the Code, which a fiduciary of an “employee benefit plan” as defined in, and subject to the fiduciary responsibility provisions of, ERISA or of a “plan” as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan’s assets in the Trust (such “employee benefit plans” and “plans” being referred to herein as “Plans,” and such fiduciaries with investment discretion being referred to herein as “Plan Fiduciaries”). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary’s own counsel.

In general, the terms “employee benefit plan” as defined in ERISA and “plan” as defined in Section 4975 of the Code together refer to any plan or account of various types which provide retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit sharing plans, “simplified employee pension plans,” Keogh plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical benefit plans.

Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Trust, including the role that such an investment in the Trust would play in the Plan’s overall investment portfolio. Each Plan Fiduciary, before deciding to invest in the Trust, must be satisfied that such investment in the Trust is a prudent investment for the Plan, that the investments of the Plan, including the investment in the Trust, are diversified so as to minimize the risk of large losses and that an investment in the Trust complies with the documents of the Plan and related trust.

EACH PLAN FIDUCIARY CONSIDERING ACQUIRING SHARES MUST CONSULT WITH ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO. AN INVESTMENT IN THE TRUST IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. THE TRUST IS NOT INTENDED AS A COMPLETE INVESTMENT PROGRAM.

“Plan Assets”

ERISA and a regulation issued thereunder (the “Plan Asset Rules”) contain rules for determining when an investment by a Plan in an entity will result in the underlying assets of such entity being assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., “plan assets”). Those rules provide that assets of an entity will not be plan assets of a Plan which purchases an interest therein if certain exceptions apply, including (i) an exception applicable if the equity interest purchased is a “publicly-offered security” (the “Publicly-Offered Security Exception”) and (ii) an exception applicable if the investment by all “benefit plan investors” is not “significant” or certain other exceptions apply (the “Insignificant Participation Exception”).

The Publicly-Offered Security Exception applies if the equity interest is a security that is (1) ”freely transferable,” (2) part of a class of securities that is “widely held” and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act and the class of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred. The Plan Asset Rules state that the determination of whether a security is “freely transferable” is to be made based on all relevant facts and circumstances. Under the Plan Asset Rules, a class of securities is “widely held” only if it is of a class of securities owned by 100 or more shareholders independent of the issuer and of each other.

The Shares of the Trust should be considered to be publicly-offered securities. First, the Shares will be sold as part of a public offering pursuant to an effective registration statement under the Securities Act, and the Shares will be timely registered under the Exchange Act. Second, it appears that the Shares will be freely transferable because the Shares of the Trust will be freely tradable on the Exchange like any other exchange-listed security. Finally, it is anticipated that the Shares will be owned by at least 100 Shareholders independent of the Trust. Therefore, the underlying assets of the Trust should not be considered to constitute assets of any Plan that purchases Shares.

Ineligible Purchasers

In general, Shares may not be purchased with the assets of a Plan if the Sponsor, the Administrator, the Trustee, the Transfer Agent, the Bitcoin Custodian, the Marketing Agent, the Exchange, or any of their respective affiliates or any of their respective employees either: (a) has investment discretion with respect to the investment of such plan assets; (b) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to such Plan. A party that is described in clause (a) or (b) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a “prohibited transaction” under ERISA and the Code.

Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in the Trust are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that will not make the foregoing statements incorrect or incomplete.

Allowing an investment in the Trust is not to be construed as a representation by the Sponsor or any of its affiliates, agents or employees that this investment meets some or all of the relevant legal requirements with respect to investments by any particular Plan or that this investment is appropriate for any such particular Plan. The person with investment discretion should consult with the Plan’s attorney and financial advisErs as to the propriety of an investment in the Trust in light of the circumstances of the particular Plan, current tax law and ERISA.

Information You Should Know

This Prospectus contains information investors should consider when making an investment decision about the Shares. Investors should rely only on the information contained in this Prospectus or any applicable prospectus supplement. None of the Trust or the Sponsor has authorized any person to provide investors with different information and, if anyone provides investors with different or inconsistent information, investors should not rely on it. This Prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The information contained in this Prospectus was obtained from the Sponsor and other sources the Sponsor believed to be reliable.

Investors should disregard anything we said in an earlier document that is inconsistent with what is included in this Prospectus or any applicable prospectus supplement. Where the context requires, when the Sponsor refers to this “Prospectus,” it is referring to this Prospectus and (if applicable) the relevant prospectus supplement.

Investors should not assume that the information in this prospectus or any applicable prospectus supplement is current as of any date other than the date on the front page of this Prospectus or the date on the front page of any applicable prospectus supplement.

Cross references in this Prospectus to captions in these materials indicate where an investor can find further related discussions. The table of contents assists in locating these captions.

Summary of Promotional and Sales Material

The Trust expects to use the following sales material it has prepared:

●	the Trust’s website, [________________]; and

●	the Trust Fact Sheet found on the Trust’s website.

The materials described above are not a part of this Prospectus or the registration statement of which this Prospectus is a part.

Intellectual Property

The Sponsor owns trademark registrations for the Trust. The Sponsor relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as the Sponsor continues to use these trademarks to identify its services, without challenge from any third party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations, it will continue to have indefinite protection for these trademarks under current laws, rules and regulations.

The Sponsor also owns trademark registrations for the Sponsor. The Sponsor relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as the Sponsor continues to use these trademarks to identify its services, without challenge from any third party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations; it will continue to have indefinite protection for these trademarks under current laws, rules and regulations.

Where You Can Find More Information

The Trust [has filed] a registration statement on Form S-1 with the SEC under the Securities Act. This Prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust or the Shares, please refer to the registration statement, which is available online at www.sec.gov.

Information about the Trust and the Shares can also be obtained from the Trust’s website, which is [________________]. The Trust’s website address is only provided here as a convenience and the information contained on or connected to the website is not part of this Prospectus or the registration statement of which this Prospectus is part. The Trust is subject to the informational requirements of the Exchange Act and will file certain reports and other information with the SEC under the Exchange Act. The Sponsor will file an updated Prospectus annually on behalf of the Trust pursuant to the requirements of the Securities Act.

The reports and other information is available online at www.sec.gov.

Privacy Policy

The Trust and the Sponsor may collect or have access to certain nonpublic personal information about current and former investors. Nonpublic personal information may include information received from investors, such as an investor’s name, social security number and address, as well as information received from brokerage firms about investor holdings and transactions in Shares.

The Trust and the Sponsor do not disclose nonpublic personal information except as required by law or as described in their Privacy Policy. In general, the Trust and the Sponsor restrict access to the nonpublic personal information they collect about investors to those of their and their affiliates’ employees and service providers who need access to such information to provide products and services to investors.

The Trust and the Sponsor maintain safeguards that comply with federal law to protect investors’ nonpublic personal information. These safeguards are reasonably designed to (1) ensure the security and confidentiality of investors’ records and information, (2) protect against any anticipated threats or hazards to the security or integrity of investors’ records and information, and (3) protect against unauthorized access to or use of investors’ records or information that could result in substantial harm or inconvenience to any investor.

Third-party service providers with whom the Trust and the Sponsor share nonpublic personal information about investors must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such nonpublic personal information physically, electronically and procedurally.

A copy of the Sponsor’s current Privacy Policy, which is applicable to the Trust, is provided to investors annually and is also available at [___].

Report of independent registered public accounting firm

[To be provided by amendment]

Statement of financial condition

[To be provided by amendment]

Bitwise Bitcoin ETP Trust

[_] shares

prospectus

[Date], 2021

Until [Date], 2021 (25 calendar days after the date of this Prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

APPENDIX A

Glossary of Defined Terms

In this Prospectus, each of the following terms have the meanings set forth after such term:

Administrator: BNY Mellon.

Advisers Act: The Investment Advisers Act of 1940.

Affirmative Action: A written notification from the Sponsor to the Custodian of the Trust’s intention (i) to acquire and/or retain any Incidental Rights and/or IR Asset or (ii) to abandon any Incidental Rights and/or IR Asset with effect prior to the relevant Basket Time

Authorized Participant: One that purchases or redeems Creation Units from or to the Trust.

Basket: The total deposit required to create each Creation Unit.

Basket Time: The time at which the Trust creates or redeems Shares.

bitcoin (lowercase): The native unit of account and medium of exchange on the Bitcoin network.

Bitcoin (uppercase): The software protocol and peer-to-peer network used for the creation, transfer and possession of bitcoin, as recorded on the Blockchain.

Bitcoin Custodian: [Bitcoin Custodian], a New York limited purpose trust company regulated by the NYSDFS.

Bitcoin Custody Agreement: The custody agreement between the Bitcoin Custodian and the Trust pursuant to which the Trust Bitcoin Agreement is established.

Bitcoin Futures: Derivative contracts for future delivery of bitcoin, iterations of which are currently traded on the CME, the Intercontinental Exchange and other regulated U.S. markets.

Bitlicense: The license required by NYSDFS for virtual currency business activity conducted in New York State. The term often is used to describe the regulations promulgated under the New York Banking Law that authorize such licensing process.

Blockchain: The distributed ledger that maintains the full transaction history of the Bitcoin network, which ledger is maintained in duplicate on the computers or other devices of each Bitcoin user operating a node on the Bitcoin network. The term “blockchain” in uncapitalized form refers to a blockchain ledger generally, such as the Ethereum network’s blockchain.

BNY Mellon: The Bank of New York Mellon, a national association bank in New York that serves as the Administrator and Transfer Agent.

Business Day: Any day other than a day when the Exchange or the New York Stock Exchange is closed for regular trading.

Commodity Exchange Act: Commodity Exchange Act of 1936.

CFTC: Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and options in the U.S.

CME: The Chicago Mercantile Exchange.

CME US Reference Rate: The CF Bitcoin-Dollar US Settlement Price, a reference rate published by the CME Group that calculates the U.S. Dollar price of one bitcoin as of 4:00 p.m. New York time on each calendar day on constituent digital asset trading platforms.

CME Real Time Price: The CME CF Bitcoin Real Time Index, a pricing index continuously published by the CME Group at one second intervals that calculates the U.S. Dollar price of one bitcoin on constituent digital asset trading platforms.

Code: Internal Revenue Code of 1986.

Creation Unit: A block of 25,000 Shares used by the Trust to issue or redeem Shares.

Cryptocurrency: A token such as bitcoin that is the native asset of a digital asset network.

Digital asset: A token, such as a cryptocurrency, that is the native asset of or issued on a digital asset network and secured using public private key cryptography or similar cryptographic credentials.

DTC: The Depository Trust Company. DTC will act as the securities depository for the Shares.

DTC Participant: An entity that has an account with DTC.

DSTA: Delaware Statutory Trust Act.

ERISA: Employee Retirement Income Security Act of 1974.

EST: Eastern Standard Time.

Exchange: NYSE Arca, Inc.

Exchange Act: The Securities Exchange Act of 1934.

FinCEN: The Financial Crimes Enforcement Network, a bureau of the U.S. Department of Treasury with the mandate to regulate financial institutions such as money services businesses in the U.S.

FINRA: Financial Industry Regulatory Authority, formerly the National Association of Securities Dealers.

Forked Asset: The digital asset resulting from a “hard fork” that is not bitcoin, as determined by the Sponsor in its discretion as set forth in the Trust Agreement. The holder of bitcoin at the time of a Network Fork may use its Bitcoin network private key to access the Forked Asset on the new network, typically through the use of the modified version of the Bitcoin network software that created the Network Fork (or the legacy version of the Bitcoin network software if the new version is determined to be Bitcoin).

Indemnified Person” means the Trustee or any officer, affiliate, director, employee, or agent of the Trustee, for the purposes of indemnification provisions of the Trust Agreement.

Indirect Participants: Banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly.

Insignificant Participation Exception: An exception to the designation of certain assets under the Plan Asset Rules, where the investment by all benefit plan investors relating to such assets is not significant or other exceptions apply.

Investment Company Act: Investment Company Act of 1940.

IRA: An individual retirement account that is a tax-qualified retirement plan under the Code.

IRS: U.S. Internal Revenue Service.

JOBS Act: The Jumpstart Our Business Startups Act.

Listing Application: The application for approval of a proposed rule change to list and trade Shares of the Bitwise Bitcoin ETP Trust under [NYSE Arca Rule 8.201-E], as filed with the SEC by the Exchange on [Date].

“Losses” means the losses, claims, taxes, damages, reasonable expenses, and liabilities (including liabilities under State or federal securities laws) of any kind and nature whatsoever of an Indemnified Person [or Sponsor Indemnified Party, as applicable,] that are eligible for indemnification pursuant to the Trust Agreement.

Marketing Agent: [_______________].

NAV: Net asset value of the Trust, which is determined by valuing the Trust’s bitcoin using the CME US Reference Rate, less the Trust’s accrued but unpaid expenses.

Network Fork: A proposed change to the open-source software and protocols of the Bitcoin network that results in the creation of two versions of the Bitcoin network – the version running the unmodified software and the version running the modified version. To the extent that a Network Fork creates Bitcoin networks or Blockchains that are not interoperable, the Network Fork is referred to as a “hard fork” and results in separate Bitcoin networks with independent bitcoin assets and Blockchains that diverge from the point of adoption of the Network Fork.

NYSDFS: The New York State Department of Financial Services, an state agency that regulates financial institutions under New York Banking Law.

OTC: Over-the-counter, which refers to transactions that occur bilaterally between a purchaser and a seller, rather than through an exchange or clearing house.

Plan: An “employee benefit plan” as defined in, and subject to the fiduciary responsibility provisions of, ERISA or of a “plan” as defined in and subject to Section 4975 of the Code.

Plan Asset Rules: Rules promulgated pursuant to ERISA for determining when an investment by a Plan in an entity will result in the underlying assets of such entity being assets of the Plan for purposes of ERISA and Section 4975 of the Code.

Plan Fiduciaries: Fiduciaries with investment discretion over a Plan.

Pre-Basket Abandonment: The automatic abandonment of Incidental Rights or IR Assets that have not been subject to an Affirmative Action prior to the creation or redemption of Shares at a Basket Time.

Publicly-Offered Security Exception: An exception to the designation of certain assets under the Plan Asset Rules, where such assets are publicly-offered securities.

Redemption Order Date: The date a redemption order is received in satisfactory form and approved by the Marketing Agent.

Register: The record of all Shareholders and holders of the Shares in certificated form kept by the Transfer Agent.

SEC: The U.S. Securities and Exchange Commission, an independent agency with the mandate to regulate securities offerings and markets in the U.S.

Securities Act: The Securities Act of 1933.

Shares: Common shares representing units of undivided beneficial ownership of the Trust.

Shareholders: Holders of Shares.

Sponsor: Bitwise Investment Advisers, LLC, a Delaware limited liability company, who controls the investments and other decisions of the Trust.

Sponsor Bitcoin Account: The custody account in the name of the Sponsor held with the Bitcoin Custodian, in which the Sponsor will receive payment in bitcoin of its management fee from the Trust Bitcoin Account.

Sponsor Indemnified Party: The Sponsor and its shareholders, members, directors, officers, employees, Affiliates and subsidiaries, for the purposes of indemnification under the Trust Agreement.

Transfer Agent: BNY Mellon.

Trust: The Bitwise Bitcoin ETP Trust.

Trust Agreement: Declaration of Trust and Trust Agreement of Bitwise Bitcoin ETP Trust, entered into by the Sponsor and the Trustee.

Trust Bitcoin Account: The custody account in the name of the Trust held with the Bitcoin Custodian, in which Trust Bitcoin Account the Trust’s bitcoin assets will be held.

Trustee: Delaware Trust Company, a Delaware trust company.

U.S.: The United States of America.

You: The owner or holder of Shares.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except as indicated) of the amount of fees and expenses (other than underwriting commissions and discounts) payable by the registrant in connection with the issuance and distribution of the Shares pursuant to the Prospectus contained in this registration statement.

SEC registration fee (actual)	$	[_____]	*
Listing fee (actual)	$	[_____]	*
Auditor’s fees and expenses	$	[_____]	*
Legal fees and expenses	$	[_____]	*
Printing expenses	$	[_____]	*
Miscellaneous expenses	$	[_____]	*
Total	$	[_____]	*

* To be provided by amendment.

Item 14. Indemnification of Directors and Officers.

The Trust Agreement provides that the Sponsor and its shareholders, members, directors, officers, employees, Affiliates and subsidiaries (each a “Sponsor Indemnified Party”) will be indemnified by the Trust and held harmless against any loss, liability or expense incurred under the Trust Agreement without gross negligence, bad faith, or willful misconduct on the part of such Sponsor Indemnified Party arising out of or in connection with the performance of its obligations hereunder or any actions taken in accordance with the provisions of the Trust Agreement. Any amounts payable to a Sponsor Indemnified Party under Section 4.06 of the Trust Agreement may be payable in advance or will be secured by a lien on the Trust. The Sponsor will not be under any obligation to appear in, prosecute or defend any legal action that in its opinion may involve it in any expense or liability; provided, however, that the Sponsor may, in its discretion, undertake any action that it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties hereto and the interests of the Shareholders and, in such event, the legal expenses and costs of any such action will be expenses and costs of the Trust and the Sponsor will be entitled to be reimbursed therefor by the Trust. The obligations of the Trust to indemnify the Sponsor Indemnified Parties will survive the termination of the Trust Agreement.

Item 15. Recent Sales of Unregistered Securities.

None.

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibit.

The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which is incorporated herein by reference.

(b)	Financial Statement Schedules. Not applicable.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that: (1)(i), (ii), and (iii) of this section do not apply if the registration statement is on Form S-1, Form S-3, Form SF-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, Form SF-3 or Form F-3, is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Francisco, State of California, on October 13, 2021.

Bitwise Investment Advisers, LLC
Sponsor of the Bitwise Bitcoin ETP Trust

By:	/s/ Hunter Horsley
Name:	Hunter Horsley
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities* and on the dates indicated.

Signature	Title	Date

/s/ Hunter Horsley	Chief Executive Officer
Hunter Horsley	(Principal Executive Officer)	October 13, 2021

/s/ Paul (“Teddy”) Fusaro	President
Paul (“Teddy”) Fusaro	(Principal Financial Officer and Principal Accounting Officer)	October 13, 2021

* The registrant will be a trust and the persons are signing in their capacities as officers of Bitwise Investment Advisers, LLC, the Sponsor of the registrant.

EXHIBIT INDEX

Exhibit No.	Exhibit Description
3.1	Amended and Restated Declaration of Trust and Trust Agreement*
3.2	Amended Certificate of Trust**
5.1	Opinion of Chapman and Cutler LLP as to legality*
8.1	Opinion of Chapman and Cutler LLP as to tax matters *
10.1	Form of Sponsor Agreement*
10.2	Form of Initial Authorized Participant Agreement*
10.3	Form of Marketing Agreement*
10.4	Form of Bitcoin Custodian Agreement*
10.5	Form of Trust Administration and Accounting Agreement*
10.6	Form of Transfer Agency Agreement*
23.1	Consent of Independent Registered Public Accounting Firm*
23.2	Chapman and Cutler LLP (included in Exhibits 5.1 and 8.1)*

* To be filed by amendment.

** Filed Herewith.